EXHIBIT 10.49

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License and Collaboration Agreement

by and between

Five Prime Therapeutics, Inc.

and

Bristol-Myers Squibb Company

Confidential EXECUTION VERSION

Article 1	DEFINITIONS1
1.170	Other Defined Terms23
1.171	Interpretation23
Article 2	GOVERNANCE24
2.1	Alliance Managers24
2.2	Joint Development Committee24
2.3	Joint Commercialization Committee25
2.4	Joint Steering Committee25
2.5	Limitation of Committee Authority25
2.6	Formation of Working Groups26
2.7	Committee Membership and Meetings27
2.8	Committee Decision-Making28
2.9	Discontinuation of Participation on a Committee29
Article 3	LICENSES; EXCLUSIVITY29
3.1	Licenses to BMS29
3.2	BMS Sublicense Rights31
3.3	Licenses to Five Prime31
3.4	No Implied Licenses; Negative Covenant32
3.5	Five Prime’s Exclusivity Obligations32
3.6	BMS’s Exclusivity Obligations33
3.7	Subcontractors35
3.8	Technology Transfer36
3.9	Third Party Licenses36
Article 4	DEVELOPMENT AND REGULATORY MATTERS38
4.1	General; Diligence38
4.2	Development Plan; Amendments to Development Plan38
4.3	Five Prime Development Activities39
4.4	Inclusion of a Five Prime Independent Development Path in the Development Plan49
4.5	Development Records51
4.6	Development and Regulatory Reports51

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4.7	Regulatory Matters for Licensed Product; Data51
4.8	Notice of Regulatory Action54
4.9	Amendment of Pharmacovigilance Agreement54
Article 5	MANUFACTURING54
5.1	Overview55
5.2	Transfer of Manufacturing Know-How; Existing Inventory of Licensed Antibodies and Licensed Products55
5.3	Provision of Licensed Product for Five Prime Development Activities56
5.4	Subcutaneous Formulation59
Article 6	COMMERCIALIZATION59
6.1	General59
6.2	Diligence59
6.3	Commercialization Report60
6.4	Decision-Making Authority60
6.5	Five Prime’s Co-Promotion Option60
Article 7	FINANCIAL PROVISIONS63
7.1	Upfront Payment63
7.2	Milestone Payments63
7.3	Royalty Payments68
7.4	Currency; Exchange Rate; Invoices71
7.5	Late Payments72
7.6	Taxes72
7.7	Records and Audit Rights73
Article 8	INTELLECTUAL PROPERTY RIGHTS74
8.1	Ownership of Collaboration Intellectual Property74
8.2	Unilateral Intellectual Property75
8.3	Patent Prosecution75
8.4	Patent Enforcement78
8.5	Defense Against Claims of Infringement of Third Party Patents81
8.6	Trademarks81
8.7	Patent Term Extension82

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8.8	Joint Research Agreement82
Article 9	CONFIDENTIALITY; PUBLICATION82
9.1	Duty of Confidence82
9.2	Exceptions83
9.3	Authorized Disclosures84
9.4	Publications85
9.5	Publication and Listing of Clinical Trials and Compliance with other Policies, Orders and Agreements86
9.6	Publicity; Use of Names86
9.7	Disclosure to Ono88
9.8	Attorney-Client Privilege88
Article 10	TERM AND TERMINATION88
10.1	Term88
10.2	Termination88
10.3	Effect of Termination by BMS under Section 10.2(a) or by Five Prime under Section 10.2(b) or 10.2(c)91
10.4	Effects of Termination by BMS under Section 10.2(a)(ii)94
10.5	Termination Press Releases95
10.6	Survival95
10.7	Termination Not Sole Remedy95
Article 11	REPRESENTATIONS AND WARRANTIES95
11.1	Representations and Warranties of Each Party95
11.2	Representations and Warranties by Five Prime96
11.3	Representations and Warranties by BMS98
11.4	Mutual Covenants99
11.5	Compliance with Ono Agreements99
11.6	No Other Warranties99
Article 12	INDEMNIFICATION; LIABILITY; INSURANCE99
12.1	Indemnification by Five Prime for Third Party Claims99
12.2	Indemnification by BMS for Third Party Claims100
12.3	Indemnification Procedure101
12.4	Mitigation of Loss102

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12.5	Limitation of Liability102
12.6	Insurance102
Article 13	GENERAL PROVISIONS102
13.1	Force Majeure102
13.2	Assignment103
13.3	Severability103
13.4	Notices103
13.5	Governing Law104
13.6	Dispute Resolution104
13.7	Termination of Existing Clinical Agreement; Entire Agreement; Amendments106
13.8	Headings106
13.9	Independent Contractors106
13.10	Waiver107
13.11	Cumulative Remedies107
13.12	Waiver of Rule of Construction107
13.13	Business Day Requirements107
13.14	Further Actions107
13.15	Counterparts107
13.16	Compliance with Sunshine Laws107
13.17	Rights in Bankruptcy108
13.18	Antitrust Filings109
13.19	Non-Solicitation of Employees109

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LICENSE AND COLLABORATION AGREEMENT

This License And Collaboration Agreement (this “Agreement”) is made as of October 14, 2015 (the “Execution Date”), by and between Five Prime Therapeutics, Inc., a Delaware corporation, headquartered at 2 Corporate Drive, South San Francisco, California 94080 (“Five Prime”), and Bristol-Myers Squibb Company, a Delaware corporation, headquartered at 345 Park Avenue, New York, New York, 10154, USA (“BMS”).  Five Prime and BMS are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

Recitals

Whereas, Five Prime controls certain patents and know-how relating to its proprietary program regarding CSF1R Antibodies (as defined below), including patents and know-how covering the antibody known as FPA008;

Whereas, BMS is a biopharmaceutical company engaged in the research, development, manufacture and commercialization of human therapeutic products; and

Whereas, BMS wishes to obtain from Five Prime the exclusive global rights to develop and commercialize such CSF1R Antibodies, and Five Prime wishes to grant such rights to BMS, all under the terms and conditions set forth herein.

Now, Therefore, in consideration of the foregoing premises and the covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, BMS and Five Prime hereby agree as follows:

Article 1

DEFINITIONS

The terms in this Agreement with initial letters capitalized shall have the meanings set forth below, or the meanings designated in the indicated places throughout this Agreement.

1.1“Active Ingredient” means the clinically active material(s) that provide pharmacological activity in a pharmaceutical product (excluding formulation components such as coatings, stabilizers, excipients or solvents, adjuvants or controlled release technologies, except in the case where such formulation component is recognized by the FDA as an active ingredient in accordance with 21 CFR 210.3(b)(7)).

1.2“Affiliate” means, with respect to an Entity, another Entity that controls, is controlled by, or is under common control with that Entity.  For the purpose of this definition only, “control” (including, with correlative meaning, the terms “controlled by” and “under the common control”) means the actual power, either directly or indirectly through one or more

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intermediaries, to direct or cause the direction of the management and policies of an Entity, whether by the ownership of more than fifty percent (50%) of the voting stocking of such Entity, by contract or otherwise.

1.3“Alliance Manager” is defined in Section 2.1.

1.4“Alternate Development Path” is defined in Section 4.3(g).

1.5“Antibody” means any antibody or antigen binding fragment thereof (including any bispecific or multispecific antibody, single chain antibody or domain antibody) and/or similar antigen binding protein, whether polyclonal, monoclonal, human, humanized, chimeric, murine, synthetic or from any other source.

1.6“Applicable Laws” means collectively all laws, regulations, ordinances, decrees, judicial and administrative orders (and any license, franchise, permit or similar right granted under any of the foregoing) and any policies and other requirements, of any applicable Governmental Authority that cover or apply to a Party’s activities in connection with this Agreement.

1.7“Arbitration Notice” is defined in Section 13.6(b)(i).

1.8“Arbitrators” is defined in Section 13.6(b)(ii).

1.9“Biosimilar Product” means in a particular country with respect to a Licensed Product that contains a Licensed Antibody, any pharmaceutical product that: (a) has received all necessary approvals by the applicable Regulatory Authorities in such country to market and sell such product as a pharmaceutical product; (b) is marketed or sold by a Third Party that has not obtained the rights to market or sell such product as a licensee, sublicensee or distributor of BMS or any of its Affiliates, licensees or sublicensees with respect to such product; and (c) is approved as (i) a “biosimilar” (in the United States) of such Licensed Product, (ii) a “similar biological medicinal product” (in the EU) with respect to which such Licensed Product is the “reference medicinal product” or (iii) if not in the US or EU, the foreign equivalent of a “biosimilar” or “similar biological medicinal product” of such Licensed Product; in each case for use in such country pursuant to an expedited regulatory approval process governing approval of generic biologics based on the then-current standards for regulatory approval in such country (e.g., the Biologics Price Competition and Innovation Act of 2009 or an equivalent under foreign law) and where such regulatory approval was based in significant part upon clinical data generated by BMS (or its Affiliate or sublicensee) with respect to such Licensed Product.

1.10“BLA” means a Biological License Application or New Drug Application (as defined by the FDA) or its foreign equivalent (or any successor application having substantially the same function).

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1.11“BLA Approval” means the approval of a BLA by the FDA for the applicable Licensed Product (whether alone for as part of a Combination Product or combination therapy).

1.12“BMS Claims” is defined in Section 12.1

1.13“BMS Combined Product” means any Proprietary BMS product (other than a Licensed Product) that has received Marketing Approval for use in combination with a Licensed Product and is sold in final finished form by BMS or its Affiliate.

1.14“BMS Competing Program” is defined in Section 3.6(b).

1.15“BMS Damages” is defined in Section 12.1.

1.16“BMS Indemnitees” is defined in Section 12.1.

1.17“BMS Know-How” means all Know-How that is (a) Controlled by BMS or its Affiliates as of the Effective Date or that comes into the Control of BMS or its Affiliates after the Effective Date and during the Term, and (b) reasonably necessary or useful for the Development or Commercialization of any Licensed Product or the conduct of the Five Prime Development Activities.  For clarity, BMS Know-How shall include BMS’s interest in any Collaboration Know-How.

1.18“BMS Patents” means any Patent that is (a) Controlled by BMS or its Affiliates as of the Effective Date or that comes into the Control of BMS or its Affiliates after the Effective Date and during the Term, and (b) reasonably necessary or useful for the Development or Commercialization of any Licensed Product or the conduct of the Five Prime Development Activities.  For clarity, BMS Patents shall include BMS’s interest in any Collaboration Patents.

1.19“BMS Pipeline Asset” means Nivolumab or any other Antibody, peptide or chemical compound (other than any Licensed Antibody, Licensed Product or Marketed BMS Molecule) Controlled by BMS that is used by Five Prime in the conduct of a Five Prime Independent Development Path or the Development Plan as contemplated by this Agreement.

1.20“BMS Replacement Combination” is defined in Section 4.3(f).

1.21“BMS Reserved Pipeline Target” means (i) the Targets listed on Exhibit A hereto and (ii), in addition to those Targets covered under (i), any other Target (other than a Five Prime Reserved Target) with respect to which (a) BMS has filed an IND with respect to an agent that modulates such Target, (b) BMS is using commercially reasonable efforts to develop such agent, (c) the development of such agent in combination with a Licensed Antibody or Licensed Product is included in the Development Plan and (d) BMS has a bona fide intent to initiate a *** Clinical Trial of such agent in combination with a Licensed Antibody or Licensed Product within *** with respect to such agent (such agent, a “Reserved Target Therapeutic”), provided, however, any Target identified in (ii) would remain a BMS Reserved Pipeline Target only if BMS initiates

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a Clinical Trial of a Reserved Target Therapeutic that modulates such Target in combination with a Licensed Antibody or Licensed Product within *** for such Reserved Target Therapeutic and for so long as BMS is conducting Clinical Development of a Reserved Target Therapeutic that modulates such Target in combination with a Licensed Antibody or Licensed Product.  For clarity, a Target will not be a BMS Reserved Pipeline Target under clause (ii) above if (x) such Target modulates the same Target as a Five Prime Asset used in a Five Prime Pipeline Combination where Five Prime notified BMS of the first Clinical Trial for such Five Prime Pipeline Combination with such Five Prime Asset and BMS did not exercise its right to include such Clinical Trial under the Development Plan in accordance with Section 4.3(f); and (y) Five Prime initiates a Clinical Trial for such Five Prime Pipeline Combination within *** of such notice and for so long as Five Prime continues development of such Five Prime Pipeline Combination.

1.22“BMS Technology” means BMS Know-How and BMS Patents.

1.23“Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are required by Applicable Laws to remain closed.

1.24“Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.25“Calendar Year” means each one (1) year period beginning on January 1 and ending on December 31.

1.26“Change of Control” means, with respect to a Party:

(a)the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) who or which constitute(s) a Third Party (a “Specified Person”) of beneficial ownership (within the meaning of Rule 13d‑3 promulgated under the Securities Exchange Act of 1934, as amended) of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of such Party entitled to vote generally in the election of directors of such Party (the “Outstanding Voting Securities”); provided, however, that for the purposes of this sub-section (a), the following acquisitions of securities of such Party shall not constitute a Change of Control of such Party, notwithstanding that any such acquisition would constitute a Change of Control of such Party in the absence of this proviso:  (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by such Party or any Affiliate of such Party or (y) any acquisition by a Specified Person pursuant to a transaction which complies with subsection (b) of this definition;

(b)the consummation of any acquisition, merger or consolidation of such Party by any Third Party (a “Business Combination Transaction”), unless immediately following such Business Combination Transaction, the Persons who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination

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Transaction beneficially own, directly or indirectly, fifty percent (50%) or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other Entity resulting from such Business Combination Transaction (including a corporation or other Entity which as a result of such transaction owns the then-outstanding securities of such Party or all or substantially all of such Party’s assets either directly or through one or more subsidiaries); or

(c)such Party or any of its Affiliates sells or transfers to any Specified Person(s) in one or more related transactions properties or assets representing all or substantially all of such Party’s business or assets to which the subject matter of this Agreement relates at the time of such sale or transfer.

1.27“Clinical Development” means, with respect to a Licensed Antibody or Licensed Product, (i) the conduct of a Clinical Trial with respect to such Licensed Antibody or Licensed Product in any disease, Indication and/or combination and (ii) regulatory activities directed at utilizing the results of such Clinical Trial to obtain or maintain Marketing Approval for the Licensed Antibody or Licensed Product in such disease, Indication and/or combination; provided, however, that Clinical Development shall not refer to Commercialization or manufacturing activities (including manufacturing activities related to Development).

1.28“Clinical Trial” means any human clinical trial of a Licensed Product.

1.29“Collaboration Intellectual Property” means any information, discoveries, improvements, modifications, processes, methods, designs, protocols, formulas, data, inventions, algorithms, forecasts, profiles, strategies, plans, results, know-how and trade secrets, patentable or otherwise, that is discovered, generated, conceived and/or reduced to practice by or on behalf either Party (including its Affiliates, employees, agents and contractors), whether solely or jointly, in the course of the performance of the Development Plan or the Current Combination Trial (whether before or after the Effective Date), including all rights, title and interest in and to the intellectual property rights therein and thereto.

1.30“Collaboration Know-How” means Know-How that is within the Collaboration Intellectual Property.

1.31“Collaboration Patents” means Patents that claim any Collaboration Intellectual Property.

1.32“Commercialize” or “Commercialization” means all activities directed to commercial manufacturing, marketing, promoting, advertising, exhibiting, distributing, detailing, selling (and offering for sale or contracting to sell) or otherwise commercially exploiting (including pricing and reimbursement activities) a Licensed Product in the Field in the Territory (including importing and exporting activities in connection therewith).

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1.33“Commercially Reasonable Efforts” means (i) with respect to Five Prime’s obligations with respect to performance of the Current Combination Trial, the carrying out of such obligations or tasks (including the activities set forth on Schedule 4.3(k)) with a level of effort and resources consistent with the commercially reasonable practices normally devoted by a similarly situated biotechnology company, subject to and in accordance with the terms and conditions of this Agreement; and (ii) where applied to all other obligations or activities of a Party hereunder, the carrying out of such obligations or activities with a level of effort and resources consistent with the commercially reasonable practices normally devoted by a similarly situated pharmaceutical company (where BMS is the Party) or a similarly situated biotechnology company (where Five Prime is the Party), as part of an active and continuing program of development or commercialization of a pharmaceutical product of similar market potential, at a similar stage of its product life, taking into account the competitiveness of the marketplace, the proprietary position of the product, the regulatory status, the pricing and launching strategy and the relative safety and efficacy.  “Commercially Reasonable Efforts” of a Party shall require that such Party (on its own or acting through any of its Affiliates, sublicensees or subcontractors), at a minimum: (a) promptly assign responsibility for such obligations to qualified employees, set annual goals and objectives for carrying out such obligations, and monitor and hold employees accountable for progress with respect to such goals and objectives; (b) set and seek to achieve specific and meaningful objectives for carrying out such obligations; and (c) make and implement decisions and allocate resources designed to diligently advance progress with respect to such objectives.

1.34“Committee” means the JDC, the JCC, or the JSC, as applicable.

1.35“Confidential Information” of a Party means, subject to Section 9.2, all Know-How, unpublished patent applications and other non-public information and data of a financial, commercial, business, operational or technical nature of such Party that is disclosed by or on behalf of such Party or any of its Affiliates or otherwise made available to the other Party or any of its Affiliates, in each case in connection with this Agreement, the Existing Clinical Agreement or the Confidentiality Agreement, whether made available orally, visually, in writing or in electronic form.  Collaboration Intellectual Property shall be deemed Confidential Information of both Parties.

1.36“Confidentiality Agreement” is defined in Section 13.7(b).

1.37“Control” or “Controlled” means the possession by a Party (whether by ownership, license or otherwise) of, (a) with respect to any tangible Know-How, the legal authority or right to physical possession of such tangible Know-How, with the right to provide them to the other Party on the terms and conditions set forth herein, or (b) with respect to Patents, intangible Know-How or other intellectual property rights, the legal authority or right to grant a license, sublicense, access or right to use (as applicable) under such Patents, intangible Know-How or other intellectual property rights to the other Party on the terms and conditions set forth herein, in each case of (a) and (b) without breaching the terms of any agreement with a

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Third Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such access, right to use or (sub)license.

1.38“Co-Promote Opt-in Deadline” is defined in Section 6.5(c).

1.39“Co-Promote Option” is defined in Section 6.5(a).

1.40“Co-Promote” or “Co-Promotion” means, with respect to any Co-Promotion Product, the joint Detailing of such Co-Promotion Product to the Co-Promotion Target Audience in the Co-Promotion Territory using a coordinated sales force consisting of sales representatives of both Parties.

1.41“Co-Promotion Agreement” is defined in Section 6.5(d).

1.42“Co-Promotion Product” is defined in Section 6.5(a).

1.43“Co-Promotion Target Audience” means, with respect to each Co-Promotion Product, and on an Indication-by-Indication basis, any or all of those classes of physicians that customarily prescribe, or that would reasonably be expected to prescribe or administer products to treat or prevent any Indication for which the Co-Promotion Product receives Regulatory Approval in the Co-Promotion Territory as well as patients indicated for treatment with the Co-Promotion Product based upon the Co-Promotion Product labeling.

1.44“Co-Promotion Territory” means the fifty (50) states of the United States and the District of Columbia.

1.45“Covered by” or “Cover” or the like, means, with respect to a given molecule (including an Antibody, peptide or chemical compound) or product, that the composition of matter, manufacture or use of such molecule or product (including any molecule contained therein) is claimed by a Valid Claim.

1.46“CSF1R” means colony stimulating factor 1 receptor.

1.47“CSF1R Antagonist” means any molecule (including Antibodies, peptides and chemical compounds) that (a) has been raised, engineered or otherwise optimized to bind specifically and directly to CSF1R and (b) (i) competes for binding to CSF1R with colony stimulating factor 1 and/or interleukin-34, or (ii) once bound to CSF1R, (A) exhibits antagonistic activity against CSF1R with, in the case of a chemical compound, a half maximal inhibitory concentration (IC50) of *** or less in a kinase activity assay for CSF1R activity or (B) depletes cells expressing CSF1R, including by blocking dimerization of CSF1R or through Antibody-dependent cell-mediated cytotoxicity, Antibody-mediated cytotoxic-induced apoptosis, redirected T cells or immune effector cells to which such Antibody is grafted.

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1.48“CSF1R Antibodies” means any Antibodies that (a) have been raised, engineered or otherwise optimized to bind specifically and directly to CSF1R, and (b) (i) compete for binding to CSF1R with colony stimulating factor 1 and/or interleukin-34, or (ii) once bound to CSF1R, (A) exhibit antagonistic activity against CSF1R or (B) deplete cells expressing CSF1R, including by blocking dimerization of CSF1R or through Antibody-dependent cell-mediated cytotoxicity, Antibody-mediated cytotoxic-induced apoptosis, redirected T cells or immune effector cells to which such Antibody is grafted.

1.49“Current Combination Trial” means the Phase 1 Clinical Trial of FPA008 in combination with Nivolumab ongoing as of the Execution Date pursuant to the Existing Clinical Agreement.

1.50“Current Five Prime Non-I-O Studies” means (a) the Phase 1 Clinical Trial of FPA008 in rheumatoid arthritis (or “RA”) that is ongoing as of the Execution Date and (b) the Phase 1/2 Clinical Trial in pigmented villonodular synovitis (or “PVNS”) that is ongoing as of the Execution Date.

1.51“Detail” means that part of an in-person, face-to-face sales call during which a sales representative, who is trained with respect to a Co-Promotion Product, including its labeling and any promotional materials, makes a presentation of the Co-Promotion Product to the Co-Promotion Target Audience such that the relevant characteristics of the Co-Promotion Product are described by the sales representative in a fair and balanced manner consistent with the requirements of the Co-Promotion Agreement and all Applicable Laws in a manner that is customary in the industry for the purpose of promoting a prescription pharmaceutical product.

1.52“Develop” or “Development” means all development activities for any Licensed Product that are directed to obtaining Marketing Approval(s) of such Licensed Product and to support appropriate usage for such Licensed Product in the Field, including: all research, non-clinical, preclinical and clinical activities, testing and studies of such Licensed Product; toxicology, pharmacokinetic, pharmacodynamic, drug-drug interaction, safety, tolerability and pharmacological studies; distribution of such Licensed Product for use in Clinical Trials (including placebos and comparators); statistical analyses; and the preparation, filing and prosecution of any IND or BLA for such Licensed Product; development activities directed to label expansion (including prescribing information) and/or obtaining Marketing Approval for one or more additional Indications following initial Marketing Approval; development activities conducted after receipt of Marketing Approval that are required or requested in writing by a Regulatory Authority as a condition of, or in connection with, obtaining or maintaining a Marketing Approval; and pharmacoeconomic studies relating to the Indication for which the applicable Licensed Product is being developed; in each case above, including investigator- and/or institution-sponsored studies for which a Party is providing material or assistance or otherwise has written obligations to such investigator and/or institution; and all regulatory activities related to any of the foregoing; provided, however, that Development shall exclude

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Commercialization and manufacturing activities (including manufacturing activities related to Development).

1.53“Development Expenses” means, with respect to any Five Prime Independent Development Path, (A) internal FTE costs of Five Prime or any of its Affiliates charged on an FTE basis and at the FTE Rate after the Effective Date that are directly attributable or reasonably allocable to Preclinical Development, manufacturing or Development of the Licensed Antibody or Licensed Product and all other Active Ingredients being tested with respect to such Five Prime Independent Development Path, including all Five Prime Unilateral Studies with respect thereto but excluding the Current Combination Trial, and (B) direct out-of-pocket costs that are incurred after the Effective Date by Five Prime or any of its Affiliates that are directly attributable or reasonably allocable to the Preclinical Development, manufacturing or Development activities described in (A).

Development Expenses shall include:

(a)internal FTE costs and direct out-of-pocket costs incurred in connection with the planning and conduct of any Preclinical Development or Clinical Trials;

(b)nonclinical costs incurred in connection with activities such as process development, analytical testing/method transfer, stability testing, statistical analysis, and QC release testing and QA/QC method development costs for the applicable Licensed Antibody, Licensed Product or other Active Ingredients, including raw materials and intermediates therefor;

(c)costs incurred to develop and test any biomarker or diagnostic test for use with the applicable Licensed Antibody, Licensed Product or other Active Ingredients;

(d)manufacturing costs (including amounts paid to BMS as Service Fees or other payments pursuant to Section 5.3(d) or 5.3(e)) for (1) Licensed Product and other Active Ingredients for use in Preclinical Development or Clinical Trials, (2) samples of Licensed Product or other Active Ingredients to be provided to Regulatory Authorities, (3) purchase of Marketed BMS Molecules on the open market, and (4) the manufacture, purchase or packaging of comparators or placebo or other Third Party molecules for use in Clinical Trials, as well as the direct costs and expenses of disposal of drugs and other supplies used in such Clinical Trials; and

(e)regulatory expenses allocable to such Five Prime Independent Development Plan.

1.54“Development Plan” is defined in Section 4.2(a).

1.55“Disclosing Party” is defined in Section 9.1(a).

1.56“Dollars” means the U.S. dollar, and “$” shall be interpreted accordingly.

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1.57“Effective Date” means the date this Agreement becomes effective, as determined in accordance with Section 13.18(b).

1.58“EMA” means the European Medicines Agency or any successor entity thereto.

1.59“Entity” means a partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization.

1.60“EU” means the then-current list of member states in the European Union.

1.61“Excluded Third Party Licenses” means the ICOS Agreement and the Lonza Agreement, except as set forth in Section 3.9(a).

1.62“Executive Officer” means, in the case of BMS, its *** (or, by designation of the ***, the *** or ***) and in the case of Five Prime, the *** of Five Prime (or, by designation of the ***, the *** or the ***).

1.63“Exempted Indication” means, with respect to a Licensed Antibody or Licensed Product (or combination therapy relating thereto), any therapeutic field for which BMS determined in good faith that there was a Safety Reason and terminated the Licensed Antibody or Licensed Product (or combination therapy relating thereto) under Section 10.2(a)(ii) for such Safety Reason.

1.64“Existing Clinical Agreement” means that certain Clinical Trial Collaboration Agreement, effective November 21, 2014, between Five Prime and BMS.

1.65“Existing Third Party Licenses” means any agreements entered into by Five Prime with a Third Party prior to the Effective Date, including any amendments thereto as of the Effective Date, pursuant to which Five Prime Controls any Know-How or Patents that are necessary or reasonably useful for the research, development, manufacture, distribution, use, importation, exportation or sale of a Licensed Antibody or a Licensed Product, but excluding all Excluded Third Party Licenses, except as set forth in Section 3.9(a).

1.66“FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.67“Field” means the diagnosis, prevention, treatment or control of any disease, disorder or condition in humans or animals.

1.68“First Commercial Sale” means with respect to any Licensed Product (or any Biosimilar Product) in any country or jurisdiction, the first sale of such Licensed Product (or Biosimilar Product) to a Third Party for distribution, use or consumption in such country or

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jurisdiction after Marketing Approvals have been obtained for such Licensed Product (or Biosimilar Product) in such country or jurisdiction.

1.69“Five Prime Claims” is defined in Section 12.2.

1.70“Five Prime Co-Promote Support” is defined in Section 6.5(d)(ii).

1.71“Five Prime Competing Program” is defined in Section 3.5(b).

1.72“Five Prime Damages” is defined in Section 12.2.

1.73“Five Prime Development Activities” means the conduct by Five Prime of the Current Combination Trial, the Current Five Prime Non-I-O Studies, any Five Prime Independent Development Paths, and any Preclinical Studies.

1.74“Five Prime Indemnitees” is defined in Section 12.2.

1.75“Five Prime Independent Development Path” is defined in Section 4.3(c)(vi).

1.76“Five Prime Library” means Five Prime’s proprietary protein library (including any modifications or improvements thereto), comprising (a) cDNAs encoding putative secreted proteins and the extracellular domains of transmembrane proteins; and (b) synthetically generated polypeptides corresponding to proteins or functional fragments thereof.

1.77“Five Prime Licensed Know-How” means all scientific and technical information, data, and Know-How known to and Controlled by Five Prime as of the Effective Date or during the Term (including Five Prime’s interest in Collaboration Know-How jointly owned with BMS) that is necessary or reasonably useful for the testing, development, manufacture, distribution, use, importation, exportation or sale of a Licensed Antibody or a Licensed Product (other than any Active Ingredients that are not Licensed Antibodies), including all biological, chemical, pharmacological, toxicological, clinical, assay and other methods of screening, related structure activity relationship Know-How, and trade secrets, but excluding (a) all information, data or Know-How within the Five Prime Platform Technology, (b) all Know-How licensed to Five Prime by a Third Party pursuant to a license agreement that is not a Third Party License, (c) all Know-How that is Unilateral Intellectual Property, except to the extent that BMS has reimbursed Five Prime for the Development Expenses for such Five Prime Unilateral Studies pursuant to Section 4.4 and (d) all Know-How that comes into Five Prime’s Control as a result of a Change of Control of Five Prime.

1.78“Five Prime Licensed Patents” means any Patent that (a) is Controlled by Five Prime as of the Effective Date or during the Term (including Five Prime’s interest in any Collaboration Patent jointly owned with BMS) and (b) is necessary or reasonably useful for the testing, development, manufacture, distribution, use, importation, exportation or sale of a Licensed Antibody or a Licensed Product (other than any Active Ingredients that are not

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Licensed Antibodies), but excluding (i) all Patents within the Five Prime Platform Technology, (ii) all Patents licensed to Five Prime by a Third Party pursuant to a license agreement that is not a Third Party License, (iii) all Unilateral Patents, except to the extent that BMS has reimbursed Five Prime for the Development Expenses for such Five Prime Unilateral Studies pursuant to Section 4.4, and (iv) all Patents that come into Five Prime’s Control as a result of a Change of Control of Five Prime.  As of the Execution Date, the Five Prime Licensed Patents are listed in Exhibit C.

1.79“Five Prime Licensed Technology” means Five Prime Licensed Patents and Five Prime Licensed Know-How.

1.80“Five Prime Pipeline Asset” means a Proprietary internal, in-licensed or acquired Antibody, peptide or chemical compound of Five Prime (other than a Licensed Antibody or Licensed Product) that Five Prime has exclusive (or co-exclusive) rights to develop and commercialize in one or more Major Markets, other than (A) an anti-PD-1 antagonist molecule (including Antibodies, peptides and chemical compounds) or (B) an anti-PD-L1 antagonist molecule (including Antibodies, peptides and chemical compounds).

1.81“Five Prime Pipeline Know-How” means all scientific and technical information, data, and Know-How known to and Controlled by Five Prime as of the Effective Date or during the Term (including Five Prime’s interest in any Collaboration Know-How jointly owned with BMS) that is necessary or reasonably useful for the development of a Five Prime Pipeline Asset in combination with a Licensed Antibody or a Licensed Product (other than any Active Ingredients that are not Licensed Antibodies) pursuant to the Development Plan, but excluding (a) all Five Prime Licensed Know-How, (b) all information, data or Know-How within the Five Prime Platform Technology, (c) all Know-How that is Unilateral Intellectual Property, except to the extent that BMS has reimbursed Five Prime for the Development Expenses for such Five Prime Unilateral Studies pursuant to Section 4.4 and (d) all Know-How that comes into Five Prime’s Control as a result of a Change of Control of Five Prime.

1.82“Five Prime Pipeline Patents” means any Patent that (a) is Controlled by Five Prime as of the Effective Date or during the Term (including Five Prime’s interest in any Collaboration Patent jointly owned with BMS) and (b) is necessary or reasonably useful for the development of a Five Prime Pipeline Asset in combination with a Licensed Antibody or a Licensed Product (other than any Active Ingredients that are not Licensed Antibodies) pursuant to the Development Plan, but excluding (i) all Five Prime Licensed Patents, (ii) all Patents within the Five Prime Platform Technology, (iii) all Unilateral Patents, except to the extent that BMS has reimbursed Five Prime for the Development Expenses for such Five Prime Unilateral Studies pursuant to Section 4.4, and (iv) all Patents that come into Five Prime’s Control as a result of a Change of Control of Five Prime.

1.83“Five Prime Pipeline Technology” means Five Prime Pipeline Patents and Five Prime Pipeline Know-How.

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1.84“Five Prime Platform Technology” means any and all Patents, information, data and Know-How Controlled by Five Prime as of the Effective Date or during the Term pertaining to: (i) the Five Prime Library; (ii) the design, composition, and methods of generating or screening the Five Prime Library; (iii) Five Prime’s protein expression technology; (iv) Five Prime’s in vivo or in vitro screening technology, including the Rapid In Vivo Protein Production System (RIPPS) technology; or (v) any bioinformatics software applications used in connection with the foregoing, but excluding in each case any Patents, Materials and Know-How specifically and directly related to a specific protein or its biological activity, function or utility.

1.85“Five Prime Reserved Target” means (a) *** and (b) ***.

1.86“Five Prime Unilateral Studies” means the Current Five Prime Non-I-O Studies, the Preclinical Studies and the studies in any Five Prime Independent Development Paths.

1.87“FPA008” means the Proprietary Five Prime CSF1R Antibody known as FPA008.

1.88“FTE” means the equivalent of a full-time individual’s work for a *** period (consisting of at least a total of *** per year of dedicated effort).  Any person who devotes less than *** per year on the applicable activities shall be treated as an FTE on a pro-rata basis, based upon the actual number of hours worked by such person on such activities, divided by ***.  For the avoidance of doubt, no individual shall count as more than one (1) FTE for any year.  FTE activities shall not include the work of general corporate or administrative personnel.

1.89“FTE Rate” means the applicable annual rate for an FTE at an initial rate of *** per FTE per year.  Commencing January 1, *** and on each January 1 thereafter during the Term, the FTE Rate shall be automatically increased (or decreased) for the Calendar Year beginning on such January 1 by the lesser of (i) the percentage increase (or decrease) in the Producer Price Index (PPI) for the pharmaceutical and medicine manufacturing industry (code 3254) as published by the United States Department of Labor during the Calendar Year immediately preceding such January 1; and (ii) ***, in each case rounded to the nearest whole Dollar.

1.90“Fully-Burdened Manufacturing Costs” means, with respect to a Five Prime Pipeline Asset supplied by or on behalf of Five Prime:

(a)if such Five Prime Pipeline Asset (or any precursor or intermediate thereof) is manufactured by a Third Party manufacturer, (i) the actual Third Party costs of such manufacturing incurred by Five Prime, including the costs of raw materials, intermediates and components, drug substance and drug product manufacturing, labeling and packaging, quality assurance and stability testing, QC release testing of drug substance and drug product, QA batch record review and release of product, storage and freight, shipping, tariffs and export fees, plus (ii) any internal costs incurred by Five Prime in association with such manufacturing, including for oversight and quality control and assurance; plus

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(b)if such Five Prime Pipeline Asset (or any precursor or intermediate thereof) is manufactured by Five Prime or its Affiliate, the actual, fully-burdened cost of such manufacturing, including the cost of raw materials, direct labor and benefits, a proportionate share of indirect manufacturing costs, intellectual property acquisition and licensing costs (including royalties, upfront fees, etc.) paid by Five Prime with respect to the manufacture of such product, and all other reasonable and customary manufacturing-related costs for such product, including actual factory, plant or equipment start-up or start-up amortization costs, scale-up expenses, and freight in/out and sales and excise taxes imposed thereon, customs and duty and charges levied by government authorities, and all costs of packaging.  Such fully-burdened costs shall be calculated in accordance with GAAP consistently applied, and without any intercompany profit or markup.

1.91“GAAP” means U.S. generally accepted accounting principles, consistently applied.

1.92“***” means ***.

1.93“Governmental Authority” means any federal, state, national, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

1.94“ICOS Agreement” means that certain CHEF1 Non-Exclusive License Agreement between CMC ICOS Biologics, Inc. (as successor in interest to ICOS Corporation) (“ICOS”) and Five Prime effective April 18, 2006, amended as of February 14, 2008, January 22, 2010, and February 3, 2010.

1.95“ICOS Sublicense” is defined in Section 3.9(a)(ii).

1.96“Immuno-Oncology” shall mean the treatment of cancer through the targeting of the host immune system to modulate and counteract immune attenuation pathways that allow for tumor escape from immune system recognition and destruction.

1.97“Incremental Royalty” is defined in Section 7.3(a)(ii).

1.98“IND” means any investigational new drug application, Clinical Trial application, Clinical Trial exemption or similar or equivalent application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.

1.99“Indemnified Party” is defined in Section 12.3.

1.100“Indemnifying Party” is defined in Section 12.3.

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1.101“Initial Commercial Plan” is defined in Section 6.5(b).

1.102“Initiation” or “Initiate” means, with respect to a Clinical Trial of a Licensed Product, the first dosing of the first human subject for such Clinical Trial.

1.103“Joint Commercialization Committee” or “JCC” is defined in Section 2.3.

1.104“Joint Development Committee” or “JDC” is defined in Section 2.2.

1.105“Joint Steering Committee” or “JSC” is defined in Section 2.4.

1.106“Know-How” means any information and materials, including discoveries, improvements, modifications, processes, methods, assays, designs, protocols, formulas, data, inventions, algorithms, forecasts, profiles, strategies, plans, results, know-how and trade secrets (in each case, patentable, copyrightable or otherwise), but excluding any Patents and any information that is not Confidential Information.

1.107“Knowledge” with respect to a Party, means the actual knowledge, after due inquiry, of any Vice President, Senior Vice President, Executive Vice President or President or Chief Executive Officer of such Party as of the Execution Date.

1.108“Licensed Antibodies” means (a) all CSF1R Antibodies Controlled by Five Prime as of the Effective Date, including FPA008 and the Antibodies set forth on Exhibit B, (b) all CSF1R Antibodies Controlled or otherwise researched or developed by BMS during the Restricted Period, and (c) all modifications, derivatives, fragments or variants of any CSF1R Antibody set forth in part (a) or (b) of this definition.

1.109“Licensed Product” means any human pharmaceutical product containing a Licensed Antibody (alone or with other Active Ingredients) for use in the Territory in the Field in all forms, presentations, formulations and dosage forms.

1.110“Liens” means any lien, pledge, encumbrance, mortgage, security interest, purchase option, call or similar right, conditional and installment sale agreements, charges or claims of any kind (excluding any license or other rights granted to Third Parties under any of the Five Prime Licensed Technology that do not conflict with or otherwise limit the rights granted to BMS under this Agreement).

1.111“Lonza Agreement” means that certain Licence Agreement between Lonza Sales AG (“Lonza”) and Five Prime, dated November 20, 2014.

1.112“Lonza Sublicense” is defined in Section 3.9(a)(iii).

1.113“Major European Country” means France, Germany, Italy, Spain or the United Kingdom.

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1.114“Major Markets” means the U.S., Japan and the Major European Countries.

1.115“Manufacturing Process” is defined in Section 5.2.

1.116“Manufacturing Process Support” is defined in Section 5.2.

1.117“Manufacturing Process Transfer” is defined in Section 5.2.

1.118“Marketed BMS Combination” is defined in Section 4.3(c)(v).

1.119“Marketed BMS Molecule” is defined in Section 4.3(c)(v).

1.120“Marketing Approval” means all approvals necessary for the commercial sale of a Licensed Product in the Field in a given country or regulatory jurisdiction, including, where applicable, receipt of pricing and reimbursement approvals.

1.121“Net Sales” means the gross amount billed or invoiced by or for the benefit of BMS and its Affiliates, licensees and sublicensees (each of the foregoing, a “Seller”) to independent, unrelated persons (“Buyers”) in bona fide arm’s length transactions with respect to a Licensed Product, less the following deductions, in each case to the extent actually allowed and taken by such Buyers and not otherwise recovered by or reimbursed to Seller in connection with such Licensed Product:

(a)transportation charges and other related charges, such as insurance;

(b)sales and excise taxes *** or customs duties paid by the selling party and any other similar governmental charges or taxes imposed specifically upon the sale of such Licensed Product and actually paid; provided, that with respect to *** fees, BMS and its Affiliates shall have used Commercially Reasonable Efforts to review and, where possible and if appropriate and in good faith, to dispute the preliminary calculation to ensure it is without error that would results in an overcharge of fees;

(c)discounts and chargebacks actually granted, allowed or incurred in connection with the sale of such Licensed Product and are not otherwise attributable to other products of BMS and its Affiliates;

(d)allowances or credits to customers actually given and not in excess of the selling price of such Licensed Product, on account of rejection, outdating, recalls or return of such Licensed Product; amounts written off by reason of uncollectible debt, after commercially reasonable debt collection efforts have been exhausted, provided that such amounts shall be added back to Net Sales if and when collected; and

(e)rebates, reimbursements, fees or similar payments to wholesalers and other distributors, pharmacies and other retailers, buying groups (including group purchasing

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organizations), health care insurance carriers, pharmacy benefit management companies, health maintenance organizations, Governmental Authorities, or other institutions or health care organizations, where such payments are not attributable to other products of BMS and its Affiliates.

(f)No deduction shall be made for any item of cost incurred by any Seller in Developing or Commercializing Licensed Products except as permitted pursuant to clauses (a) to (e) of the foregoing sentence; provided, that Licensed Products transferred to Buyers in connection with *** shall give rise to Net Sales only to the extent that any Seller invoices or receives amounts therefor.  If a single item falls into more than one of the categories set forth in clauses (a)-(e) above, such item may not be deducted more than once.

(g)Such amounts shall be determined from the books and records of the Seller.

(h)Sales between BMS and its Affiliates and sublicensees shall be disregarded for purposes of calculating Net Sales except if such purchaser is a distributor, pharmacy or end user.

(i)Notwithstanding the foregoing, solely for the purpose of calculating Net Sales under this Agreement, any discount to a Licensed Product sold to a Third Party in any given country shall be no greater, on a weighted-average percentage basis based on the gross selling price in such country prior to discount, than the weighted-average percentage discount applied to a BMS Combined Product sold in such country for use in combination with such Licensed Product to a Third Party for the applicable accounting period. For clarification, Exhibit H sets forth examples illustrating how Net Sales are intended to be calculated in accordance with this paragraph.

(j)If a Licensed Product is sold in the form of a combination product containing both a Licensed Antibody and one or more Active Ingredient(s) (whether coformulated or copackaged), which is not a Licensed Antibody (a “Combination Product”), the Net Sales of such Licensed Product for the purpose of calculating royalties owed under this Agreement for sales of such Licensed Product, shall be determined as follows: first, BMS shall determine the actual Net Sales of such Combination Product (using the above provisions) and then such amount shall be multiplied by the fraction A/(A+B), where A is the invoice price of such Licensed Product, if sold separately, and B is the total aggregate invoice price of all other Active Ingredients in such Combination Product if sold separately. If any other Active Ingredient in such Combination Product is not sold separately, Net Sales shall be calculated by multiplying actual Net Sales of such Combination Product by a fraction A/C where A is the invoice price of such Licensed Product if sold separately, and C is the invoice price of such Combination Product.  If neither such Licensed Product nor any other Active Ingredient in such Combination Product is sold separately, the adjustment to Net Sales shall be determined by the Parties in good faith to reasonably reflect the fair market value of the contribution of such

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Licensed Product in such Combination Product to the total fair market value of such Combination Product.

(k)With respect to any sale of any Licensed Product in a given country for any substantive consideration other than monetary consideration on arm’s length terms (which has the effect of reducing the invoiced amount below what it would have been in the absence of such non-monetary consideration), for purposes of calculating the Net Sales, such Licensed Product shall be deemed to be sold exclusively for cash at the average Net Sales price charged to Third Parties for cash sales of such Licensed Product in such country during the applicable reporting period (or if there were only de minimis cash sales in such country, at the fair market value as determined in good faith based on pricing in comparable markets).  Notwithstanding the foregoing, Net Sales shall not include amounts (whether actually existing or deemed to exist for purposes of calculation) for Licensed Products distributed for use in Clinical Trials.

(l)Net Sales shall be calculated on an accrual basis, in a manner consistent with BMS’s accounting policies for external reporting purposes, as consistently applied, in accordance with GAAP.

1.122“Nivolumab” means the Proprietary Antibody of BMS that binds to the PD-1 Target and is known as nivolumab or OPDIVO®.

1.123“Non-Exempted Indications” means, with respect to a Licensed Antibody or Licensed Product (or combination therapy relating thereto) that was terminated under Section 10.2(a)(ii) for a Safety Reason, any field or indication other than an Exempted Indication for such Licensed Antibody or Licensed Product (or combination therapy relating thereto).

1.124“Non-Registrational Clinical Trial” means a controlled human Clinical Trial other than a Registration-Enabling Clinical Trial (regardless of whether such trial is referred to as a “phase 1 clinical trial”, a “phase 1/2 clinical trial”, a “phase 2 clinical trial”, a “phase 2/3 clinical trial”, or a “phase 3 clinical trial”).

1.125“Oncology” means the treatment or prevention of cancer.

1.126“Ono” means Ono Pharmaceutical Co. Ltd.

1.127“Ono-BMS Agreements” means those certain Collaboration Agreements between BMS and Ono dated as of September 20, 2011 and as of July 23, 2014, as amended from time to time, and agreements between Ono and BMS and their Affiliates relating thereto that may be in effect from time to time.

1.128“Ono Territory” means Japan, South Korea and Taiwan.

1.129“Operational Matters” is defined in Section 4.3(j).

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1.130“***” means ***.

1.131“Patent” means (a) an issued patent or pending patent application and any patent issuing therefrom, including any certificate of invention, application for certificate of invention, utility model, or application for utility model, provisional, converted provisional, non-provisional, divisional, continuation, continuation-in-part, and continued prosecution application; and (b) any substitution, reissue, reexamination, renewal, confirmation, revalidation,  extension or supplementary protection certificate with respect to any of the foregoing.

1.132“Person” means any individual, unincorporated organization or association, governmental authority or agency or Entity.

1.133“Phase 1 Clinical Trial” means a human Clinical Trial of a Licensed Product that would satisfy the requirements of 21 CFR 312.21(a) or corresponding foreign regulations, regardless of whether such trial is referred to as a “phase 1 clinical trial” in the Development Plan.

1.134“Phase 1/2 Clinical Trial” means a single human Clinical Trial of a Licensed Product with a protocol that combines a Phase 1 Clinical Trial with a Phase 2 Clinical Trial, regardless of whether such trial is referred to as a “phase 1/2 clinical trial” in the Development Plan.

1.135“Phase 2 Clinical Trial” means a controlled human Clinical Trial of a Licensed Product that would satisfy the requirements of 21 CFR 312.21(b) or corresponding foreign regulations, regardless of whether such trial is referred to as a “phase 2 clinical trial” in the Development Plan. For clarity, a trial called a Phase 1/2 or Phase 1b/2 trial shall be considered a Phase 2 trial if it satisfies the requirements of 21 C.F.R. 312.21(b).

1.136“Phase 3 Clinical Trial” means a controlled or uncontrolled human Clinical Trial of a Licensed Product that would satisfy the requirements of 21 CFR 312.21(c) or corresponding foreign regulations, regardless of whether such trial is referred to as a “phase 3 clinical trial” in the Development Plan.

1.137“Preclinical Development” means all research and development activities, with respect to a Licensed Antibody or Licensed Product, other than (i) the conduct of a Clinical Trial with respect to such Licensed Antibody or Licensed Product in any disease, Indication and/or combination and (ii) regulatory activities directed at utilizing the results of such Clinical Trial to obtain or maintain Marketing Approval for the Licensed Antibody or Licensed Product in such disease, Indication and/or combination. Preclinical Development includes: research; non-clinical and preclinical testing; all non-human in vivo and in vitro studies, including efficacy, toxicity, pharmacodynamic and pharmacokinetic testing; biomarker development; drug-drug interaction testing; formulation; manufacturing process development for drug product; and regulatory affairs and submission of an IND filing to the appropriate Regulatory Authority(ies). For clarity, Preclinical Development activities shall continue to be defined as Preclinical Development if the

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applicable Party also is conducting or has conducted Clinical Development activities with respect to such Licensed Antibody or Licensed Product.

1.138“Preclinical Studies” means Preclinical Development activities undertaken by or on behalf of Five Prime solely for the purpose of (a) evaluating or assessing the feasibility or desirability of pursuing, or scientific rationale for, a potential Five Prime Independent Development Path or (b) provide the basis of, or additional support for, a Five Prime Independent Development Path.

1.139“Product Infringement” is defined in Section 8.4(a)(i).

1.140“Product Marks” is defined in Section 8.6(a).

1.141“Product-Specific Patent” means any Five Prime Licensed Patent or Collaboration Patent in which all claims are specifically directed to the composition of matter of, or method of manufacture or use, formulation, or pharmaceutical composition of (a) one or more CSF1R Antibodies (whether alone or in combination with another agent) or (b) CSF1R.

1.142“Program Addition Notice” is defined in Section 4.3(f).

1.143“Proprietary” means, with respect to a Person and a molecule (including an Antibody, peptide or chemical compound) or product, that such Person: (a) owns (i) a Patent that claims the composition of matter, manufacture or use of such molecule or product or a component thereof, (ii) a patentable invention directed to the composition of matter, manufacture or use of such molecule or product or a component thereof, or (iii) a trademark or application for a trademark that is used or intended to be used specifically in connection with the commercialization of such molecule or product or a component thereof; (b) has a license or option to obtain a license to a Patent, patentable invention, trademark or trademark application described in clause (a), which license or option permits or would permit such Person to use such Patent, patentable invention or trademark to commercialize such molecule or product or a component thereof; or (c) possesses (whether directly or through rights granted by another Person) Regulatory Exclusivity with respect to such molecule or product or a component thereof.

1.144“PVNS Milestones” is defined in Section 7.2.

1.145“Receiving Party” is defined in Section 9.1(a).

1.146“Registration-Enabling Clinical Trial” means a human Clinical Trial that satisfies at least one of the following criteria (regardless of whether such trial is referred to as a “phase 1 clinical trial”, a “phase 2 clinical trial”, a “phase 2b clinical trial” or a “phase 3 clinical trial”):

(a)would, based on interactions with a Regulatory Authority or otherwise, (1) satisfy the requirements of 21 CFR 312.21(c) or corresponding foreign regulations or (2) is

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designed in a manner to allow for the addition of additional patients such that it could satisfy the requirements of 21 CFR 312.21(c) or corresponding foreign regulations; or

(b)is otherwise intended to support (either alone or together with one or more additional Phase 3 Clinical Trials) an application for marketing approval of a new product (or a new indication or expanded use for an already approved product).

1.147“Regulatory Authority” means any applicable Governmental Authority responsible for granting Marketing Approvals or pricing approvals for Licensed Products, including the FDA, the EMA and any corresponding national or regional regulatory authorities.

1.148“Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights (other than patents) conferred by any Regulatory Authority with respect to a pharmaceutical product, including orphan drug exclusivity, new chemical entity exclusivity, data exclusivity, pediatric exclusivity, rights conferred in the United States under the Hatch-Waxman Act or the FDA Modernization Act of 1997, or rights similar thereto outside the United States.

1.149“Regulatory Materials” means any regulatory application, submission, notification, communication, correspondence, registration and other filings made to, received from or otherwise conducted with a Regulatory Authority that are necessary or desirable in order to Develop or Commercialize a Licensed Antibody or Licensed Product in the Field in a particular country or jurisdiction.  “Regulatory Materials” includes any IND, BLA and Marketing Approval.

1.150“Restricted Period” means:

(a)with respect to BMS, the period commencing on the Effective Date and expiring on the earlier of (1) the *** anniversary of the first Marketing Approval of a Licensed Product in a Major Market; and (2) the early termination of this Agreement pursuant to Article 10;

(b)subject to part (c) of this definition with respect to any particular Region, with respect to Five Prime, the period commencing on the Effective Date and expiring on the earlier of (1) *** pursuant to this Agreement, provided, however, (i) that ***; and (ii) that ***; and (2) the early termination of this Agreement pursuant to Article 10; and

(c)with respect to Five Prime in a particular Region, the period commencing on the Effective Date and expiring on the earlier of (1) ***, provided, however, ***; and (2) the early expiration of the Restricted Period with respect to Five Prime pursuant to part (b) of this definition.

1.151“Royalty Retention” is defined in Section 6.5(d)(viii).

1.152“Royalty Term” is defined in Section 7.3(b).

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1.153“Rules” is defined in Section 13.6(b)(i).

1.154“Safety Reason” means it is BMS’s reasonable belief that, based upon an analysis of the existing information at any time in a manner that is consistent with BMS’s then-current decision-making policies and procedures, that the medical risk/benefit of a Licensed Antibody or Licensed Product (or combination therapy relating thereto) in a given therapeutic field (e.g., Oncology or immunology) is sufficiently unfavorable as to be incompatible with the welfare of patients to Develop or Commercialize or to continue to Develop or Commercialize it in such therapeutic field, which Safety Reason (including the material data supporting such reason) shall be disclosed to Five Prime (subject to confidentiality obligations to any Third Party).

1.155“Service Fee” is defined in Section 5.3(d).

1.156“Specified Change of Control” means a Change of Control of Five Prime where the applicable Third Party is one of the *** largest companies in the pharmaceutical industry as determined by market capitalization as of the last day of the Calendar Quarter completed prior to such Change of Control; provided that a Change of Control where such Third Party is (i) ***or its Affiliate or Successor, (ii) *** or its Affiliate or Successor, (iii) *** or its Affiliate or Successor, or (iv) *** or its Affiliate or Successor shall not be a Specified Change of Control unless at the time of the closing of such Change of Control such entity satisfies the criteria set forth above and is then commercializing, or dosing patients in a Registration-Enabling Clinical Trial testing, either (A) a molecule (including Antibodies, peptides and chemical compounds) that is Proprietary to such Third Party that (1) ***, and (2) (a) *** or (b) ***, (B) a molecule (including Antibodies, peptides and chemical compounds) that is Proprietary to such Third Party that (1) ***, and (2) (a) *** or (b) ***, (x) *** or (y) ***, or (C) *** that is Proprietary to such Third Party, in any case ((A) through (C)) in the field of Oncology.  For the purposes of this Section 1.156, “Successor” shall mean a Person that is a successor-in-interest to an Entity named in (i)-(iv), wherein the Persons who were the beneficial owners of such Entity beneficially own (directly or indirectly) at the time that such Person became the successor-in-interest to such Entity, *** or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of such Person.

1.157“Supply Term” is defined in Section 5.3(g).

1.158“Tangible Materials” means, with respect to a Party that is required to return such Tangible Materials, (i) written materials incorporating the other Party’s Confidential Information, excluding portions that do not constitute such other Party’s Confidential Information or (ii) non-written tangible materials of such other Party that incorporate the Confidential Information of the other Party, e.g., cell lines, antibodies, mice and other organisms and materials.

1.159“Target” means: (i) a protein and any fragments thereof (that preserve the utility of the full length protein as a target) including any isoforms, mutants, and polymorphisms

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thereof, or (ii) a distinct non-protein biomolecule (e.g., a lipid-bound carbohydrate) or similar structural information that identifies such biomolecule.

1.160“Term” is defined in Section 10.1.

1.161“Territory” means all of the countries in the world, including all of their territories and possessions.

1.162“Third Party” means any Person other than a Party or an Affiliate of a Party; provided, that, solely for purposes of the definition of “Change of Control,” Third Party shall not include any “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

1.163“Third Party Licenses” means the Existing Third Party Licenses and any Third Party agreement that is deemed to be a Third Party License pursuant to Section 3.9(c).

1.164“Unilateral BMS Pipeline Patents” is defined in Section 8.2.

1.165“Unilateral Intellectual Property” means any information, discoveries, improvements, modifications, processes, methods, designs, protocols, formulas, data, inventions, algorithms, forecasts, profiles, strategies, plans, results, Know-How and trade secrets, patentable or otherwise, that are discovered, generated, conceived and/or reduced to practice by or on behalf of Five Prime (including its Affiliates, employees, agents and contractors) in the course of the performance of the Five Prime Unilateral Studies during the Term, including all rights, title and interest in and to the intellectual property rights (including Patents) therein and thereto.

1.166“Unilateral Patents” is defined in Section 8.2.

1.167“United States” or “U.S.” means the United States of America, including its territories and possessions.

1.168“Valid Claim” means: (i) a claim in an issued Patent that has not: (a) expired or been canceled; (b) been declared invalid by an unreversed and unappealable or unappealed decision of a court or other appropriate body of competent jurisdiction; (c) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; or (d) been abandoned in accordance with or as permitted by the terms of this Agreement or by written agreement of the Parties; or (ii) a claim under any application for a Patent or any application for a Patent that, in each such case, has been pending *** or less from the date that the prosecuting Party first receives an action on the merits for such application for a Patent (excluding restriction requirements, notices to file missing parts, and the like), and, in any case, that has not been canceled, withdrawn from consideration, finally determined to be unallowable by the applicable governmental authority or court for whatever reason (and from which no appeal is or can be taken), or abandoned.

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1.170Other Defined Terms.

Defined Term	Section
Acquired BMS Competing Program	3.6(d)
Acquired Five Prime Competing Program	3.5(c)
Approved Subcontractor	3.7(a)
Bankrupt Party	13.17(a)
BLA Notification	6.5(b)
BMS Acquiror	3.6(b)
BMS Competing Non-Antibody	3.6(c)
BMS Pipeline Combination	4.3(c)(iv)
Business Combination Transaction	1.26(b)
Commenced	10.2(a)(i)
Data Reimbursement	4.3(i)(xii)
DMFs	4.7(a)(v)
EU Region	1.150(b)
Failing Party	5.3(f)
Filing	7.2
First BLA Approval	7.2
First Marketing Approval	7.2
First Product Approval	4.4(a)
Five Prime Acquiror	3.5(b)
Five Prime Non-Oncology Disease	4.3(c)(ii)
Five Prime Pipeline Combination	4.3(c)(vi)
Five Prime Prosecuted Patents	8.3(b)(i)
HSR	13.18(a)
ICF	4.3(j)
Independent Development Notice	4.3(f)
Indication	7.2
Insolvency Event	10.2(c)
Japanese Region	1.150(b)
Joint IP	8.1(d)
Joint Know-How	8.1(d)
Joint Patent Infringement	8.4(b)(i)
Joint Patents	8.1(d)
Nivolumab Combination	4.3(c)(iii)
Outstanding Voting Securities	1.26(a)
Patent Firm	8.3(a)(i)
Permitted Registrational Studies	4.3(d)(i)
Pharmacovigilance Agreement	4.9
POTV	13.16(a)

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Publication	9.4
PVNS	1.50
Quarterly Report	4.3(b)(iv)
RA	1.50
Region	10.2(a)(i)
Remainder	8.4(a)(vii)
Reserved Target Therapeutic	1.21
Review Period	9.4
ROT Region	1.150(b)
SEC	9.6(c)
Specified Person	1.26(a)
Sunshine Laws	13.16(c)
Supply Failure	5.3(f)
Third Party Licensed Molecule	3.5(a)
Title 11	13.17(a)
Transferee Party	5.3(f)
Unilateral Patents	8.2
Working Group	2.6

1.171Interpretation.  In this Agreement, unless otherwise expressly specified:

(a)The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(b)words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

(c)words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear;

(d)“days” means calendar days;

(e)the Exhibits and other attachments form part of the operative provision of this Agreement and references to “this Agreement” shall include references to the Exhibits and attachments;

(f)the captions and headings to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.

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(g)unless specified to the contrary, references to Articles, Sections or Exhibits mean the particular Articles, Sections or Exhibits of this Agreement and references to this Agreement include all Exhibits hereto;

(h)the word “notice” shall mean notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement;

(i)provisions that require that a Party, the Parties or the JDC hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise;

(j)references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof;

(k)the word “will” shall be construed to have the same meaning and effect as the word “shall”; and

(l)the term “and/or” in a sentence shall be construed such that the phrase “X and/or Y” means “X or Y, or both X and Y”.

This Agreement should be interpreted in its entirety and the fact that certain provisions of this Agreement may be cross-referenced in a Section shall not be deemed or construed to limit the application of other provisions of this Agreement to such Section and vice versa.

Article 2

GOVERNANCE

2.1Alliance Managers.  Each Party shall appoint an individual to act as its alliance manager under this Agreement as soon as practicable after the Effective Date (the “Alliance Manager”).  The Alliance Managers shall: (a) serve as the primary contact points between the Parties for the purpose of providing the other Party with information on the progress of such Party’s activities under this Agreement; (b) be responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties; (c) facilitate the prompt resolution of any disputes; (d) attend all Committee meetings as non-voting participants; and (e) have the right to attend all Working Group meetings as non-voting participants.  An Alliance Manager may also bring any matter to the attention of the applicable Committee if such Alliance Manager reasonably believes that such matter warrants such attention.  Each Party may replace its Alliance Manager at any time upon written notice to the other Party.

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2.2Joint Development Committee.  The Parties shall establish a joint development committee (the “Joint Development Committee” or the “JDC”), composed of an equal number of representatives from each Party with a minimum of *** representatives of each Party, with at least *** such representative of each Party that has knowledge and expertise in the development of products similar to the relevant Licensed Product, and in any case with at least *** such representative of each Party holding the position of *** or above in such Party, to monitor and coordinate the Development of Licensed Products.  Without limiting the activities set forth in the following sentence, the JDC shall oversee (i) the Development of Licensed Antibodies and Licensed Products under the Development Plan and related manufacturing activities; (ii) the formation of Working Groups, which may include Working Groups for clinical, regulatory, safety, manufacturing and intellectual property activities; and (iii) Working Group activities; and (iv) Five Prime Development Activities that relate to BMS Pipeline Assets. The JDC shall in particular:

(a)provide overall strategic direction to the Development of Licensed Products, taking into consideration all relevant scientific and commercial considerations relevant to the overall Development by the Parties of all Licensed Antibodies and Licensed Products;

(b)provide a forum for, and facilitate communications between, the Parties with respect to the Development of Licensed Antibodies and Licensed Products, including the opportunity for Five Prime to provide BMS updates on Five Prime Development Activities;

(c)review the implementation of the Development Plan and Five Prime Development Activities;

(d)review annual reports and review interim material amendments to the Development Plan;

(e)serve as a forum for receiving updates on Five Prime Development Activities;

(f)review global regulatory strategy with respect to seeking and obtaining Regulatory Approval of Licensed Products in Major Markets;

(g)review and oversee performance of non-clinical research or biomarker development with respect to the Development of Licensed Antibodies and Licensed Products;

(h)review publication and communication strategies with respect to the Development of Licensed Antibodies and Licensed Products;

(i)review any proposed Five Prime Development Activity and/or approve its inclusion in the Development Plan pursuant to Section 4.4;

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(j)monitor each Party’s regulatory actions, material communications and submissions for the applicable Licensed Antibodies or Licensed Products;

(k)establish Working Groups as needed; and

(l)determine any matter with respect to which an agreement cannot be reached by any Working Group established by the JDC.

2.3Joint Commercialization Committee.  If Five Prime exercises its Co-Promote Option, the Parties would promptly form a joint commercialization committee (the “Joint Commercialization Committee” or the “JCC”).  The JCC would have equal representation by the Parties.  The JCC would review commercialization plans for Licensed Products that are being Co-Promoted, serve as a forum for reviewing and discussing Commercialization strategy, and generally oversee the Commercialization of Licensed Products that are being Co-Promoted.  The JCC may establish Working Groups, as appropriate, to carry out its functions.  Upon cessation of Co-Promotion of Licensed Products by Five Prime for any reason (including a Specified Change of Control), the JCC would be disbanded.

2.4Joint Steering Committee.  Upon the creation of the JCC, and for so long as the JCC and JDC concurrently exist, the activities of the Parties pursuant to the collaboration described herein would be overseen by a joint steering committee (the “Joint Steering Committee” or the “JSC”), having equal representation by the Parties.  The JSC would serve as a forum for the review and discussion of matters referred to the JSC by the JDC or the JCC.  The JSC may establish Working Groups, as appropriate, to carry out its functions.  Upon cessation of Co-Promotion of Licensed Products by Five Prime for any reason (including a Specified Change of Control), the JSC would be disbanded.

2.5Limitation of Committee Authority.  Each Committee shall only have the powers expressly assigned to in this Article 2 and elsewhere in this Agreement and shall not have the authority to: (a) modify or amend the terms and conditions of this Agreement; (b) waive either Party’s compliance with the terms and conditions of under this Agreement; or (c) determine any such issue in a manner that would conflict with the express terms and conditions of this Agreement.

2.6Formation of Working Groups. From time to time, the JDC, JCC or JSC may establish joint working groups (each, a “Working Group”) on an “as needed” basis to oversee particular projects or activities (including with respect to a particular Clinical Trial) and coordinate the day-to-day performance of activities under the Development Plan and Five Prime’s performance of Five Prime Development Activities, which establishment of Working Groups shall be reflected in the minutes of the meetings of the applicable Committee.  Each Party’s representatives on a Working Group shall be members of such Party’s internal Licensed Product project team having responsibility for aspects of the day-to-day performance of the relevant activity under the Development Plan or Five Prime Development Activity.  Such

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Working Groups shall be constituted and shall operate as the establishing Committee may determine.  Each Working Group and its activities shall be subject to the oversight of, and shall report to, the Committee that established such Working Group. In no event shall the authority of the Working Group exceed that specified for the relevant Committee in this Section 2.6.  Among other activities, the Parties anticipate that the JDC will establish Working Groups regarding clinical development, regulatory matters, safety matters and manufacturing matters that are responsible for the following with respect to the Five Prime Development Activities in the field of Oncology:

(a)reviewing any IND submitted for a Five Prime Development Activity, as well as reviewing submissions to any such IND;

(b)reviewing the applicable protocol and any proposed amendments thereto and the applicable statistical analysis plan;

(c)reviewing the proposed plan for medical monitoring and site audits and the results of such medical monitoring and site audits;

(d)reviewing any immunogenicity analysis for each Five Prime Development Activity, including the protocol and the entity selected to conduct the analysis;

(e)reviewing any bioanalysis plan not set forth in the protocol and any amendments thereto for any Five Prime Development Activity;

(f)subject to and in accordance with Section 4.3, reviewing proposed communication strategies and communications with any Regulatory Authority regarding the conduct of any Five Prime Development Activity;

(g)reviewing any Regulatory Materials, or portions thereof, that relate to a Five Prime Development Activity;

(h)reviewing the selection of study sites, and any communications to study sites or IRBs relating to patient safety or early termination/cessation of a Five Prime Development Activity;

(i)reviewing the template ICF, template case report form and template clinical site study agreement to be used in a given Five Prime Development Activity;

(j)reviewing the quantities of Licensed Product or BMS Pipeline Asset or Five Prime Pipeline Asset and any co-medications necessary for the Development Plan and any Five Prime Development Activities and coordinating the supply of such quantities by the appropriate Party in accordance with Article 5;

(k)reviewing plans for any Preclinical Studies proposed by Five Prime;

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(l)reviewing any additional analyses of, or that include, the data resulting from a Five Prime Development Activity that is proposed by either Party that are not included in the statistical analysis plan; provided that, for clarity, such review shall not apply to analyses by a Party of the monotherapy data for its own Proprietary agent that is included in a combination Clinical Trial;

(m)reviewing use of any samples resulting from a Five Prime Development Activity;

(n)reviewing the final Clinical Trial report (and/or final statistical analysis in accordance with the applicable statistical analysis plan) from each Five Prime Development Activity; and

(o)discussing any other topics or issues relating to a Five Prime Development Activity.

2.7Committee Membership and Meetings.

(a)Members.  The initial representatives of each Party on the JDC shall be designated by each Party as soon as practicable after the Effective Date.  Each Party may replace its representatives on any Committee by written notice to the other Party.  Each Committee representative shall have appropriate knowledge and expertise and sufficient seniority (including budgetary authority, as applicable) within the applicable Party to make decisions arising within the scope of the applicable Committee’s responsibilities.  Each Party shall appoint *** of its representatives on each Committee to act as a co-chairperson of such Committee.  The Alliance Managers shall jointly prepare and circulate minutes for each Committee meeting within *** of such meeting.

(b)Meetings.  Each Committee shall hold meetings at such times as it elects to do so, but no less frequently than *** such meetings per Calendar Year. A Committee may meet in person or by means of teleconference, Internet conference, videoconference or other similar communications equipment.  However, at least *** each Calendar Year during the period commencing on the Effective Date and ending on the date of the ***, such meetings will be conducted in person with the location for such in-person meetings generally alternating between Five Prime’s and BMS’s facilities in the United States, or such other location as the applicable Committee may determine.  Each Party shall bear its own expenses related to participation in and attendance at such meetings by its Committee representatives. Any Working Group established by a Committee shall meet at such frequency as determined by the applicable Committee.  Each Party shall be responsible for *** expenses of participating in a Working Group established by a Committee.

(c)Non-Member Attendance.  Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend Committee meetings in a non‑voting capacity in the event that the planned agenda for such Committee

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meeting would require such participants’ expertise; provided that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Party shall provide prior written notice to the other Party and shall ensure that such Third Party is bound by confidentiality and non-use obligations consistent with the terms of this Agreement.

2.8Committee Decision-Making.

(a)Generally. Subject to Section 2.8(b) below, BMS will have sole decision-making authority with respect to Development and Commercialization of Licensed Antibodies and Licensed Products (including, for clarity, with respect to the Parties’ activities in connection with the conduct of the Current Combination Trial), provided that BMS may not exercise its final decision-making authority with respect to any amendment to the Development Plan that would reduce the number of cancer types in the Current Combination Trial to fewer than *** tumor types; provided further, that (1) BMS may substitute a given tumor type for another tumor type in the Current Combination Trial while maintaining a total of *** tumor types, and (2) BMS would have sole discretion to reduce the number of tumor types in the Current Combination Trial below *** if available data with respect to the treatment of a given tumor type with a Licensed Product does not justify further study of a Licensed Product for such tumor type(s).

(b)Five Prime Unilateral Studies. Notwithstanding Section 2.8(a) above, all decisions of a Committee related to conduct of Five Prime Unilateral Studies shall be made by unanimous vote, with each Party’s representatives collectively having one (1) vote.  If after reasonable discussion and good faith consideration of each Party’s view on a particular matter before the applicable Committee, the representatives of the Parties cannot reach an agreement as to such matter within *** after such matter was brought to the applicable Committee for resolution, such disagreement shall first be referred to the JSC (if in existence at the time). If the JSC cannot reach an agreement as to such matter within *** after such matter was brought to the JSC for resolution, or if the JSC is not in existence, the disagreement will be referred to the Executive Officers for resolution.  The Executive Officers shall use good faith efforts to resolve such matter.  If the Executive Officers cannot resolve such matter within *** days after such matter has been referred to them, then, Five Prime shall have final decision-making authority with respect to the conduct of any Five Prime Unilateral Study, subject to the terms and conditions of Section 4.3.

(c)Any decision made by BMS or Five Prime in the course of exercising its final decision-making authority under this Section 2.8 must be consistent with the terms of this Agreement and within the scope of authority delegated to the JDC or JSC under this Agreement and shall be exercised in good faith. The Parties expressly understand and agree that BMS’s or Five Prime’s final decision-making authority to resolve a dispute not resolved by the Executive Officers will not authorize BMS or Five Prime to unilaterally modify or amend, waive its own compliance with, or determine BMS’s or Five Prime’s compliance with, the terms of this Agreement. Disputes with respect to matters properly before the JDC or JSC will not be subject to the dispute resolution procedures set forth in Section 13.6, unless a Party alleges in good faith

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and has a bona fide belief that the decision was not made in good faith or is otherwise not consistent with the terms and conditions of this Agreement.

2.9Discontinuation of Participation on a Committee.  Each Committee shall continue to exist until the first to occur of: (a) the Parties mutually agreeing to disband such Committee;  (b) Five Prime providing written notice to BMS of its intention to disband and no longer participate in such Committee; (c) if there is a Change of Control of Five Prime wherein Five Prime’s ability to conduct Five Prime Independent Development Paths is terminated; or (d) with respect to the JDC (and the JSC, if applicable) following the completion of all Phase 1 Clinical Trials, Phase 2 Clinical Trials and Phase 3 Clinical Trials for all Licensed Products if no new Clinical Trials are then contemplated.  Once a Committee is disbanded, such Committee shall have no further obligations under this Agreement and, thereafter, the Alliance Managers shall be the contact persons for the exchange of information under this Agreement and decisions of such Committee shall be decisions as between the Parties, subject to the other terms and conditions of this Agreement.

Article 3

LICENSES; EXCLUSIVITY

3.1Licenses to BMS.

(a)Five Prime Licensed Technology. Subject to the terms and conditions of this Agreement, Five Prime hereby grants to BMS:

(i)an exclusive (even as to Five Prime, except as provided in Section 3.3) royalty-bearing license, with the right to grant sublicenses, but only as provided in Section 3.2, under the Five Prime Licensed Technology, to test, Develop, make, have made, use, sell, offer for sale, export, import, and otherwise Commercialize Licensed Products in the Field in the Territory and not for any other purpose and

(ii)an exclusive (even as to Five Prime, except as provided in Section 3.3) royalty-bearing license, with the right to grant sublicenses, but only as provided in Section 3.2, under the Five Prime Licensed Technology, to test, make, have made, use, export and import Licensed Antibodies in the Field and the Territory for the purpose of exercising BMS’s rights with respect to Licensed Products under Section 3.1(a)(i).

(b)Five Prime Pipeline Technology. Subject to the terms and conditions of this Agreement, Five Prime hereby grants to BMS a non-exclusive, royalty-free license, under the Five Prime Pipeline Technology, to conduct Development of a Five Prime Pipeline Asset which is the subject of a Five Prime Unilateral Study as to which BMS has exercised its right to opt-in to Develop pursuant to Section 4.4(a) or Section 4.4(b), solely pursuant to the Development Plan, solely in combination with the Licensed Antibody or Licensed Product that was included in such Five Prime Unilateral Study and solely with respect to the Indication that

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was the focus of such Five Prime Unilateral Study and not for any other purpose, with the limited right to sublicense such Development to its Affiliates and to contract research organizations and other services providers and contractors subject to Five Prime’s consent, which consent would not be unreasonably withheld, conditioned or delayed, and not for any other purpose.  BMS shall remain directly responsible for all such Development that has been sublicensed to Affiliates or Third Parties, and shall ensure that such Affiliates and Third Parties comply with the terms and conditions of this Agreement.  For clarity, the foregoing license does not include any rights to research, make, have made, use (for any purpose other than Development pursuant to the Development Plan), seek Marketing Approval for, sell, offer for sale or otherwise Commercialize, any Five Prime Pipeline Asset, and Five Prime expressly retains all rights with respect to the foregoing.

(c)Unilateral Intellectual Property.  Subject to the terms and conditions of this Agreement, Five Prime hereby grants to BMS:

(i)a co-exclusive license, under the Unilateral Intellectual Property that is specifically related to the use of a Licensed Antibody or a Licensed Product as a monotherapy or in combination with (x) one or more BMS Pipeline Asset(s) and/or (y) other agents (other than Five Prime Pipeline Assets), to (1) Develop, make, have made, use, sell, offer for sale, export, import and otherwise Commercialize such Licensed Products that contain such Licensed Antibody, in each case in the Field in the Territory during the Term in accordance with the terms and conditions of this Agreement and (2) test, make, have made, use, export and import Licensed Antibodies in the Field and the Territory during the Term in accordance with the terms and conditions of this Agreement for the purpose of exercising BMS’s rights with respect to Licensed Products under Section 3.1(c)(i)(1);

(ii)an exclusive, royalty-free, fully paid license, under the Unilateral Intellectual Property that is specifically related to the use of a BMS Pipeline Asset (x) as a monotherapy or (y) in combination with one or more other BMS Pipeline Assets, to Develop, make, have made, use, sell, offer for sale, export, import and otherwise Commercialize such BMS Pipeline Asset(s) in the Field in the Territory; and

(iii)a co-exclusive license, under the Unilateral Intellectual Property that is specifically related to the use of a BMS Pipeline Asset in combination with a Licensed Antibody or a Licensed Product, to Develop, make, have made, use, sell, offer for sale, export, import and otherwise Commercialize such BMS Pipeline Asset in combination with such Licensed Antibody or Licensed Product in the Field in the Territory during the Term in accordance with the terms and conditions of this Agreement.

For clarity, upon the reimbursement by BMS of Five Prime’s Development Expenses with respect to a Five Prime Independent Development Path pursuant to Section 4.4 below, any Unilateral Intellectual Property arising out of such Five Prime Independent Development Path that would otherwise have been Five Prime Licensed Technology but for the fact that it was

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Unilateral Intellectual Property shall, as of the date of such reimbursement, become Five Prime Licensed Technology, and the licenses in Section 3.1(a) above (and not this Section 3.1(c)) shall apply with respect to Five Prime Licensed Technology.

(d)Except as expressly provided in Section 3.1(b), the licenses granted by Five Prime to BMS under this Agreement do not include any rights for BMS to develop, make, have made, sell, offer for sale or otherwise commercialize any Proprietary compound or other Active Ingredient of Five Prime that is not a Licensed Antibody, whether alone or in any Combination Product or combination therapy with a Licensed Antibody.

3.2BMS Sublicense Rights.  BMS may exercise its rights and perform its obligations under this Agreement by itself or through the engagement of any of its Affiliates.  Subject to the terms and conditions of this Agreement, BMS shall have the right to sublicense, pursuant to a sublicense agreement that satisfies the criteria set forth in this Section 3.2, any or all of the rights granted to it by Five Prime under Section 3.1(a) to its Affiliates and/or to Third Parties; provided, however, that BMS shall obtain the consent of Five Prime, which shall not be unreasonably withheld, conditioned or delayed, prior to granting any sublicense under Section 3.1(a) to a Third Party with respect to any Major Market, other than a sublicense to a Third Party wherein BMS continues to bear after the grant of such sublicense, without any right to receive reimbursement from such sublicensee, at least *** of the costs of Developing and Commercializing the applicable Licensed Product in such Major Market. Each sublicense agreement (i) shall bind the sublicensee to obligations of confidentiality and non-use consistent with this Agreement, (ii) shall require the sublicensee to assign to BMS (or grant a fully paid-up, exclusive, fully sublicensable, royalty-free, worldwide license to BMS under) all intellectual property made by or on behalf of such sublicensee or its Affiliates, in the course of practicing such sublicense, which intellectual property will be deemed to be Collaboration Intellectual Property; provided, that in the case of a contract manufacturer, BMS will use Commercially Reasonable Efforts to obtain the contract manufacturer’s consent to grant the foregoing assignment or license to intellectual property, and any intellectual property licensed or assigned by the contract manufacturer will be deemed to be Collaboration Intellectual Property, and (iii) shall include any and all provisions necessary to ensure that Five Prime retains at least the same rights under this Agreement as it would have had in absence of such sublicense, including as if BMS, rather than such sublicensee, was the entity performing or having performed all activities included in such sublicense. Within *** after entering into any sublicense agreement with a Third Party, BMS shall provide Five Prime with a true and complete copy of such agreement, provided that BMS shall be permitted to redact all financial information from such agreement.  BMS shall remain directly responsible for all of its obligations under this Agreement that have been sublicensed to any of its Affiliates or sublicensees, shall be directly responsible for the performance of its sublicensees, and shall ensure that such Affiliates, subcontractors and sublicensees comply with the terms and conditions of the sublicense agreement and this Agreement.  Notwithstanding the foregoing, Five Prime acknowledges that BMS may, to the extent required pursuant to the Ono-BMS Agreements and effective immediately upon the Effective Date, grant a sublicense to Ono under Section 3.1(a), in the Ono Territory, under the

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rights granted to it by Five Prime under such Section 3.1(a) of this Agreement without obtaining Five Prime’s consent and without providing a copy of the Ono-BMS Agreements to Five Prime.

3.3Licenses to Five Prime.

(a)Grant Back.  Subject to the terms and conditions of this Agreement, BMS hereby grants back to Five Prime a non-exclusive, royalty-free, fully paid license under the Five Prime Licensed Technology licensed to BMS pursuant to Section 3.1(a) or 3.1(c)(ii) solely to (A) conduct the Five Prime Development Activities, (B) prepare, file and prosecute any IND, BLA or other Regulatory Materials for any Licensed Product as permitted under this Agreement (subject to BMS’s option to file on Five Prime’s behalf pursuant to Section 4.7(a)(vi)) and (C) Develop, make, have made and use a subcutaneous formulation of FPA008 in accordance with Section 5.4, with the limited right to sublicense to contract research organizations, contract manufacturing organizations and other Approved Subcontractors, and not for any other purpose. For clarity, the foregoing license does not include any rights for Five Prime to Commercialize Licensed Antibodies or Licensed Products.  If Five Prime exercises its Co-Promote Option, it shall have the right to Co-Promote Licensed Products as described in Section 6.5.

(b)License under BMS Technology. Subject to the terms and conditions of this Agreement, BMS hereby grants to Five Prime, during the Term, a limited, non-exclusive, royalty-free, fully paid license under the BMS Technology solely to (A) conduct the Five Prime Development Activities, and (B) Develop, make, have made and use a subcutaneous formulation of FPA008 in accordance with Section 5.4, with the limited right to sublicense to contract research organizations, contract manufacturing organizations, and other Approved Subcontractors.

3.4No Implied Licenses; Negative Covenant.  Except as expressly set forth herein, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, under or to any trademarks, patents or patent applications, Know-How, or other intellectual properties owned or controlled by the other Party or its Affiliates.  For clarity, an exclusive license granted to a Party under any particular Patents or Know-How Controlled by the other Party shall confer exclusivity to the Party obtaining such license only to the extent the Party granting such license Controls the exclusive rights to such Patents or Know-How.  Neither Party shall, nor shall it permit any of its Affiliates or sublicensees to, practice any Patents or Know-How licensed to it by the other Party outside the scope of the license granted to it under this Agreement.

3.5Five Prime’s Exclusivity Obligations.

(a)Subject to Sections 3.5(b), 3.5(c), 4.3(m) and 4.3(n), during the Restricted Period, neither Five Prime nor any of its Affiliates shall, itself or with or through a Third Party, Develop, manufacture or commercialize, including by granting any rights to any Third Party to Develop, manufacture or commercialize, a CSF1R Antibody, other than in connection with (A)

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the conduct of the Five Prime Development Activities in accordance with this Agreement, (B) the Development or manufacture of a subcutaneous formulation of FPA008 pursuant to Section 5.4, or (C) the Co-Promotion of Licensed Products as set forth in Section 6.5; provided, however, that it shall not be a breach of the foregoing obligation for Five Prime or any of its Affiliates to grant rights to any Third Party to clinically develop, manufacture or commercialize a molecule (including an Antibody, peptide or chemical compound) that is not a CSF1R Antibody (a “Third Party Licensed Molecule”), wherein (i) no rights are granted to such Third Party to clinically develop, manufacture or commercialize any CSF1R Antibody and (ii) such Third Party is not expressly prohibited from clinically developing or commercializing such Third Party Licensed Molecule as part of a combination product or combination therapy that includes a CSF1R Antibody.

(b)If during the Restricted Period, there is a Change of Control of Five Prime, and if the Third Party (or any of its Affiliates) described in clause (b) of the definition of “Change of Control” (the “Five Prime Acquiror”), as of the effective date of, or at any time subsequent to, such Change of Control, is engaged, directly or indirectly, in, the Development, manufacture, or commercialization of any CSF1R Antagonist that is not a Licensed Antibody (any such activities described in (i) or (ii), a “Five Prime Competing Program”), then Five Prime or the Five Prime Acquiror or its Affiliate shall have the right to commence or continue such Five Prime Competing Program and to further the Development, manufacture and commercialization of the CSF1R Antagonist included in or arising from such Five Prime Competing Program and if Five Prime or the Five Prime Acquiror or its Affiliate chooses to exercise such right, then (A) appropriate firewalls shall be put in place by Five Prime and the Five Prime Acquiror (now a Five Prime Affiliate) to ensure that no Five Prime Licensed Technology, BMS Technology or Collaboration Intellectual Property, in each case, that is Confidential Information under this Agreement is disclosed to, shared with, or used by the personnel working on such Five Prime Competing Program, and (B) Five Prime shall not transfer personnel involved in any way in (i) the conduct of Five Prime Development Activities, or (ii) the Development or manufacture of a subcutaneous formulation of FPA008, to work on the Five Prime Competing Program.

(c)If during the Restricted Period, Five Prime acquires rights from a Third Party (whether through acquisition of a Third Party, an asset acquisition, license or otherwise, but not through a Change of Control of Five Prime) to Develop or commercialize one or more CSF1R Antibodies (such activities, an “Acquired Five Prime Competing Program”), Five Prime shall not be in breach of its obligations under Section 3.5(a) provided that Five Prime notifies BMS in writing within *** after the effective date of such acquisition (i.e., after the closing of such acquisition shall have occurred, including after any pre-clearance or similar regulatory approval periods have expired) as to which of the following elections Five Prime chooses to make with respect to such Acquired Five Prime Competing Program (which such election it is required to make): (i) terminate the Acquired Five Prime Competing Program, (ii) divest itself of the Acquired Five Prime Competing Program or (iii) include the CSF1R Antibodies in such Acquired Five Prime Competing Program as Licensed Antibodies under this Agreement (on the

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same terms and conditions as apply to the then-existing Licensed Antibodies).  Five Prime shall use Commercially Reasonable Efforts to complete any divestiture under this Section 3.5(c) within *** after the effective date of such acquisition, and if such divestiture is not completed by *** after the effective date of such acquisition, then Five Prime shall promptly terminate such Acquired Five Prime Competing Program or include such CSF1R Antibodies as Licensed Antibodies under this Agreement.

3.6BMS’s Exclusivity Obligations.

(a)Subject to Sections 3.6(b) and 3.6(c), during the Restricted Period, neither BMS nor any of its Affiliates shall, itself or with or through a Third Party, clinically develop, manufacture or commercialize, including by granting any rights to any Third Party to clinically develop, manufacture or commercialize, any CSF1R Antibodies, other than the Development or Commercialization of Licensed Antibodies and Licensed Products as contemplated by this Agreement; provided, however, that it shall not be a breach of the foregoing obligation for BMS or any of its Affiliates to grant rights to any Third Party to clinically develop, manufacture or commercialize a Third Party Licensed Molecule, wherein (i) no rights are granted to such Third Party to clinically develop, manufacture or commercialize any CSF1R Antibody and (ii) such Third Party is not expressly prohibited from clinically developing or commercializing such Third Party Licensed Molecule as part of a combination product or combination therapy that includes a CSF1R Antibody.

(b)If, during the Restricted Period, there is a Change of Control of BMS and the Third Party described in clause (b) of the definition of “Change of Control” (the “BMS Acquiror”), as of the effective date of such Change of Control, is engaged, directly or indirectly, in any activities that, if carried out by such BMS Acquiror would be a breach of the exclusivity obligations set forth in Section 3.6(a) above (such activities, a “BMS Competing Program”), then, within *** after the effective date of such Change of Control, BMS shall elect to do one of the following (but not more than one) with respect to such BMS Competing Program, and shall notify Five Prime in writing of such election in such time period: (i) divest itself of such BMS Competing Program; (ii) terminate the BMS Competing Program; or (iii) include the CSF1R Antibodies in such BMS Competing Program as Licensed Antibodies under this Agreement (on the same terms and conditions as apply to the then-existing Licensed Antibodies).

BMS shall use Commercially Reasonable Efforts to complete any divestiture it may elect under clause (i) above within *** after the effective date of such acquisition and if such divestiture is not completed by *** after the effective date of such acquisition, then BMS shall promptly terminate such BMS Competing Program or include such CSF1R Antibodies as Licensed Antibodies under this Agreement pursuant to Section 3.6(b)(iii). Any divestiture by BMS under clause (i) above shall not be deemed to convey a sublicense under any Five Prime Licensed Technology licensed to BMS hereunder or a license to any Collaboration Intellectual Property owned by BMS hereunder, unless BMS agrees in its discretion to grant the applicable Third Party a sublicense or license, option to obtain a sublicense or license, or covenants not to sue in

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connection therewith, in which event such BMS Competing Program and any CSF1R Antibody therein shall be subject to the terms and conditions of this Agreement, including the same milestone payments and royalties that would be payable to Five Prime as though such CSF1R Antibody were a Licensed Product hereunder.

(c)If during the Restricted Period, there is a Change of Control of BMS, and if the BMS Acquiror, as of the effective date of, or at any time subsequent to, such Change of Control, is engaged, directly or indirectly, in, the Development, manufacture, or commercialization of any CSF1R Antagonist that is neither a CSF1R Antibody nor a Licensed Antibody (any such activities described in (i) or (ii), a “BMS Competing Non-Antibody”), then BMS or the BMS Acquiror or its Affiliate shall have the right to commence or continue such BMS Competing Non-Antibody and to further the Development, manufacture and commercialization of the CSF1R Antagonist included in or arising from such BMS Competing Non-Antibody and if BMS or the BMS Acquiror or its Affiliate chooses to exercise such right, then (A) appropriate firewalls shall be put in place by BMS and the BMS Acquiror (now a BMS Affiliate) to ensure that no Five Prime Licensed Technology, Five Prime Pipeline Technology, Five Prime Platform Technology, Unilateral Intellectual Property, BMS Technology or Collaboration Intellectual Property, in each case, that is Confidential Information under this Agreement is disclosed to, shared with, or used by the personnel working on such BMS Competing Non-Antibody, and (B) BMS shall not transfer personnel involved in any way in the Development or Commercialization of a Licensed Product or a Licensed Antibody to work on the BMS Competing Non-Antibody.

(d)If, during the Restricted Period, BMS acquires rights from a Third Party (whether through acquisition of a Third Party, an asset acquisition, license or otherwise, but not through a Change of Control of BMS) to clinically develop or commercialize one or more CSF1R Antibodies (such activities, an “Acquired BMS Competing Program”), BMS shall not be in breach of its obligations under Section 3.6(a) provided that BMS notifies Five Prime in writing within *** after the effective date of such acquisition (i.e., after any pre-clearance) as to which of the following elections BMS chooses to make (which such election it is required to make) with respect to such Acquired BMS Competing Program (i) terminate the Acquired BMS Competing Program; (ii) divest itself of the Acquired BMS Competing Program; (iii) include the CSF1R Antibodies in such Acquired BMS Competing Program as Licensed Antibodies under this Agreement (on the same terms and conditions as apply to the then-existing Licensed Antibodies); or (iv) terminate this Agreement, which shall be treated as an at-will termination under Section 10.2(a)(i).

BMS shall use Commercially Reasonable Efforts to complete any divestiture under clause (ii) above within *** after the effective date of such acquisition and if such divestiture is not completed by *** after the effective date of such acquisition, then BMS shall promptly terminate such Acquired BMS Competing Program or include the CSF1R Antibodies in such Acquired BMS Competing Program as Licensed Antibodies under this Agreement (on the same terms and conditions as apply to the then-existing Licensed Antibodies).  Any divestiture by BMS or its

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Affiliate under clause (ii) above shall not be deemed to convey a sublicense under any Five Prime Licensed Technology licensed to BMS hereunder or a license to any Collaboration Intellectual Property owned by BMS hereunder, unless BMS agrees in its discretion to grant the applicable Third Party a sublicense or license, option to obtain a sublicense or license, or covenants not to sue in connection therewith, in which event such CSF1R Antibody shall be subject to the terms and conditions of this Agreement, including the same milestone payments and royalties that would be payable to Five Prime as though such CSF1R Antibody were a Licensed Product hereunder.  For clarity, if BMS terminates this Agreement pursuant to clause (iv) above, CSF1R Antibodies included in such Acquired BMS Competing Program shall not be considered Licensed Antibodies or Licensed Products.

3.7Subcontractors.

(a)BMS shall have the right to engage subcontractors for purposes of conducting activities assigned to it under this Agreement or for which it is responsible under this Agreement. Except as permitted by the JDC or otherwise consented to in advance by BMS, which consent shall not be unreasonably withheld, conditioned or delayed and shall be deemed given if BMS does not respond within *** of any request for such consent, Five Prime shall not utilize any service provider or contractor for any of the work for which it is responsible in the conduct of the Development Plan or related to the Current Combination Trial, or for the Five Prime Development Activities, unless such service provider or contractor is included in BMS’s list of pre-authorized sublicensees or subcontractors, which list BMS shall provide to Five Prime (any such service provider or contractor, an “Approved Subcontractor”).

(b)Each Party shall cause any subcontractor engaged by such Party to be bound by written obligations of confidentiality and non-use consistent with this Agreement.  Each Party shall cause any subcontractor engaged by such Party to assign to such Party (or grant a fully paid-up, exclusive, fully sublicensable, royalty-free, worldwide license to such Party under) (or, in the case of academic institutions and Third Party manufacturers, use reasonable efforts to cause such subcontractor to so assign or grant) all intellectual property made by such subcontractor in the course of performing such subcontracted work that relates to any Licensed Antibodies or Licensed Products or their use, manufacture or sale, which intellectual property will be deemed to be Collaboration Intellectual Property.  Each Party shall remain directly responsible for any obligations under this Agreement that have been delegated or subcontracted to any subcontractor, and shall be directly responsible for the performance of its subcontractors.

3.8Technology Transfer.  During the Term, upon request from BMS, Five Prime shall provide or make available to BMS documents, information and other tangible materials constituting the Five Prime Licensed Know-How then in existence that are available to Five Prime and reasonably necessary or reasonably useful for BMS to conduct the Development or Commercialization of any Licensed Antibody or Licensed Product.  Five Prime shall provide reasonable consultation and assistance for the purpose of transferring such Five Prime Licensed Know-How to BMS to the extent reasonably necessary for BMS to Develop and Commercialize

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a Licensed Antibody or Licensed Product in the Field that BMS is actively Developing or Commercializing.  Except for Five Prime’s internal FTE costs in providing technology transfer support pursuant to this Section 3.8, the costs and expenses of any additional technology transfer support pursuant this Section 3.8 shall be borne entirely by BMS.

3.9Third Party Licenses.

(a)Terms of Third Party Licenses.

(i)BMS acknowledges that the licenses granted to BMS in Section 3.1 include sublicenses under Five Prime Licensed Technology licensed to Five Prime pursuant to Third Party Licenses, and that such sublicenses are subject to the terms and conditions of such Third Party Licenses.  BMS acknowledges that certain of the licenses granted to Five Prime under Third Party Licenses are non-exclusive, and that BMS’s licenses with respect to the relevant Licensed Technology are exclusive only with respect to Five Prime, and not with respect to its licensor.

(ii)Without limiting Section 3.9(a)(i), no later than *** after the Effective Date, Five Prime shall exercise its option for a Commercial License (as defined in the ICOS Agreement) with respect to FPA008 under Sections 2.2 and 2.3 of the ICOS Agreement. Upon the effectiveness of such option exercise, (1) the ICOS Agreement shall cease to be an Excluded Third Party License and (2) the licenses granted to BMS pursuant to Section 3.1(a) shall include a sublicense of such Commercial License with respect to FPA008 (such sublicense, the “ICOS Sublicense”). BMS acknowledges and agrees that the ICOS Sublicense, if and when granted, shall be subject to the following: (A) the ICOS Sublicense is granted only with respect to the Commercial License for FPA008 granted to Five Prime in the ICOS Agreement and no other Licensee Product (as defined in the ICOS Agreement), (B) the ICOS Sublicense is subject to all terms and conditions of the ICOS Agreement and BMS shall practice the ICOS Sublicense in a manner consistent with all terms and conditions of the ICOS Agreement (including Section 5.1 (maintenance of records) and 5.2 (permitting Five Prime to conduct audits and make records available to ICOS)), (C) the ICOS Sublicense shall terminate immediately and automatically if the corresponding Commercial License with respect to FPA008 in the ICOS Agreement terminates or expires or if this Agreement terminates or expires, (D) Five Prime hereby acknowledges that it remains expressly liable to ICOS pursuant to the ICOS Agreement for all actions and/or omissions of BMS as Sublicensee (as defined in the ICOS Agreement) under the  Commercial License for FPA008 and (E) Five Prime must provide ICOS the name of BMS as Sublicensee, the date the ICOS Sublicense was granted and the Licensee Product to which the ICOS Sublicense pertains, and BMS acknowledges and agrees that doing so will not be in breach of any provision of this Agreement, including Article 9 (Confidentiality).

(iii)Without limiting Section 3.9(a)(i), following the Effective Date, Five Prime shall undertake Commercially Reasonable Efforts to obtain the consent of Lonza to grant a sublicense to BMS under the license granted to Five Prime in Section 4.1 of the Lonza

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Agreement, which sublicense would permit BMS to perform its obligations and exercise its rights with respect to manufacturing FPA008 under this Agreement; provided, that (1) Five Prime shall have no obligation to undertake to obtain any such consent for more than *** after the Effective Date and (2) Five Prime shall have no obligation to pay any consideration for or agree to any additional obligations or relinquish any rights as a condition to obtaining any such consent.  Upon receipt of such consent, (A) the Lonza Agreement shall cease to be an Excluded Third Party License and shall be an Existing Third Party License and (B) the licenses granted to BMS pursuant to Section 3.1(a) shall include a sublicense of such license granted to Five Prime in Section 4.1 of the Lonza Agreement (the “Lonza Sublicense”). BMS acknowledges and agrees that (x) the Lonza Sublicense shall be only with respect to FPA008, (y) the Lonza Sublicense shall be subject to all terms and conditions of the Lonza Agreement and shall be practiced by BMS in a manner consistent with all terms and conditions of the Lonza Agreement (including Sections 4.3.1-4.3.4, 6.1, 8 and 10.5 of the Lonza Agreement), and (z) the Lonza Sublicense shall terminate immediately and automatically if the corresponding license to Five Prime in the Lonza Agreement terminates or expires or if this Agreement terminates or expires.

(b)Notification.  If either Party becomes aware of any Third Party Patents or Know-How that are (i) specific to CSF1R or CSF1R Antibodies and (ii) necessary for the manufacture, use or sale of any Licensed Antibody or Licensed Product, such Party shall promptly notify the other Party, and the Parties shall promptly thereafter meet to discuss such Third Party Patents or Know-How and each Party’s interest, if any, in obtaining a license thereto.

(c)New Third Party Licenses.  If Five Prime enters into any agreement with a Third Party after the Effective Date and obtains a license from such Third Party to any Know-How or Patents that are necessary or reasonably useful for the testing, development, manufacture, distribution, use, importation, exportation or sale of a Licensed Antibody or Licensed Product, then such license agreement shall only be deemed a Third Party License, and such Know-How and Patents, to the extent otherwise falling within the definition of Five Prime Licensed Technology, will only be sublicensed to BMS if all of the following conditions are satisfied: (i) Five Prime discloses the terms of the applicable license agreement to BMS, to the extent applicable to the rights that would be sublicensed to BMS, and (ii) BMS provides Five Prime with written notice in which (1) BMS consents to adding such Patents and Know-How to the definition of Five Prime Licensed Technology and such license agreement to the definition of Third Party License; (2) BMS agrees to make all payments when due and provide all reports required under such license agreement for all amounts that would be owed under such license agreement as a result of Five Prime’s granting a sublicense to BMS or BMS’s practice thereunder, including BMS’s and its Affiliates’ and sublicensees’ development, manufacture and commercialization of Licensed Products; and (3) BMS acknowledges in writing that its sublicense under such license agreement is subject to the terms and conditions of such license agreement.

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Article 4

DEVELOPMENT AND REGULATORY MATTERS

4.1General; Diligence.

(a)Except for Five Prime’s responsibilities in the conduct of the Current Combination Trial, and Five Prime’s right to conduct other Development and regulatory activities in connection with Five Prime Development Activities as described below, and any other rights and obligations as expressly set forth in this Agreement, BMS shall have the sole right and responsibility for the Development of the Licensed Antibodies and Licensed Products under this Agreement at its own cost and expense (including responsibility for all funding, resourcing and decision-making), including whether to advance Licensed Antibodies other than FPA008 into Development; provided, that BMS’s Development of the Licensed Antibodies and Licensed Products under this Agreement is subject at all times to Section 4.1(b) below and that BMS shall conduct such Development pursuant to a Development Plan, as set forth in more detail below.

(b)BMS, by itself or through its Affiliates and sublicensees, shall use Commercially Reasonable Efforts to Develop and obtain Marketing Approval for Licensed Products in the Field in the Territory, which shall include using Commercially Reasonable Efforts to: (i) perform the activities set forth in the Development Plan, (ii) Develop at least *** Licensed Antibody or Licensed Product in the Field for the purpose of obtaining Marketing Approval in the Major Markets and (iii) obtain Marketing Approval for at least *** Licensed Product in the Field in each of the Major Markets.  For clarity, it is understood and acknowledged that Commercially Reasonable Efforts in the Development of Licensed Antibodies and/or Licensed Products may include sequential implementation of Clinical Trials and/or intervals between Clinical Trials for data interpretation and clinical program planning and approval and regulatory interactions with the Regulatory Authorities.

4.2Development Plan; Amendments to Development Plan.

(a)The Development of Licensed Products by or on behalf of BMS and its Affiliates and sublicensees under this Agreement shall be conducted pursuant to a written development plan for each Licensed Product (each, a “Development Plan”), which shall be substantially consistent with similar plans used by BMS for internal purposes and which shall include at a minimum: study rationale, patient population, timeline, primary endpoint, key secondary endpoint and statistical justification.  The protocol summary for each Clinical Trial conducted as part of the Development Plan will be provided to the JDC at the next JDC meeting following the availability of such summary. The initial draft Development Plan (including for the Current Combination Trial) as of the Execution Date is attached to this Agreement as Exhibit E. Five Prime has separately provided BMS with the protocol for and a summary of the status of each Current Five Prime Non-I-O Study. Five Prime will provide BMS with any updates or

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changes to any such protocol as well as material updates to each Current Five Prime Non-I-O Study as soon as practicable after they become available.

(b)From time to time during the Term, BMS may make and implement amendments to the then-current Development Plan, subject to this Section 4.2(b) and the other terms and conditions of this Agreement.  To the extent such amendments are (x) material, (y) relate to a Major Market, and (z) have not been previously communicated to Five Prime at the JDC or a Working Group, in each case, in writing (including emails or presentations), BMS shall (i) provide Five Prime with a written description of such changes and a reasonable opportunity and time period to review and comment on such material amendments prior to their implementation, of not less than ***, and the opportunity to discuss such material amendment to the Development Plan with BMS and (ii) submit such amendment, following the Five Prime review, comment and discussion period, to the applicable Working Group (or the JDC, if no applicable Working Group exists) for review and approval.  Examples of material amendments to the Development Plan include: eliminating, adding or switching Licensed Product(s) or Licensed Antibody(ies); adding or terminating or substituting a tumor type; eliminating or adding a planned Phase 2 Clinical Trial or Registration-Enabling Clinical Trial, adding or removing a randomized or control arm from a planned or ongoing Phase 2 Clinical Trial or Registration-Enabling Clinical Trial, terminating an in-progress Phase 2 Clinical Trial or Registration-Enabling Clinical Trial; eliminating, adding or materially changing the components of a Clinical Trial of a Licensed Antibody or Licensed Product in combination with BMS Pipeline Assets, or removing or adding any BMS Pipeline Assets to the Development Plan; changing the enrollment or data readout for a Clinical Trial by an amount sufficient to reasonably cause *** or more delay in the expected completion of such Clinical Trial; or modifying plans for commercial manufacturing in a manner that would reduce capacity or delay commercial availability. BMS shall consider all Five Prime comments on the amendments to the Development Plan reasonably and in good faith.  Once amendments to the Development Plan are fully reviewed and commented upon by Five Prime and approved by the applicable Working Group (or the JDC, if applicable) pursuant to this Section 4.2(b), if material, then such amended Development Plan shall replace the prior Development Plan. If the activities contemplated by the Development Plan contradict, or create inconsistencies or ambiguities with, the terms of this Agreement, then the terms of this Agreement shall govern.

4.3Five Prime Development Activities.

(a)Current Five Prime Non-I-O Studies. Five Prime has the right, in its sole discretion, to complete the Current Five Prime Non-I-O Studies in accordance with the then-current protocol(s).  Five Prime shall notify BMS regarding any material amendment to the protocol for, as well as any suspension or termination of, any Current Five Prime Non-I-O Study. For clarity, as between the Parties, Five Prime is responsible for all costs associated with the conduct of the Current Five Prime Non-I-O Studies, excluding all costs and expense related to drug supply of FPA008, which will be borne by BMS (and Five Prime shall not have any obligation to pay any Service Fees pursuant to Section 5.3(d) with respect thereto) except (i) to

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the extent that increased drug supply of FPA008 is required as a result of a modification by Five Prime to the protocol(s) in effect as of the Execution Date with respect to the Current Five Prime Non-I-O Studies or (ii) for the randomized portion of the current Phase 1 Clinical Trial of FPA008 in rheumatoid arthritis.

(b)Current Combination Trial.

(i)Five Prime will use Commercially Reasonable Efforts to complete the Current Combination Trial in accordance with the Development Plan (and the timelines set forth therein).  Five Prime shall meet the following milestones with respect to the Current Combination Trial: (A) Five Prime will complete enrollment for Phase 1a on or before *** and (B) Five Prime will achieve sufficient enrollment in Phase 1b to *** on or before ***; provided, that these dates shall be tolled for amendments to the study protocol or any changes made by BMS.  In the event that Five Prime does not meet the deadlines in Section 4.3(b)(i)(A) or 4.3(b)(i)(B), after taking into account any tolling described above, BMS may upon notice to Five Prime, assume operational control of the Current Combination Trial.  For clarity, the provisions of this Section 4.3(b) do not prejudice BMS’s final decision-making authority at the JDC as set forth in Section 2.8 above regarding the Current Combination Trial; provided, that BMS may not exercise such final decision-making authority to: (A) increase Five Prime’s obligations pursuant to this Section 4.3(b), (B) assume operational control of the Current Combination Trial other than as set forth in this Section 4.3(b), or (C) cause Five Prime to perform activities that were previously out-sourced.

(ii)In the event BMS gives notice that it will assume operational control of the Current Combination Trial as set forth in Section 4.3(b)(i), Five Prime will promptly transfer/assign to BMS: (A) the applicable IND and regulatory filings for the Current Combination Trial, to which BMS will grant Five Prime applicable rights of use or reference, to enable Five Prime to exercise its rights and perform its obligations under this Agreement, (B) the data from the Current Combination Trial and (C) contracts for Third Party service providers that Five Prime has been using for the Current Combination Trial. In addition, Five Prime will conduct a technology transfer to BMS that consists of disclosing to BMS the Five Prime Licensed Know-How that is necessary or reasonably useful for BMS to continue the Current Combination Trial under the then-contemplated protocol, as well as any drug supplies, data, analysis, reports, samples, regulatory filings and any other relevant materials and information.  The costs and expenses of the foregoing transfers shall be borne solely by BMS, other than Five Prime’s internal FTE costs in making such transfers.

(iii)BMS shall bear all costs and expenses associated with the Current Combination Trial, except that Five Prime is responsible for all internal FTE costs of Five Prime associated with such study, when conducted by Five Prime; provided, however, if BMS requests that Five Prime change the Current Combination Trial in a manner that would materially increase the number of Five Prime FTEs (such as increasing the number of patients, sites, or tumor types for the Current Combination Trial) then BMS shall reimburse Five Prime for the Five Prime

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internal FTE costs associated with such change. For clarity, the cost of manufacture and supply (including shipping, insurance, taxes and duty, if applicable) of FPA008 and Nivolumab for the performance of the Current Combination Trial shall be borne solely by BMS, and Five Prime will not be required to pay any Service Fee with respect thereto; provided that costs for replacing required quantitates of FPA008 or Nivolumab for the Current Combination Trial due to wastage or loss of drug supply due to the negligence or willful misconduct of Five Prime shall be borne by Five Prime and shall not exceed the Service Fee for the equivalent quantity of FPA008 or Nivolumab, as applicable, that Five Prime would have been obligated to pay had it obtained such supply in accordance with Section 5.3(d).

(iv)With respect to BMS’s payment obligations for the Current Combination Trial (either before or after BMS assumes operational control), Five Prime shall provide a report to BMS within *** after the end of each Calendar Quarter which shall set forth in reasonable detail all costs and expenses actually incurred during such Calendar Quarter by Five Prime (a “Quarterly Report”).  If requested by BMS, Five Prime shall provide invoices or other appropriate supporting documentation for any payments to a Third Party exceeding ***.  The Parties shall seek to resolve any questions related to such Quarterly Reports within *** following receipt by BMS of such Quarterly Report.  Based on these Quarterly Reports, the Parties’ finance teams will determine the amount, if any, owed by BMS for such Calendar Quarter and such payment will be made by BMS within *** after such reconciliation period and otherwise in accordance with Section 7.4.

(c)Five Prime Independent Development Paths Generally.  Five Prime shall have the right to conduct Non-Registrational Clinical Trials and Preclinical Studies of a Licensed Antibody or Licensed Product then being Developed or Commercialized by or on behalf of BMS or its Affiliates or sublicensees, as follows, and in each case subject to the terms and conditions set forth in this Section 4.3:

(i)in PVNS (x) as monotherapy or (y) in combination with one or more therapeutics approved for the treatment or prevention of PVNS;

(ii)in any disease outside of Oncology (including RA, nonalcoholic steatohepatitis (NASH), idiopathic pulmonary fibrosis (IPF), Crohn’s disease, ulcerative colitis, multiple sclerosis, systemic lupus erythematosus, lupus nephritis, psoriatic arthritis, psoriasis, coronary arterial disease, liver fibrosis or renal fibrosis) (x) as monotherapy or (y) in combination with one or more therapeutics approved for the relevant indication (any such disease, a “Five Prime Non-Oncology Disease”);

(iii)in combination with Nivolumab in Oncology outside of the Ono Territory (a “Nivolumab Combination”);

(iv)in combination with a Proprietary Immuno-Oncology molecule (including an Antibody, peptide or chemical compound) of BMS (other than Nivolumab) that, as

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of the time of the conduct of such trial, is in or has completed Registration-Enabling Clinical Trials in Oncology and is not available on the market for purchase (a “BMS Pipeline Combination”) outside of the Ono Territory;

(v)subject to Section 4.3(o) below, in combination with a Proprietary Immuno-Oncology molecule (including an Antibody, peptide or chemical compound) of BMS (other than Nivolumab) that is commercially available for purchase by Third Parties and that is purchased by Five Prime on the open market (such Immuno-Oncology molecule, a “Marketed BMS Molecule” and such combination, a “Marketed BMS Combination”); or

(vi)in combination with a Five Prime Pipeline Asset, including in Oncology (a “Five Prime Pipeline Combination”) (any of the foregoing (i) through (v) and any Permitted Registrational Studies, a “Five Prime Independent Development Path”).

(d)Registration-Enabling Clinical Trials.

(i)Generally.  Five Prime shall have the right to conduct Registration-Enabling Clinical Trials (1) for PVNS; and (2) in connection with a Five Prime Pipeline Combination (“Permitted Registrational Studies”).  Except for Permitted Registrational Studies, Five Prime may not initiate any Registration-Enabling Clinical Trial, convert any Non-Registrational Clinical Trial into a Registration-Enabling Clinical Trial, make any BLA filing based upon any Registration-Enabling Clinical Trial, or initiate discussions with any Regulatory Authority with the intent of discussing making a BLA filing based upon any Registration-Enabling Clinical Trial, in each case without BMS’s prior written consent, which consent will be at BMS’s sole discretion. For clarity, it shall not be a breach of the foregoing sentence for Five Prime to respond to questions and comments from a Regulatory Authority or to participate fully in discussions with a Regulatory Authority that were initiated for reasons other than discussing making a BLA filing based upon any Registration-Enabling Clinical Trial.  Five Prime shall have the right to conduct Exceptional Registrational Studies and to use the data arising from such Exceptional Registrational Studies to support an application for Marketing Approval.

(ii)Exceptional Studies.  Notwithstanding the prohibitions or limitations regarding the conduct by Five Prime of Registrational Studies  set forth in Sections 4.3(d)(i), 4.3(e)(ii), 4.3(e)(iii), 4.3(i)(v) and 4.3(i)(vi), it shall not be considered a breach of this Agreement by Five Prime (and Five Prime may continue to conduct such Clinical Trial) in the event that a Clinical Trial that is initiated as a Non-Registrational Clinical Trial later meets the definition of a Registration-Enabling Clinical Trial without intentional design or modifications directed at converting such trial into a Registration-Enabling Clinical Trial (e.g., through extraordinary results) and without Five Prime initiating discussions with any Regulatory Authority with the intent of encouraging such Regulatory Authority to provide guidance that such Clinical Trial could or should be used to support an application for Marketing Approval; provided, that Five Prime may respond to questions or comments from a Regulatory Authority or participate fully in a discussion with a Regulatory Authority that was initiated by Five Prime for

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reasons other than encouraging such Regulatory Authority to provide guidance that such Clinical Trial could or should be used to support an application for Marketing Approval.

(e)Timing Limitations on Five Prime Independent Development Paths.  Five Prime shall not :

(i)file an IND (or foreign equivalent) to conduct clinical Development of any Licensed Product as monotherapy or in combination with another agent(s) prior to ***;

(ii)Initiate a Registration-Enabling Clinical Trial for any Five Prime Independent Development Path in the field of Immuno-Oncology before ***; or

(iii)Initiate a Registration-Enabling Clinical Trial for any Five Prime Independent Development Path, other than in Immuno-Oncology combinations (the timing restriction for which is set forth in clause (ii) above) or in PVNS (in which there is no timing restriction) before ***.

Notwithstanding the foregoing, if Five Prime’s filing of its first BLA with respect to a Five Prime Independent Development Path would occur less than *** prior to BMS’s expected filing of its first BLA for a Licensed Product, then Five Prime will, at BMS’s request, defer the filing of such BLA until the earlier of (1) the date BMS files a BLA for such Licensed Product or (2) *** after Five Prime’s originally planned filing date.  During such deferral, BMS may make such Licensed Product available on a compassionate use/expanded access basis program, provided that any such efforts do not limit the duration of any Regulatory Exclusivity available for such Licensed Product in the field of Oncology.

(f)Notice to BMS of Five Prime Independent Development Path; Movement to Development Plan; Substitution. At least *** prior to Five Prime’s planned Initiation of the first Clinical Trial with respect to a particular Five Prime Independent Development Path and at least *** prior to Five Prime’s planned Initiation of any subsequent Clinical Trial with respect to such Five Prime Independent Development Path, Five Prime would provide BMS written notice of such planned Clinical Trial along with a detailed protocol summary for such Clinical Trial (an “Independent Development Notice”). Five Prime would also provide BMS with relevant scientific information and pre-clinical and other data supporting such planned Clinical Trial.  BMS would have the right, exercisable within *** after the date of an Independent Development Notice, with respect to the first Clinical Trial with respect to such Five Prime Independent Development Path, and within *** days after the date of an Independent Development Notice, with respect to any subsequent Clinical Trial with respect to such Five Prime Independent Development Path, to include such Clinical Trial in the Development Plan, which it shall exercise by providing a written notice to Five Prime (a “Program Addition Notice”); provided, that BMS has the bona fide intent to Initiate a Clinical Trial within *** (subject to the completion of Five Prime’s transfer to BMS of all relevant information and

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materials necessary to commence such Development) that is substantially similar in scope and purpose and, with respect to combinations, the same therapeutic combination, as Five Prime had proposed for such Five Prime Independent Development Path; provided, further, that in connection with a Five Prime Pipeline Combination (other than a Five Prime Pipeline Combination that includes a Five Prime Reserved Target), BMS may substitute an agent Proprietary to BMS that modulates the same Target as the Five Prime Pipeline Asset proposed in such Five Prime Pipeline Combination if: (i) the combination of such BMS agent and the relevant Licensed Antibody or Licensed Product used in such Five Prime Pipeline Combination (the “BMS Replacement Combination”) is at a substantially equivalent or later stage of development to such Five Prime Pipeline Combination and (ii) a sufficient number of patients have already been treated with the BMS Replacement Combination in order to demonstrate an equivalent level of clinical validation as such Five Prime Pipeline Combination. Five Prime would provide BMS with written authorization to the FDA and other applicable Regulatory Authorities of BMS’s right to cross-reference the appropriate INDs and other Regulatory Materials of Five Prime for its Proprietary agents as may be required for the continued Development of the applicable Five Prime Independent Development Path.

(g)Five Prime Conduct of Five Prime Independent Development Paths. If with respect to a planned Five Prime Independent Development Path (i) BMS notifies Five Prime that it will not include such planned Clinical Trial in the Development Plan; (ii) BMS does not include such planned Five Prime Independent Development Path in the Development Plan within *** or ***, as applicable, after receiving an Independent Development Notice with respect thereto; (iii) BMS elects to pursue a BMS Replacement Combination; or (iv) BMS does not initiate a Clinical Trial substantially similar in scope and purpose and, with respect to combinations, the same therapeutic combination as Five Prime had proposed for such Five Prime Independent Development Path (taking into account BMS’s right to substitute a BMS Proprietary agent as described in Section 4.3(f) above) within *** after adding it to the Development Plan (subject to the completion of Five Prime’s transfer to BMS of all relevant information and materials necessary to commence such Development), then thereafter Five Prime has the right to unilaterally conduct such Five Prime Independent Development Path; provided that any such Five Prime Independent Development Path is conducted consistent with the protocol summary last proposed to BMS (with any material changes to be submitted to BMS for consideration pursuant to the process described in this Section 4.3(g)).  Five Prime will provide BMS with the draft protocol for each Five Prime Independent Development Path for review and comment and Five Prime would take BMS’s comments into consideration in good faith (with Five Prime having final decision-making authority with respect to the conduct of such development subject to the terms and conditions of this Section 4.3). Notwithstanding the foregoing, the Parties, through the JDC, will seek to align on overall development strategy of the applicable Licensed Product, taking into consideration all relevant scientific, commercial and regulatory considerations relevant to the overall Development by the Parties of all Licensed Antibodies and Licensed Products.  If Five Prime continues with a Five Prime Independent Development Path pursuant to Section 4.3(g)(iii) (i.e., on account of BMS’s election to pursue a BMS Replacement Combination) (such Five Prime Independent Development Path, an “Alternate Development

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Path”), then with respect to any such uses or activities by Five Prime, (1) BMS will have no obligation to further Develop or Commercialize any resulting Indications, (2) BMS shall continue to provide supply of the relevant Licensed Antibody or Licensed Product to Five Prime as set forth in Section 5.3(b), (3) Five Prime shall not be obligated to comply with Section 4.3(f) with respect to any Clinical Trial for such Alternate Development Path, (4) if Five Prime in its sole discretion complies with Section 4.3(f) with respect to any Clinical Trial for such Alternate Development Path, and if BMS delivers a Program Addition Notice with respect thereto, the Alternate Development Path shall be considered a Five Prime Independent Development Path added to the Development Plan and shall, in addition to other applicable provisions of this Agreement, be subject to the payments under Section 4.4, and (5) except as set forth in clause (4) above, such Alternate Development Path shall not be subject to the payments in Section 4.4.

(h)Costs of Five Prime Independent Development Paths.  Five Prime would bear all costs of Five Prime’s development of any Five Prime Independent Development Path, subject to reimbursement by BMS as provided in Section 4.4 below.

(i)Other Terms and Conditions.  Five Prime’s development of Five Prime Independent Development Paths would be subject to the following additional terms and limitations:

(i)Five Prime may not conduct Clinical Trials for more than *** Five Prime Non-Oncology Diseases (including RA and PVNS (which shall be deemed a Five Prime Non-Oncology Disease for purposes of this section)), regardless of success, with no limit on the number of indications or diseases in which Five Prime may conduct Preclinical Studies, and no limit on the number of individual Clinical Trials within each of the *** Five Prime Non-Oncology Diseases;

(ii)Unless the Parties agree otherwise in writing, the dosage and dosage regimen of the Licensed Product to be used in a Five Prime Independent Development Path shall be within (1) any approved dosage and regimen; (2) a protocol-determined dosage and regimen for such Licensed Product in any Clinical Trial within the then-current Development Plan or (3) a range of dosages and dosage regimens that have been approved by BMS at the JDC or a Working Group;

(iii)With respect to Nivolumab Combinations, Five Prime would have the right to conduct Clinical Development on no more than *** additional tumor types beyond those included in the then-current Development Plan (i.e., to conduct studies that are not duplicative of ongoing or planned BMS studies, regardless of success, and with no limit on the number of individual Clinical Trials; provided that any such Nivolumab Combinations must follow the experimental paradigm (e.g., dose, dosing schedule and patient qualifications that are unrelated to tumor type) of the then-current Development Plan that combined Nivolumab with such Licensed Product that have been approved by BMS at the JDC or a Working Group, and

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any protocols with respect to such Nivolumab Combinations must be reviewed and approved by the JDC;

(iv)With respect to BMS Pipeline Combinations, Five Prime would have the right to conduct Clinical Development on *** BMS Pipeline Combinations, with up to *** tumor types per combination, regardless of success, and with no limit on the number of Clinical Trials); provided that such BMS Pipeline Combinations must follow the experimental paradigm (e.g., dose, dosing schedule and patient qualifications that are unrelated to tumor type) of the then-current Development Plan or experimental paradigms from any prior study(ies) that combined the applicable BMS Pipeline Asset with such Licensed Product that have been approved by BMS at the JDC or a Working Group, and any protocols with respect to such BMS Pipeline Combinations must be reviewed and approved by the JDC;

(v)Subject to clause (vi) below, Five Prime would have the right to conduct Registration-Enabling Clinical Trials in Five Prime Pipeline Combinations in up to *** tumor types with respect to each Five Prime Pipeline Combination; with additional tumor types (i.e., in excess of five) requiring the consent of BMS, which consent would be at BMS’s sole discretion;

(vi)Notwithstanding clause (v) above, Five Prime would be required to obtain BMS’s consent, which consent would be at BMS’s sole discretion, in order to conduct any Registration-Enabling Clinical Trial of a Five Prime Pipeline Combination if the Five Prime Pipeline Asset included in the Five Prime Pipeline Combination modulates a BMS Reserved Pipeline Target;

(vii)Five Prime’s ability to conduct Clinical Development on Five Prime Pipeline Combinations shall be limited to those territories where Five Prime retains the relevant development rights for the Five Prime Pipeline Asset; provided that Five Prime may conduct global studies (i.e., including patients outside territories where Five Prime has rights) where Five Prime retains rights in at least *** of the following territories: ***; and provided, in each case, that Five Prime will conduct such Clinical Development without a co-development partner but shall have the right to use service providers such as CROs and any fill and finish (with respect to supplies for subcutaneous formulation), packaging, labeling, printing, shipping, or depot or storage vendors as provided in Section 3.7.

(viii)Any Five Prime Independent Development Path shall be approved by all applicable IRBs, and shall otherwise be conducted in compliance with Applicable Laws;

(ix)BMS has the right to direct Five Prime to refrain from commencing or to discontinue any proposed Five Prime Independent Development Path activities due to BMS’s good faith determination of the existence of Safety Reasons with respect to such activities, and in such event Five Prime shall refrain from commencing or shall promptly

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discontinue (in each case, consistent with Applicable Laws and industry best practices for the conduct of such activities) such Five Prime Independent Development Path activities;

(x)Five Prime will provide BMS with updates on all the Clinical Development of any Five Prime Independent Development Path at each regularly scheduled JDC meeting, and will propose all Preclinical Studies for discussion, and keep BMS reasonably updated on any such Preclinical Studies, at meetings of the relevant Working Group. Five Prime will provide BMS with relevant information and results from each Five Prime Independent Development Path periodically during the course of such Clinical Trial (but in any event not less frequently than monthly) and would provide BMS with top-line and other aggregated end-of-study data reports with respect to such Five Prime Independent Development Paths promptly after such reports are available to Five Prime;

(xi)Five Prime will obtain approval of the JDC for any material changes to the protocol of Clinical Trials for any Five Prime Independent Development Path;

(xii)BMS would provide Five Prime with written authorization to the FDA and other applicable Regulatory Authorities of Five Prime’s right to cross-reference the appropriate INDs and other Regulatory Materials of BMS for its Proprietary agents as may be required for the conduct of the Five Prime Independent Development Path.  If BMS reimburses Five Prime pursuant to Section 4.4 for its Development Expenses relating to all Five Prime Unilateral Studies conducted during the Term leading to such data (such reimbursement, the “Data Reimbursement”), then BMS shall be entitled to use the data from the Five Prime Independent Development Path to (1) submit regulatory filings and seek approvals for its own agent, either alone or as part of a combination use therapy with the Licensed Product; and (2) following the applicable approval, to promote indications based on, and to disseminate, such data for the benefit of its own agent, either alone or as part of the combination therapy with the applicable Licensed Product; and

(xiii)Exhibit I sets forth a list of possible countries in which Future Five Prime Studies may be conducted, provided that BMS shall not be obligated to supply Licensed Product (or any BMS Proprietary agent) for use in a country listed on Exhibit I if such product has not previously been made available for clinical or commercial use in such country;

(j)Operational Authority of Five Prime Generally.  Solely with respect to Five Prime Development Activities, Five Prime shall, subject to the oversight and determinations of the JDC as provided in Section 2.2, and the applicable terms and conditions of this Section 4.3: (i) manage and be primarily responsible for the conduct of the Five Prime Development Activities; (ii) be the sponsor and regulatory lead with respect to the each Five Prime Development Activity; and (iii) as between the Parties, be the lead with respect to (1) the selection and management of clinical study sites (including budget negotiations with vendors, timelines and contingency planning), (2) conducting clinical study start-up activities, communicating with and obtaining approval from institutional review boards and/or ethics

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committees, as applicable, and drafting for both Parties’ approval the template informed consent form (“ICF”) for each Five Prime Development Activity, (3) subject recruitment and retention activities, (4) ongoing site monitoring and quality assurance audits, (5) subject to the terms of the Pharmacovigilance Agreement, management of safety reporting by contract research organizations and clinical study sites, (6) ongoing medical monitoring, (7) management, monitoring and audits of CROs in connection with each CRO involved in the conduct of each Five Prime Development Activity, and (8) inquiries from clinical study subjects ((1)-(8), collectively, the “Operational Matters”). Five Prime shall use Commercially Reasonable Efforts to perform such Operational Matters.  The JDC shall set up a mechanism for BMS or a Working Group of the JDC to be informed and updated on a timely periodic basis regarding Operational Matters, so that if BMS has any concerns or disagreements regarding same, the matter can be escalated to the JDC for review.

(k)Responsibilities of Five Prime Relating to Current Combination Trial.  Subject to JDC direction and oversight as provided in Section 2.2, Five Prime shall be responsible for the activities set forth on Schedule 4.3(k), with respect to the conduct of the Current Combination Trial.

(l)Regulatory Matters Relating to Five Prime Development Activities.  Five Prime shall, with respect to each of the Five Prime Development Activities:

(i)provide BMS with reasonable advance notice of scheduled meetings or other material non-written communications with a Regulatory Authority and the opportunity to participate in each such meeting or other non-written communication, to the extent that it relates to the Licensed Product or a BMS Pipeline Asset, and providing BMS with the opportunity to review, provide comments to Five Prime within *** on, and, if inconsistent with the Development Plan or JDC guidance, approve all submissions and written correspondence with a Regulatory Authority that relates to a Licensed Product or BMS Pipeline Asset; provided, however, in no event shall Five Prime or any Affiliate or sublicensee of Five Prime transfer material written communications to or initiate other communications with any Regulatory Authority solely with respect to a Licensed Product or BMS Pipeline Asset without the prior written consent of BMS; and provided further that BMS shall (unless otherwise permitted by Five Prime) step out of any portions of such meetings or other non-written communications with a Regulatory Authority that relate solely to a Five Prime Pipeline Asset and Five Prime shall (unless otherwise permitted by BMS) step out of any portions of such meetings or other non-written communications with a Regulatory Authority that relate solely to a BMS Pipeline Asset;

(ii)provide to BMS (1) a written summary of meetings or other non-written official communications with a Regulatory Authority, in each case with respect to which representatives of BMS did not attend or did not participate, within *** of such meeting or communication (with draft formal minutes to follow within ***, (2) copies of any substantial correspondence to or from a Regulatory Authority within *** of receipt or provision, in each

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case to the extent that it relates to a Licensed Product or a BMS Pipeline Asset (or to the extent the communication would adversely impact the performance of the Development Plan), and (3) copies of all Regulatory Materials that relate to a Licensed Product or BMS Pipeline Asset within *** of submission to Regulatory Authorities; and

(iii)provide to BMS, including through the relevant Working Group, at least *** in advance of submission, drafts of (1) the IND with respect to such Five Prime Development Activity (if applicable); and (2) any Regulatory Materials, or portions thereof, that relate to a Licensed Product or a BMS Pipeline Asset, for review, and providing BMS, including through the relevant Working Group, at least *** in advance of submission drafts of all other formal written correspondence to a Regulatory Authority relating to the Five Prime Development Activity, to the extent such correspondence relates to a Licensed Product or a BMS Pipeline Asset.

(m)Impact of a Change of Control on Five Prime Development Activities. In the event of a Change of Control of Five Prime, (a) Five Prime would establish appropriate firewalls and similar procedures to prevent disclosure of any Confidential Information of BMS to the applicable Third Party except on a need-to-know basis to personnel to the extent necessary for Five Prime to perform activities related to the research or clinical development of any Five Prime Independent Development Path or otherwise perform its obligations or exercise its rights under this Agreement, (b) the definition of “Five Prime Pipeline Assets” would be deemed to include only those internal or in-licensed or acquired pipeline assets of Five Prime with respect to which Five Prime had rights to develop and commercialize such asset immediately prior to such Change of Control; and (c) the right of Five Prime to pursue any additional research or clinical development of any Nivolumab Combination or any BMS Pipeline Combination under this Agreement would terminate upon such Change of Control of Five Prime.  If the applicable Third Party is then commercializing a CSF1R Antagonist in the field of Oncology or is then dosing patients in a Clinical Trial testing a CSF1R Antagonist that is Proprietary to such Third Party in the field of Oncology, the right of Five Prime to pursue any additional Five Prime Independent Development Path activities, and the right of Five Prime to manufacture Licensed Antibodies or Licensed Products under this Agreement, would terminate upon such Change of Control of Five Prime.  In the event of a Change of Control of Five Prime, the Parties will cooperate to ensure an orderly wind down of any ongoing research or Clinical Trials with respect to any Nivolumab Combination or any BMS Pipeline Combination (or any Five Prime Independent Development Path, if applicable pursuant to the immediately preceding sentence) and transfer to BMS of all relevant information, data, results, samples, clinical supplies and filings with respect to such research or Development at BMS’s expense.  BMS may only use such information, data, results, samples, clinical supplies and filings if it pays the Data Reimbursement.

(n)Purchases of Commercially Available Licensed Product. If a Licensed Product is commercially available for purchase by Third Parties, Five Prime shall be free to purchase such commercially available Licensed Product on the open market for any use,

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including research or development uses and Registration-Enabling Clinical Trials, without restrictions under this Agreement that would not be applicable to Third Parties purchasing such commercially available Licensed Product (for example, Sections 3.5, 4.1(a), 4.3 and Article 2 shall not apply to such uses); provided, that Five Prime shall comply with Sections 9.1, 9.2 and 9.3. For clarity, with respect to any such uses or activities by Five Prime,  BMS will have no obligation to provide drug supplies, further Develop or Commercialize any resulting indications, make any payments with respect to such uses pursuant to Article 7 hereof, or provide any right of reference to BMS regulatory filings in furtherance of such uses or activities.

(o)Marketed BMS Combinations. In the event that Five Prime pursues a Marketed BMS Combination, unless BMS elects in its sole discretion to include any such Development Activities in the Development Plan or to otherwise reimburse Five Prime for Development Expenses pursuant to Section 4.4, BMS will have no obligation to provide drug supplies for the Marketed BMS Molecule, further Develop or Commercialize any resulting indications, or make any payments with respect to such uses pursuant to Article 7 hereof.

4.4Inclusion of a Five Prime Independent Development Path in the Development Plan.

(a)Reimbursement of Five Prime Development Expenses Where Included in Development Plan; Payment of Deferred Milestone Payments. Within *** after BMS’s addition of a Five Prime Independent Development Path to the Development Plan (subject to the completion of Five Prime’s transfer to BMS of all relevant information and materials necessary to commence such Development), BMS will pay Five Prime an amount equal to *** of Five Prime’s Development Expenses with respect to such Five Prime Independent Development Path (and that do not relate specifically to other Indications or Five Prime Development Paths) added to the Development Plan, without duplication of any Development Expenses that may have been previously paid by BMS. Milestone payments shall be paid as follows: (A) for each milestone event (other than for a PVNS Milestone) set forth in Section 7.2 that was achieved in the Five Prime Independent Development Path prior to the date BMS provided a Program Addition Notice with respect to such Five Prime Independent Development Path, BMS will pay Five Prime each such corresponding milestone payment set forth in Section 7.2 within *** following the date of the first to occur of (1) First Marketing Approval in the EU, (2) First Marketing Approval in Japan or (3) first BLA Approval in the US, in each case, with respect to a Licensed Product arising from such Five Prime Independent Development Path (the first of (1), (2) or (3), the “First Product Approval”) and (B) for each milestone event set forth in Section 7.2 that was achieved in the Five Prime Independent Development Path on or after the date BMS provided a Program Addition Notice with respect to such Five Prime Independent Development Path, BMS will pay Five Prime each corresponding milestone payment set forth in Section 7.2 in accordance with the terms of Section 7.2 within *** following achievement of the applicable milestone event.  For clarity, for milestone events for PVNS Milestones that are achieved in the Five Prime Independent Development Path prior to the date BMS provided a Program Addition Notice with respect to such Five Prime Independent

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Development Path, BMS shall pay the corresponding milestone payment set forth in Section 7.2 in accordance with the terms of Section 7.2 within *** following achievement of the applicable milestone event.

(b)Reimbursement of Five Prime Development Expenses Where Not Included in Development Plan; Payment of Deferred Milestone Payments. Notwithstanding Section 4.4(a) above, if BMS does not add a Five Prime Independent Development Path to the Development Plan before the review of any efficacy data from the first Phase 3 or Registration-Enabling Clinical Trial, and such Five Prime Independent Development Path achieves the First Product Approval, then within *** after such First Product Approval, BMS will pay Five Prime an amount equal to the sum of (1) one hundred twenty-five percent (125%) of Five Prime’s Development Expenses other than the amounts paid by Five Prime for the purchase of Marketed BMS Molecules on the open market, and (2) *** of the amounts paid by Five Prime for the purchase of Marketed BMS Molecules on the open market, in each case ((1) and (2)) with respect to such Five Prime Independent Development Path (and that do not relate specifically to other Indications or Five Prime Development Paths), without duplication of any Development Expenses that have been previously paid by BMS. Milestone payments shall be paid as follows: (A) for each milestone event (other than for a PVNS Milestone) set forth in Section 7.2 that was achieved in the Five Prime Independent Development Path prior to the date of the First Product Approval with respect to such Five Prime Independent Development Path, BMS will pay Five Prime each corresponding milestone payment set forth in Section 7.2 within *** following the date of such First Product Approval and (B) for each milestone event set forth in Section 7.2 that was achieved in the Five Prime Independent Development Path on or after the date of the First Product Approval with respect to such Five Prime Independent Development Path, BMS will pay Five Prime each corresponding milestone payment set forth in Section 7.2 in accordance with the terms of Section 7.2 within *** following achievement of the applicable milestone event. For clarity, for milestone events for PVNS Milestones that are achieved in the Five Prime Independent Development Path prior to the date of the First Product Approval with respect to such Five Prime Independent Development Path, BMS shall pay the corresponding milestone payment set forth in Section 7.2 in accordance with the terms of Section 7.2 within *** following achievement of the applicable milestone event.

(c)Restriction on Development or Use of Data in Regulatory Filing by BMS Prior to Reimbursement of Development Expenses.  BMS shall neither (A) initiate any Clinical Development of a Licensed Product with respect to a given Indication (or a combination of a Licensed Product together with a Five Prime Pipeline Asset, BMS Pipeline Asset or Marketed BMS Product) that is or has been the subject of an Independent Development Notice or that is an Alternate Development Path, nor (B) make any filing with any Regulatory Authority utilizing Unilateral Intellectual Property (e.g., data from a Five Prime Unilateral Study), without reimbursing Five Prime for its Development Expenses with respect to such Five Prime Independent Development Path pursuant to Section 4.4(a) or 4.4(b) above, as applicable.

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4.5Development Records.  Each Party shall maintain reasonably complete, current and accurate records of all Development activities conducted by it hereunder, and all data and other information resulting from such activities consistent with its usual practices.  Such records shall fully and properly reflect all work done and results achieved in the performance of the Development activities in good scientific manner appropriate for regulatory and patent purposes.  Each Party shall document all non-clinical studies and Clinical Trials in formal written study reports according to Applicable Laws and national and international guidelines (e.g., ICH, GCP, GLP, and GMP).

4.6Development and Regulatory Reports.  BMS shall provide Five Prime with annual written reports summarizing its, its Affiliates’ and sublicensees’ (including, for clarity, Ono) Development of Licensed Products, including a summary of the data, timeline and results of such Development, and associated regulatory activities.  BMS will also establish a secure link to provide Five Prime electronic access to such information.  Without limiting the foregoing, such reports shall contain sufficient detail to enable Five Prime to assess BMS’s compliance with its Development obligations hereunder.  Such reports shall be Confidential Information of BMS pursuant to Article 9.  BMS shall respond to Five Prime’s reasonable requests from time to time for additional information regarding significant Development activities.  The Parties shall discuss the status, progress and results of Development activities at JDC meetings.

4.7Regulatory Matters for Licensed Product; Data.

(a)Except (x) as set forth in Sections 4.7(b)-(g), Section 4.3(l) or Schedule 4.3(k), (y) as permitted for Preclinical Studies, or (z) for Five Prime Unilateral Studies under this Agreement:

(i)Control of Certain Regulatory Matters. BMS shall have sole responsibility and decision‑making authority with respect to regulatory matters for Licensed Antibodies and/or Licensed Products that are then included in the Development Plan or then being Commercialized by BMS under this Agreement (including the content of any regulatory filing or dossier, pharmacovigilance reporting, labeling and safety, and the decision to file or withdraw any BLA or to cease or suspend any Clinical Trial in the Development Plan, subject to provisions in this Agreement that require consent, notice, review, approval or consultation regarding any of the foregoing).  BMS shall have sole responsibility for preparing and submitting such Regulatory Materials for Licensed Products in the Field in the Territory, for which it has such responsibility and decision-making authority as set forth in the foregoing sentence, including preparing, submitting and holding INDs and BLAs for such Licensed Products.  Five Prime shall reasonably cooperate with BMS and provide to BMS all Five Prime Licensed Know-How, as may be reasonably requested by BMS, in order to prepare or support any Regulatory Materials for Licensed Products in the Field in the Territory and interactions with any Regulatory Authority in connection with Development and/or Marketing Approval of Licensed Products, in each case, in compliance with the foregoing.

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(ii)Ownership of Certain Regulatory Materials. BMS will own all Regulatory Materials and all regulatory applications and approvals with respect to Licensed Products that are then included in the Development Plan or then being Commercialized by BMS under this Agreement (regardless of which Party prepares or files such applications or obtains such approvals), including all INDs and BLAs and foreign equivalents thereof for Licensed Products, and such Regulatory Materials shall be submitted in the name of BMS (or its Affiliate or sublicensee, as applicable).

(iii)Data Ownership. BMS will own all clinical data generated in the Development of Licensed Antibodies or Licensed Products pursuant to the Development Plan, except to the extent related solely to any Five Prime Pipeline Asset (which will be owned by Five Prime), to the extent related solely to a BMS Pipeline Asset (which will be owned by BMS) or to the extent related to a combination therapy of a Licensed Product and a Five Prime Pipeline Asset (which shall be owned jointly by the Parties). Five Prime will own all clinical data generated by Five Prime in the Five Prime Independent Development Paths, Alternate Development Paths and Five Prime Unilateral Studies.

(iv)Provided Five Prime is not then conducting Development activities with respect to an IND for a Licensed Product, or in active preparation to do so within ***, upon written request by BMS, Five Prime shall transfer and assign (or cause an Affiliate to transfer and assign) to BMS all of Five Prime’s (or such Affiliate’s) right, title and interest to such IND.

(v)If a Party is to assign an IND or other Regulatory Material to the other Party under this Agreement, such Party (or its applicable Affiliate) shall notify the applicable Regulatory Authorities in writing that it is transferring such Regulatory Material to the other Party.  To the extent that any IND(s) or other Regulatory Materials cannot actually be assigned to the other Party, the Party hereby grants to the other Party the right to reference and use such Regulatory Materials (including Drug Master Files, also known as “DMFs”) under such IND(s) and other Regulatory Materials in compliance with the terms of this Agreement.

(vi)For clarity, Five Prime has the right to file regulatory filings, including BLAs, with respect to any Five Prime Unilateral Study; provided, that if Five Prime intends to make a regulatory filing with respect to any Licensed Product that is the subject of a Five Prime Independent Development Path, Five Prime will notify BMS in writing and BMS has the option (but not the obligation) to timely make such regulatory filing on Five Prime’s behalf; such option shall not extend to regulatory filings for any Five Prime Pipeline Asset that is the subject of a Five Prime Independent Development Path.  Representatives of Five Prime shall be permitted to attend and participate in any meeting and material communications regarding such regulatory filings.

(b)Current Combination Trial. Five Prime shall retain ownership and control of the IND and other Regulatory Materials for the Current Combination Trial until the earlier to occur of (i) completion of the Current Combination Trial or (ii) BMS’s assumption of the

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Current Combination Trial pursuant to Section 4.3(b), at which point Five Prime shall, upon BMS’s request, transfer the IND and other Regulatory Materials for the Current Combination Trial to BMS at no cost to BMS.

(c)Five Prime Independent Development Path. Five Prime shall own and control the IND(s) and other Regulatory Materials for each Five Prime Independent Development Path (other than with respect to any Five Prime Pipeline Combination, which is addressed in Section 4.7(d)) until such time as such particular Five Prime Independent Development Path is added to the Development Plan by BMS (and subject to payment of the relevant amounts in Section 4.4), at which point Five Prime shall, upon BMS’s request, transfer the IND(s) and other Regulatory Materials for the relevant Five Prime Independent Development Path to BMS; provided, that if Five Prime is operationalizing at least one Clinical Trial utilizing the IND(s) or other Regulatory Materials for such Five Prime Independent Development Path at the time it is added to the Development Plan, Five Prime shall grant BMS a right of reference to the IND(s) or other Regulatory Materials for such Clinical Trial until such time as Five Prime is no longer conducting any such Clinical Trials, and shall then transfer such IND(s) or other Regulatory Materials to BMS as set forth in the foregoing clause.

(d)Five Prime Pipeline Assets; Five Prime Pipeline Combinations.  As between the Parties, Five Prime shall own and control the IND and other Regulatory Materials for Five Prime Pipeline Assets, including with respect to Five Prime Pipeline Combinations, and Five Prime shall have sole responsibility for and decision‑making authority with respect to regulatory matters solely relating to Five Prime Pipeline Assets (including the content of any regulatory filing or dossier, pharmacovigilance reporting, labeling, and safety); provided, that to the extent such Regulatory Materials relate specifically to a Five Prime Pipeline Combination of such Five Prime Pipeline Asset with FPA008, or any other Licensed Antibody or Licensed Product then being developed or commercialized by BMS, the Parties shall cooperate with respect to Regulatory Materials, and (i) Five Prime shall own and control the IND, BLA and Marketing Approval for the Five Prime Pipeline Asset, (ii) BMS shall own and control the IND, BLA and Marketing Approval for the relevant Licensed Antibody or Licensed Product (other than FPA008 monotherapy, which is addressed in Section 4.7(c)), and (iii) Five Prime shall own and control the IND for the combination between the Five Prime Pipeline Asset and the Licensed Antibody or Licensed Product; provided, further, that if the relevant Five Prime Independent Development Path for such Five Prime Pipeline Combination is added to the Development Plan by BMS (and subject to payment of the relevant amounts in Section 4.4), Five Prime shall, upon BMS’s request, transfer the IND(s) and other Regulatory Materials for the relevant Five Prime Pipeline Combination to BMS; provided, further, that if Five Prime is operationalizing at least one Clinical Trial utilizing the IND(s) or other Regulatory Materials for such Five Prime Pipeline Combination at the time it is added to the Development Plan, Five Prime shall grant BMS a right of reference to the IND(s) or other Regulatory Materials for such Clinical Trial until such time as Five Prime is no longer conducting any such Clinical Trials, and shall then transfer such IND(s) or other Regulatory Materials to BMS as set forth in the foregoing clause.

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(e)Other Technologies. For clarity, this Agreement shall not affect the ownership and control of INDs and other Regulatory Materials of either Party with respect to agents, products and other technologies that are outside the scope of this Agreement.

(f)Right of Reference to Five Prime Regulatory Materials. Five Prime shall grant to BMS a right of reference to the IND and other Regulatory Materials that are owned and controlled by Five Prime: (i) for any Five Prime Independent Development Path involving a BMS Pipeline Asset to the extent necessary for such BMS Pipeline Asset then being developed or commercialized by BMS; and (ii) if BMS pays the Data Reimbursement for the relevant Five Prime Independent Development Path as set forth in Section 4.4, to the extent necessary for any Licensed Antibody or Licensed Product then being developed or commercialized by BMS.

(g)Right of Reference to BMS Regulatory Materials.  (i) In the event Five Prime transfers an IND or other Regulatory Materials to BMS under this Agreement, including pursuant to Sections 4.7(a)(ii) or (iv), 4.7(b), 4.7(c), or 4.7(d) with respect to BMS owned and controlled Regulatory Materials in connection with Licensed Products or BMS Pipeline Assets, in each case, (x) BMS shall grant Five Prime a right of reference to such Regulatory Materials to perform Five Prime’s obligations and exercise its rights under this Agreement and (y) Five Prime shall have the right to cause BMS to file a BLA or Marketing Approval on its behalf if BMS controls Regulatory Materials under this Agreement in a particular jurisdiction in a Major Market and BMS’s involvement in such jurisdiction is required to obtain such Regulatory Approval and such Regulatory Approval is needed to perform Five Prime’s obligations or exercise its rights under this Agreement.

4.8Notice of Regulatory Action.  If any Regulatory Authority takes or gives notice of its intent to take any regulatory action with respect to any activity of Five Prime or BMS relating to Licensed Antibodies or Licensed Products, then such Party shall promptly notify the other Party of such contact, inspection or notice or action.  Each Party shall review and comment on any such responses to Regulatory Authorities that pertain to the Licensed Antibodies and/or Licensed Products; provided that BMS shall have the final decision making authority with respect to such responses to the extent relating solely to the Licensed Antibodies and/or Licensed Products.  In addition, each Party shall promptly notify the other of any information it receives regarding any threatened or pending action, inspection or communication by or from a Third Party that would reasonably be expected to materially affect the Development of the Licensed Antibodies or Licensed Products.

4.9Amendment of Pharmacovigilance Agreement. The Parties shall undertake, as soon as practicable subsequent to the Effective Date, to amend that certain Pharmacovigilance Agreement, dated as of June 17, 2015 (the “Pharmacovigilance Agreement”) (or to enter into a new agreement taking the place of such Pharmacovigilance Agreement), to transfer global pharmacovigilance responsibilities for Licensed Products to BMS, taking into account the responsibilities of Five Prime with respect to the Five Prime Development Activities and Five Prime Pipeline Assets.

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Article 5

MANUFACTURING

5.1Overview.  Without prejudice to Section 5.4, BMS will have the exclusive global right and shall be solely responsible for the manufacture (including having a Third Party manufacture on its behalf) of all Licensed Antibodies and Licensed Products (including all such manufacturing for use in Clinical Trials, GLP toxicology studies and for commercial sale), including all activities related to developing the process, analytics and formulation for the manufacture of clinical and commercial quantities of Licensed Antibodies and/or Licensed Products, the production, manufacture, processing, filling, finishing, packaging, labeling, inspection, receiving, holding, shipping and distribution of Licensed Antibodies and/or Licensed Products, or any Licensed Antibody-specific raw materials or Licensed Product-specific packaging materials with respect thereto, or any intermediate of any of the foregoing, including process and cost optimization, process qualification and validation, commercial manufacture, stability, in-process and release testing, quality assurance and quality control.   At BMS’s request, Five Prime’s shall continue to obtain supply of FPA008 for the Current Combination Trial or the Current Five Prime Non-I-O Studies after the Effective Date from CMOs engaged by Five Prime prior to the Effective Date pursuant to agreements, statements of work or scopes of work entered into prior to the Effective Date.  An allocation of the uses of inventory of supply of FPA008 existing as of the Execution Date is set forth on Schedule 5.1 hereto.  Any changes in such allocation after the Execution Date will require BMS’s written approval.

5.2Transfer of Manufacturing Know-How; Existing Inventory of Licensed Antibodies and Licensed Products. (i) As soon as practicable but no later than *** after BMS requests such transfer, which request shall be made, if at all, during the first *** after the Effective Date, Five Prime will use Commercially Reasonable Efforts to transfer any then-existing manufacturing processes for FPA008 using the cell line Five Prime licensed from Lonza or ICOS (the “Manufacturing Process”); provided, that this obligation to use Commercially Reasonable Efforts with respect to Lonza shall commence only upon the receipt of consent from Lonza to sublicense to BMS as described in Section 3.9(a)(iii) and (ii) Five Prime will, upon BMS’s request, which request shall be made, if at all, during the first *** after the Effective Date, disclose Five Prime Licensed Know-How relating to the Manufacturing Process to BMS or BMS’s designated CMO in a manner consistent with Section 3.7 and/or disclose other Five Prime Licensed Know-How relating to manufacture of Licensed Antibodies and Licensed Products to BMS or such CMO ((i) and (ii), the “Manufacturing Process Transfer”). In addition to the Manufacturing Process Transfer, Five Prime will use Commercially Reasonable Efforts to provide reasonably requested assistance in connection with BMS’s or its CMO’s manufacture of Licensed Antibodies and Licensed Products and to cooperate to ensure that the Parties are able to satisfy regulatory requirements for bio-comparability for the manufactured Licensed Antibody or Licensed Product as promptly as practicable, which may include additional disclosures of Licensed Know-How relating to the Manufacturing Process (“Manufacturing Process Support”). Except for Five Prime’s internal FTE costs in the Manufacturing Process Transfer,

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which Five Prime shall pay, the costs and expenses of the Manufacturing Process Transfer and Manufacturing Process Support shall be borne entirely by BMS, and Five Prime shall invoice BMS for those costs and expenses incurred by Five Prime in accordance with Section 7.4. Five Prime has separately provided to BMS a list of existing inventories of Licensed Antibodies and Licensed Products and their allocation to the Five Prime Development Activities as of the Execution Date. At BMS’s written request made at any time within *** after the Effective Date, (i) Five Prime will undertake Commercially Reasonable Efforts to obtain the consent of any CMO engaged by Five Prime prior to the Effective Date to assign of the master service agreements and statements and scopes of work thereunder between Five Prime and such CMO under which such CMO has agreed to manufacture FPA008 drug substance; and (ii) BMS shall assume all such master service agreements and related statements and scopes of work with respect to which such CMO has consented to assignment, provided that (A) Five Prime shall have no obligation to undertake to obtain any such consent for more than *** after BMS makes such written request and (B) Five Prime shall have no obligation to pay any consideration for or agree to any additional obligations or relinquish any rights as a condition to obtaining any such consent.  BMS shall be responsible for all payments and other amounts due to Five Prime’s CMOs that are due after the Effective Date in consideration of supply of FPA0008, and shall reimburse Five Prime for such amounts paid to the CMOs by Five Prime that were due on or after the Effective Date. Such payments that are expected as of the Execution Date are as described in Schedule 5.2 hereto.

5.3Provision of Licensed Product for Five Prime Development Activities.

(a)Supply of BMS Pipeline Assets.  BMS will use Commercially Reasonable Efforts to supply quantities of filled and finished vials of drug product of Nivolumab (with respect to Nivolumab Combinations) or any other applicable BMS Pipeline Asset (with respect to BMS Pipeline Combinations) to Five Prime as necessary to conduct the Five Prime Development Activities, pursuant to a supply agreement to be entered into by the Parties as soon as practicable but no later than *** after the Effective Date.  For clarity, the Parties will amend or otherwise update such supply agreement promptly following a response by BMS to an Independent Development Notice, pursuant to Section 4.3(f), that BMS will not add a Five Prime Independent Development Path to the Development Plan, in such a manner as not to delay the studies contemplated in the Independent Development Notice.  Such supply agreement will address forecasting, ordering, procedures for acceptance and rejection, and other customary provisions for the supply of the applicable BMS Pipeline Asset (giving the Five Prime Development Activity the same supply priority as any of BMS’s Clinical Trials applicable to such BMS Pipeline Asset), as well as a mutually acceptable quality agreement.  Except (i) with respect to supplies of Nivolumab for the conduct of the Current Combination Trial (the costs of which will be borne solely by BMS) and (ii) as set forth in Section 5.3(e), Five Prime would pay to BMS a Service Fee in connection with such provision of supply as set forth in Section 5.3(d) below.

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Confidential EXECUTION VERSION

(b)Supply of Licensed Product. BMS will use Commercially Reasonable Efforts to supply Five Prime with filled and finished vials (except supplies made for subcutaneous formulation) of Licensed Antibody or Licensed Product (in the form currently in active Development or Commercialization by BMS), that are reasonably necessary for Five Prime’s conduct of the Five Prime Development Activities pursuant to a supply agreement to be entered into by the Parties as soon as practicable but no later than *** after the Effective Date.  For clarity, the Parties will amend or otherwise update such supply agreement promptly following a response by BMS to an Independent Development Notice, pursuant to Section 4.3(f), that BMS will or will not add a Five Prime Independent Development Path to the Development Plan or that BMS will pursue a BMS Replacement Combination, in such a manner as not to delay the studies contemplated in the Independent Development Notice.  Such supply agreement will address forecasting, ordering, procedures for acceptance and rejection, and other customary provisions for the supply of the Licensed Product (giving the Five Prime Independent Development Path the same supply priority as any of BMS’s Clinical Trials under the Development Plan), as well as a mutually acceptable quality agreement. Except for (i) the costs of FPA008 for the Current Combination Trial (the costs of which will be borne solely by BMS), (ii) as set forth in Section 4.3(a) and (iii) as set forth in Section 5.3(e), Five Prime will pay to BMS a Service Fee in connection with such provision of supply of Licensed Antibody and Licensed Product as set forth in Section 5.3(d) below.

(c)Supply of Five Prime Pipeline Assets.  Five Prime will use Commercially Reasonable Efforts to supply quantities of drug substance or drug product of any Five Prime Pipeline Asset to BMS necessary to conduct the Development Plan, pursuant to a supply agreement to be entered into by the Parties as soon as practicable upon the decision by BMS to conduct an applicable Clinical Trial.  Such supply agreement will address forecasting, ordering, procedures for acceptance and rejection, and other customary provisions for the supply of the applicable Five Prime Pipeline Asset (giving the Development Plan the same supply priority as any of Five Prime’s Clinical Trials applicable to such Five Prime Pipeline Asset).  BMS will purchase drug substance or drug product of any Five Prime Pipeline Asset at a price equal to Five Prime’s Fully-Burdened Manufacturing Costs for such amount of the respective Five Prime Pipeline Asset.

(d)Service Fees.  The service fee to be paid by Five Prime to BMS in consideration of delivery of clinical supplies of BMS Pipeline Asset drug product or Licensed Antibody or Licensed Product cGMP drug product pursuant to Section 5.3(a) or Section 5.3(b) above (a “Service Fee”) shall be as set forth in the following table.  Five Prime would pay any Service Fee due within *** after Five Prime’s acceptance of the relevant drug product.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Confidential EXECUTION VERSION

Non-Registrational Study or Registration-Enabling Study, with a number of patients treated with the applicable Licensed Product or BMS Pipeline Asset set forth below (on a compound-by-compound basis)	Service Fee for Clinical Drug Product
*** patients	***
*** patients	***
*** patients	***
*** patients	***
*** patients	***
*** patients	Service Fee to be agreed by Parties and included in an applicable supply agreement.

(e)Supply for Preclinical Studies. For the purposes of Preclinical Studies of Five Prime or Preclinical Development of BMS, each Party will use Commercially Reasonable Efforts to supply the other Party with amounts of a BMS Pipeline Asset (where such BMS Pipeline Asset is in or has completed Registration-Enabling Clinical Trials in Oncology and is not available on the market for purchase), a Five Prime Pipeline Asset (where such Five Prime Pipeline Asset is included in an Independent Development Notice (solely for purposes of the evaluation of the Independent Development Notice) or the Development Plan), or a Licensed Antibody and/or a Licensed Product, without charge to the other Party to the extent such supply does not exceed the applicable Calendar Year maximum. The Calendar Year maximum quantity for FPA008 and Nivolumab shall be *** of each of FPA008 and Nivolumab and *** of the murine versions of each of FPA008 and Nivolumab (in each case, if available), unless otherwise agreed by the Parties. The Calendar Year maximum quantities for other BMS Pipeline Assets, Five Prime Pipeline Assets, Licensed Antibodies and Licensed Products, shall be agreed in good faith by the Parties within *** after a request for Preclinical Studies from the applicable Party. If a Party wishes to order quantities in a Calendar Year beyond the Calendar Year maximum, the Parties will negotiate in good faith to agree upon a service fee or other compensation in consideration of delivery of these additional supplies for Preclinical Studies. The Parties will enter into a material transfer agreement, that sets forth the applicable research plan, for each supply of BMS Pipeline Assets, Five Prime Pipeline Assets, Licensed Antibodies and Licensed Products for Preclinical Studies under this Section 5.3(e).

(f)Inability to Supply.  If (i) a Party has a manufacturing process and is currently producing or has produced clinical supplies of Licensed Antibody or Licensed Product

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Confidential EXECUTION VERSION

(in the case of BMS) or a Five Prime Pipeline Asset (in the case of Five Prime) for use in the Development Plan and (ii) such Party is unable to provide the other Party with a reasonable supply of such product within *** of the other Party’s request to have such Party supply such product pursuant to a supply agreement in existence at the time (provided, in the case of BMS as the supplying Party for FPA008, that Five Prime satisfied its obligations regarding the Manufacturing Process Transfer and Five Prime has used Commercially Reasonable Efforts to cooperate with BMS to ensure that the Parties are able to satisfy regulatory requirements for bio-comparability for the manufactured FPA008, each as described in Section 5.2) and (iii) there is an interruption in such supply (pursuant to the terms of the applicable supply agreement) to the other Party of sufficient quantities of such product to support such Party’s Development activities hereunder and such interruption is ongoing for at least *** (a “Supply Failure”), such Party (the “Failing Party”) would promptly transfer to the other Party (the “Transferee Party”) or the Transferee Party’s CMO (at such Failing Party’s reasonable cost and expenses including its internal FTE costs) all relevant manufacturing Know-How necessary to manufacture such product, including the then-current cell line and process used by such Failing Party or its CMO, and otherwise cooperate to ensure that the Transferee Party is able to satisfy regulatory requirements for bio-comparability for the manufactured Licensed Antibody or Licensed Product and timely conduct its development of such Five Prime Independent Development Path or conduct of studies included in the then current Development Plan; provided that if such Supply Failure is resolved, and such Transferee Party (or its CMO) has not initiated GMP manufacture of such product, then such Transferee Party would have no right to manufacture such product for any purpose, and all reasonable costs incurred or then unavoidable by the Transferee Party (or its CMO), including any termination costs, shall be paid by such Failing Party, and such Failing Party shall continue to supply the Transferee Party promptly and in accordance with the relevant supply agreement between the Parties; provided further that if the Transferee Party (or its CMO) has initiated GMP manufacture of such product, the Parties will cooperate with respect to orderly wind down of such manufacturing wherein the Failing Party assumes full responsibility for such manufacture and all reasonable costs incurred or then unavoidable by the Transferee Party (or its CMO), including any wind down costs, shall be paid by such Failing Party, and such Failing Party shall continue to supply the Transferee Party promptly and in accordance with the relevant supply agreement between the Parties.  In the event of a Supply Failure, the Failing Party also will grant to the Transferee Party, for the duration of such Supply Failure, and for the duration of any manufacturing process transfer, manufacturing, and wind-down periods pursuant to the provisions of this Section 5.3(f), a non-exclusive, worldwide, right and license (with the limited right to sublicense to CMOs and other services providers and contractors) under the intellectual property Controlled by the Failing Party that is necessary for the Transferee to manufacture or have manufactured, or used by or on behalf of the Failing Party in its manufacture of, such product solely to the extent required for the conduct of the Development Plan or the Five Prime Development Activities (as applicable).

(g)Supply Obligations Termination. Unless otherwise agreed in writing by the Parties, the obligations of each Party to supply under the foregoing Sections 5.3(a), 5.3(b) and 5.3(c) shall commence on the Effective Date and expire upon termination pursuant to

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Confidential EXECUTION VERSION

Section 10.2, or upon on the later of: (i) *** anniversary of the Effective Date or (ii) first BLA or Marketing Approval of a Licensed Product in a Major Market (such period, the “Supply Term”).

5.4Subcutaneous Formulation.  Five Prime will have the right to conduct development and manufacturing of clinical supplies of a subcutaneous formulation of a Licensed Product solely for the purpose of conducting Clinical Trials of PVNS or in Five Prime Non-Oncology Diseases.  Upon the request of BMS, following the addition of a subcutaneous formulation of a Licensed Product to the Development Plan, Five Prime will use Commercially Reasonable Efforts to conduct a technology transfer to BMS relating to such subcutaneous formulation, and BMS will pay or reimburse Five Prime for all incurred costs and expenses (including all internal FTE costs at the FTE Rate) for such formulation and technology transfer to BMS, which Five Prime shall invoice BMS in accordance with Section 7.4.  For clarity, Five Prime shall retain the right to conduct development and manufacturing of clinical supplies of a subcutaneous formulation of a Licensed Product for the purpose of conducting Clinical Trials of PVNS or in Five Prime Non-Oncology Diseases, and may, if the Parties agree to add the subcutaneous formulation to a supply agreement, purchase supplies of subcutaneous formulation from BMS.

Article 6

COMMERCIALIZATION

6.1General.  Subject to Five Prime’s exercise of its option to Co-Promote one or more Licensed Product(s) in the Field in the Co-Promotion Territory as set forth in Section 6.5, BMS shall have the sole right and responsibility for the Commercialization of the Licensed Products in the Field in the Territory at its cost and expense.

6.2Diligence.  BMS will use Commercially Reasonable Efforts to Commercialize each Licensed Product in each country in the Major Markets in which BMS obtains a Marketing Approval for such Licensed Product.

6.3Commercialization Report.  For each Calendar Year following the first Regulatory Approval for any Licensed Product in any Major Market, BMS shall provide to Five Prime annually within *** after the end of such Calendar Year a written report that summarizes the Commercialization activities on a Licensed Product-by-Licensed Product and country-by-country basis performed by or on behalf of BMS and its Affiliates and sublicensees in the Major Markets since the prior report by BMS.  Such report shall contain sufficient detail to enable Five Prime to assess BMS’s compliance with its Commercialization obligations in Section 6.2.  Such reports shall be Confidential Information of BMS pursuant to Article 9.

6.4Decision-Making Authority.  Subject to Sections 6.2 and 6.5 and the Co-Promotion Agreement, BMS shall have the sole decision-making authority for all Commercialization related activities, including the operations and Commercialization strategies

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Confidential EXECUTION VERSION

and decisions, including funding and resourcing, pricing, reimbursement, product positioning, related to the Commercialization of Licensed Products.

6.5Five Prime’s Co-Promotion Option.

(a)Five Prime shall have an option (the “Co-Promote Option”) to Co-Promote each Licensed Product (but not any BMS Pipeline Assets or any other Proprietary BMS agents) (upon exercise of such option, a “Co-Promotion Product”), to the Co-Promotion Target Audience in the Co-Promotion Territory as set forth in this Section 6.5.

(b)BMS will notify Five Prime in writing no earlier than *** prior, and no later than *** prior, to the date of BMS’s first Filing of a BLA for a Licensed Product (the “BLA Notification”), followed by written notification to Five Prime of the actual Filing of such BLA.  Together with such BLA Notification, BMS shall provide Five Prime with the initial commercial plan for the Licensed Product in the Co-Promotion Territory (“Initial Commercial Plan”), which shall include projected sales force size, type and location of Details, skills and experience of sales force, the proposed responsibilities of the Parties in the event the Co-Promote Option is exercised, and other material information about the proposed Commercialization of such Licensed Product in the Co-Promotion Territory.

(c)Five Prime would have the right to exercise the Co-Promote Option for such Licensed Product any time prior to *** after the Filing of such BLA (the “Co-Promote Opt-in Deadline”). If Five Prime does not exercise the Co-Promote Option prior to the Co-Promote Opt-in Deadline with respect to such Licensed Product, the Co-Promote Option for such Licensed Product would terminate.

(d)If Five Prime provides written timely notice to BMS that Five Prime will exercise the Co-Promote Option for such Licensed Product, Five Prime and BMS shall promptly negotiate in good faith an agreement (a “Co-Promotion Agreement”) , which agreement shall contain the material terms set forth in clauses (i) through (viii) below as well as other customary and commercially reasonable terms.  BMS and Five Prime shall use good faith efforts to enter into such Co-Promotion Agreement promptly but no later than *** prior to the earliest projected date for BLA Approval for the applicable Indication for such Licensed Product in the United States. The Co-Promotion Agreement shall become effective upon execution.

(i)BMS shall be responsible for preparing a commercialization plan for, and managing the Co-Promotion of, the Co-Promotion Product, subject to Five Prime’s involvement as specified in this Section 6.5.  BMS shall be solely responsible for, and have sole control over, all Commercialization activities including marketing strategy, pricing, discounting, reimbursement, messaging, plans and activities, including the preparation of promotional materials and the sales force deployment plan; provided, that BMS shall not favor the BMS-provided sales force over the Five Prime-provided sales force and shall not use its commercialization plan or its other control of the Commercialization of Licensed Products

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Confidential EXECUTION VERSION

hereunder to disadvantage Five Prime’s portion of the sales force relative to BMS’s portion of the sales force (e.g., Five Prime sales representatives shall receive the same training, materials and resources, and shall (unless otherwise agreed by the Parties) be allocated pro rata among the Target Audience, with Details to each decile or quintile of prescribers being split *** between BMS and Five Prime).

(ii)Five Prime shall have the right to use employees of Five Prime and its Affiliates (but not a contract sales force) experienced in promotion and Detailing products to the respective type of prescribers (with qualifications substantially similar to BMS sales representatives who will be responsible for detailing the Co-Promotion Product to the respective type of prescribers) to provide Details under the Co-Promotion Plan in the Co-Promotion Territory with respect to the Co-Promotion Product.  Five Prime shall have the right to provide *** of all Details with respect to the Co-Promotion Product, with the allocation and positioning of Detailing responsibilities to be established by BMS as part of the sales force deployment plan, which will take into account the total size of the sales force, Five Prime’s capabilities and resources and the strategic and financial needs of the Co-Promotion Product, and which will allocate each decile or quintile of prescribers between BMS and Five Prime on a pro rata basis.  During the term of the Co-Promotion Agreement, BMS shall have the right to adjust the total number of sales representatives promoting the Co-Promotion Product, or to terminate the Co-Promotion Agreement (i) upon expiration of the Royalty Term or (ii) in the event BMS ceases to actively promote the Licensed Product in the Co-Promotion Territory.  In the case of any such adjustment (other than termination), the number of sales representatives of Five Prime shall be adjusted to maintain the percentage set forth in the Co-Promotion Agreement.  In the event of any increase or decrease in the number of sales representatives required of Five Prime, Five Prime shall have a commercially reasonable period of at least *** to implement such increase or decrease.  Five Prime shall be responsible for all costs associated with its sales representatives. Compensation to Five Prime, should it elect Co-Promotion, will be in accordance with 7.3(a)(ii).

(iii)Five Prime shall have the right, upon *** prior written notice to BMS (which notice may be given at any time but will not result in termination until *** after the date of such notice), to terminate its Co-Promotion rights and obligations under this Section 6.5 for any Co-Promotion Product.  In such event, Five Prime shall have no further right to Co-Promote such Licensed Product following the end of such notice period, but shall continue to have the Co-Promote Option, and if exercised, Co-Promotion rights and obligations with respect to other Licensed Products.  If Five Prime terminates its Co-Promotion rights and obligations under this Section 6.5(d)(iii) for any Co-Promotion Product, it shall not be entitled to receive the Incremental Royalty pursuant to Section 7.3(a)(ii) with respect to Net Sales made after such termination becomes effective.

(iv)Five Prime shall use Commercially Reasonable Efforts to execute its obligations under each Co-Promotion Agreement, consistent with the commercialization plan established by BMS pursuant to the Co-Promotion Agreement.  The Co-Promotion Agreement will set forth remedies for breach of Five Prime’s obligations under the Co-Promotion

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Confidential EXECUTION VERSION

Agreement and will include customary performance remedies available to BMS in the event of the underperformance of Five Prime of its Detail obligations under the Co-Promotion Plan, including (x) the right for BMS to perform the Detailing that should have been performed by Five Prime (with the cost of any such replacement being borne by Five Prime at a ***); and (y) if Five Prime underperforms its Detailing obligations by *** or more in any Calendar Quarter, the payment by Five Prime of an additional amount equal to *** if Five Prime underperforms its Detailing obligations by *** or more in any Calendar Quarter (regardless of whether BMS performs such Detailing that should have been performed by Five Prime). The Co-Promotion Agreement will contain provisions to address a situation where the Detailing efforts of both Parties are adversely impacted by commercial or regulatory issues relating to a Co-Promotion Product.  BMS’s termination remedies shall be reserved for (1) material breaches of Five Prime’s obligations under the Co-Promotion Agreement that cannot be cured, (2) uncured material failures, including the underperformance by Five Prime of its Detail obligations under the Co-Promotion Plan of (x) greater than ***for a period of *** consecutive Calendar Quarters or (y) greater than *** for a period of *** consecutive Calendar Quarters, or (3) an uncured material compliance breach by Five Prime.  If BMS terminates the Co-Promotion Agreement for any Co-Promotion Product, Five Prime shall not be entitled to receive the Incremental Royalty pursuant to Section 7.3(a)(ii) with respect to Net Sales made after such termination becomes effective.

(v)Five Prime shall, and shall cause its sales representatives to make only such statements and claims regarding the Co-Promotion Product, including as to efficacy and safety, as are consistent with the applicable FDA-approved product labels and inserts and promotional materials prepared by BMS.  Five Prime shall not, and Five Prime shall cause its sales representatives not to, make any material untrue or misleading statements or comments about the Co-Promotion Product.  Five Prime shall comply with all applicable BMS pharmaceutical marketing and promotion policies, as set forth in the marketing and promotion guidelines provided to Five Prime sales representatives and management in writing by BMS in the course of the sales training described in clause (vi) below.

(vi)Prior to the First Commercial Sale of each Co-Promotion Product in the Co-Promotion Territory and on a regular, at least annual, basis thereafter, BMS shall provide training materials to, and train by holding in-person meetings or, after the initial training, webcasts for, each member of Five Prime’s designated sales force prior to his or her commencement of Co-Promotion of such Co-Promotion Product to ensure that he or she is properly trained to promote and Detail the Co-Promotion Product and able to satisfy Five Prime’s responsibilities under the Co-Promotion Agreement.  The training materials and meeting provided by BMS to Five Prime’s sales representatives shall be at Five Prime’s cost (without markup) and shall be substantially the same as those provided to BMS’s sales representatives and shall, if possible, be provided to both groups of sales representatives at the same time and place.  Five Prime’s sales representatives will participate in the national launch meeting and sales meetings for the Co-Promotion Product.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Confidential EXECUTION VERSION

(vii)Five Prime sales representatives that are Co-Promoting a Co-Promotion Product may also promote one or more Five Prime Proprietary products, subject to the following conditions:  (1) at least *** of the Detailing effort of such sales representatives are dedicated to the Co-Promotion Product, and (2) such sales representatives shall not simultaneously Detail (A) another product containing a CSF1R Antagonist, or (B) if such Co-Promotion Product is sold for use with a BMS Combined Product, another product designed to bind to the same Target or any known ligand of the same Target as such BMS Combined Product (regardless if such other product is used as monotherapy or combination therapy).

(viii)If there is a Specified Change of Control of Five Prime that closes prior to Five Prime’s exercise of its Co-Promotion Option with respect to a Licensed Product, Five Prime’s Co-Promote Option with respect to such Licensed Product would terminate upon the closing of such Specified Change of Control (and Five Prime would not be eligible for any Incremental Royalty payments with respect to such License Product pursuant to Section 7.3(a)(ii)).   If there is a Specified Change of Control of Five Prime that closes after the exercise of a Co-Promote Option by Five Prime, then BMS shall have the right, exercisable at any time after the effective date of such Specified Change of Control and prior to the date that is *** after the effective date of such Specified Change of Control to terminate all Co-Promote Options that have not been exercised and all Co-Promotion Agreements then in effect, which termination of Co-Promote Options would be effective upon exercise of such termination right and which termination of Co-Promotion Agreements would become effective *** after BMS’s exercise of its termination right; provided in the event that a Co-Promotion Agreement is then in effect with respect to a Licensed Product that has achieved Marketing Approval in the U.S., Five Prime would retain the right to receive the Incremental Royalty set forth in Section 7.3(a)(ii) (“Royalty Retention”).

Article 7

FINANCIAL PROVISIONS

7.1Upfront Payment.  BMS shall pay to Five Prime a one-time, non-refundable, non-creditable upfront payment of three hundred fifty million Dollars ($350,000,000) within thirty (30) days after the Effective Date.

7.2Milestone Payments. On a Licensed Product-by-Licensed Product basis, BMS shall notify Five Prime in writing within *** after the achievement by BMS, its Affiliates or sublicensees, of any milestone event set forth in this Section 7.2, and BMS will pay Five Prime the non-refundable, non-creditable (except as set forth in Section 7.2(iii) below) milestone payments set forth in the tables below (a) within *** of the first achievement of such milestone event by BMS, its Affiliates or sublicensees, (b) with respect to PVNS Milestones achieved by Five Prime, within *** of the first achievement of such PVNS Milestone event by Five Prime, its Affiliates or sublicensees, of which Five Prime will notify BMS in writing within *** after such achievement, or (c) with respect to milestone events other than PVNS Milestones that are first

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Confidential EXECUTION VERSION

achieved by Five Prime, its Affiliates or sublicensees, in accordance with Section 4.4(a) or 4.4(b), as applicable.

Event Relating to a combination therapy of a Licensed Product and Nivolumab (and no other product that is Proprietary to BMS)	1st Indication	2nd Indication	3rd Indication
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
Total	***	***	***

For clarity, in no event shall total milestone payments to be made with respect to a particular Licensed Product exceed $505,000,000 in the aggregate for all combination therapies of such Licensed Product with Nivolumab.

Event

Relating to a combination therapy of a Licensed Product and one or more Five Prime Pipeline Assets or products that are Proprietary to BMS (at least one of which is not Nivolumab) for use in the field of Oncology

	1st Indication (first occurrence)*	1st Indication (second occurrence, i.e., a Licensed Product and a separate and distinct product than the first occurrence)*	2nd Indication (first occurrence)*
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
Total	***	***	***

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Confidential EXECUTION VERSION

For clarity, in no event shall total milestone payments to be made with respect to a particular Licensed Product exceed $542,500,000 in the aggregate for all combination therapy(ies) of such Licensed Product and one or more other products (at least one of which is not Nivolumab) for use in the field of Oncology.

* For clarity, the first column of milestone payments in the preceding table, totaling ***, refers to first achievement of such milestone event by a particular Licensed Product in any combination therapy with any other product(s) (so long as at least one of such product(s) is not Nivolumab) in any Indication.

The second column of milestone payments in the preceding table, totaling ***, refers to first achievement of such milestone event by a particular Licensed Product in any combination therapy with any other product(s) (so long as at least one of such product(s) is not Nivolumab) in any Indication; provided, that the combination therapy is not the same as the combination therapy that already achieved the same milestone event for purposes of the first column of milestone payments.

The third column of milestone payments in the preceding table, totaling ***, refers to first achievement of such milestone event by a particular Licensed Product in any combination therapy with any other product(s) (so long as at least one of such product(s) is not Nivolumab); provided, that such milestone is achieved in a second Indication for such combination therapy.

By way of example, for the “***” milestone event, if FPA008 + “Antibody A” achieves ***, triggering the *** milestone payment in the first column, then FPA008 + “Antibody A” cannot also trigger the payment of the *** milestone payment in the second column for such milestone event, even if FPA008 + “Antibody A” achieves ***. FPA008 + “Antibody A” would, however, trigger the payment of the *** milestone payment in the third column, if it achieved *** prior to any other FPA008-based combination doing so (and thus triggering the milestone payment). For clarity, the milestone events for the third column are not required to be achieved by the same combination therapy that achieved the milestone events in the first or second columns. For example, FPA008 + “Antibody A” in a first Indication could trigger the *** milestone payment and FPA008 + “Antibody B” in a first Indication (which may be the same Indication or a different Indication than the Indication for the *** milestone payment) could trigger the *** milestone payment. A subsequent FPA008 + “Antibody C” in a first Indication would not trigger the *** milestone payment for BLA Filing in US, but FPA008 + “Antibody C” in a second Indication would trigger the *** milestone payment, even though FPA008 + “Antibody C” in its first Indication had not previously triggered a milestone payment for BLA Filing in US.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Confidential EXECUTION VERSION

Event Relating to each Licensed Product in PVNS or another indication outside of Oncology (e.g., RA, IPF)	PVNS	1st Non-Oncology Indication other than PVNS	2nd Non-Oncology Indication other than PVNS
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
Total	***	***	***

For clarity, in no event shall total milestone payments to be made with respect to a particular Licensed Product exceed $340,000,000 in the aggregate for such Licensed Product in PVNS and other indications outside of Oncology.

The first column of milestone payments in the immediately preceding table, totaling *** per Licensed Product, are referred to as the “PVNS Milestones.”

The term “Filing” as used above means the acceptance of filing of the applicable application by a Regulatory Authority.

The term “First BLA Approval” as used above, with respect to the US, means the initial BLA Approval for the applicable Licensed Product or Licensed Product combination therapy in the US.

The term “First Marketing Approval” as used above, with respect to the EU, means a Marketing Approval for the applicable Licensed Product or Licensed Product combination therapy in at least two of the Major European Countries, and with respect to Japan, means the initial Marketing Approval for the applicable Licensed Product or Licensed Product combination therapy in Japan.

The term “Indication” as used above means, with respect to a Licensed Antibody or Licensed Product, the use of that Licensed Antibody or Licensed Product for the treatment, prevention, mitigation or cure of: (i) any cancer with a particular organ of origin; or (ii) any disease that is not a cancer.  Indications that are cancers will be deemed the same for purposes of this Agreement if the subject cancers have the same organ of origin even if they are, for example, of a different histologic or genetic subtype or line of therapy (e.g., well-differentiated and poorly differentiated gastric cancer, NSCLC and SCLC, 1st line NSCLC and 2nd line NSCLC), and will be deemed different if the subject cancers have different organs of origin (e.g., gastric cancer and

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Confidential EXECUTION VERSION

lung cancer).  Among non-solid tumor cancers, Indications for leukemia, lymphoma and multiple myeloma, but not their subtypes or lines of therapy, shall be considered different Indications.

The following general principles shall apply to milestone payments set forth in each of three tables in this Section 7.2:

(i)all milestone payments and milestone caps in this Section 7.2 are on a Licensed Product-by-Licensed Product basis, and each Licensed Product could, if it achieved all of the above milestone events (while complying with the specified requirements for combination therapies, diseases and Indications), trigger the payment of all of the milestone payments set forth in the three tables above;

(ii)each milestone payment in each table shall be paid only once with respect to a given Licensed Product, regardless of whether such Licensed Product is approved for use in different presentations, formulations, dosages or as a fixed dose combination product; provided, that this shall not alter the provisions of this Section 7.2 that allow for the same Licensed Product to receive multiple milestone payments, as set forth in the tables above, with respect to its use in different diseases or Indications, or its use as part of different combination therapies;

(iii)each milestone event may be achieved by a different Licensed Product and/or Licensed Product combination therapy that achieves any other milestone events or triggers any other milestone payments in the relevant table; provided that in the event that development of a Licensed Product is discontinued, milestone payments previously paid for such Licensed Product would be credited against the milestone payments due on account of the subsequent Licensed Product to achieve the milestone event for which such milestone payment was made;

(iv)in the event a Licensed Product or Licensed Product combination (A) achieves an “***” milestone event before it achieves the “***” milestone event, then such “***” milestone event shall be deemed achieved, and the corresponding milestone payment shall become due and payable within *** subsequent to the achievement of the “***” milestone date, (B) achieves a *** (as applicable) milestone event before achieving the “***” and/or “***” milestone event(s), then each of such milestone event(s) shall be deemed achieved, and the corresponding milestone payment(s) shall become due and payable within *** of achieving the *** (as applicable) milestone event;

(v)the terms “1st Indication,” “2nd Indication”, “3rd Indication”, “1st Non-Oncology Indication other than PVNS” and “2nd Non-Oncology Indication other than PVNS” do not each necessarily refer to the same Indication with respect to different milestone events, but rather to the order in which a particular milestone event is achieved with respect to a particular Licensed Product (or Licensed Product combination therapy) for multiple Indications.  For example, if BLAs are filed in the US for FPA008 + Nivolumab first in lung cancer, second in breast cancer and third in brain cancer, those are the respective 1st Indication, 2nd Indication and 3rd Indication for FPA008 + Nivolumab for BLA Filing in the US milestone events in the first table, but if

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Confidential EXECUTION VERSION

BLAs are approved in the US for FPA008 + Nivolumab in the following order, first in breast cancer, second in lung cancer and third in pancreatic cancer, then those are the respective 1st Indication, 2nd Indication and 3rd Indication for FPA008 + Nivolumab for the BLA Approval in the US milestone events in the first table;

(vi)In the event that a milestone event (other than for a PVNS Milestone) is achieved by Five Prime acting within its development rights with respect to a Five Prime Independent Development Path, the milestone payment associated with such milestone shall become payable by BMS to Five Prime as provided in Section 4.4(a) and 4.4(b).  For clarity, for milestone events for PVNS Milestones that are achieved in the Five Prime Independent Development Path, BMS shall pay the corresponding milestone payment without deferral under Section 4.4(a) or 4.4(b), as set forth in this Section 7.2; and

(vii)In the event of a Phase 1/2 Clinical Trial, any milestone event related to Initiation of a Phase 2 Clinical Trial shall be achieved upon the first dosing of the first human subject in the Phase 2 portion of such Phase 1/2 Clinical Trial (as identified in the applicable protocol). In the event of a Phase 2/3 Clinical Trial, any milestone event related to Initiation of a Phase 3 Clinical Trial shall be achieved upon the first dosing of the first human subject in the Phase 3 portion of such Phase 2/3 Clinical Trial (as identified in the applicable protocol).

7.3Royalty Payments.

(a)Royalty Rates.  Subject to the other terms of this Section 7.3, during the applicable Royalty Term, BMS shall make quarterly non-refundable, non-creditable royalty payments to Five Prime. The royalty payable with respect to each particular Licensed Product shall be based on the level of total worldwide Net Sales of such Licensed Product in the Field in the Territory in a given Calendar Quarter, with the royalty rate tiered based upon the level of such total worldwide Net Sales of such Licensed Product in the Field in the Territory in such Calendar Quarter by BMS, its Affiliates or sublicensees.  Royalties shall be calculated by multiplying the applicable royalty rates by the corresponding amount of the portion of Net Sales of the applicable Licensed Product within each of the Net Sales tiers during such Calendar Quarter as set forth below.

(i)Base Royalty.  BMS shall pay royalties to Five Prime, based on the following royalty rates, with respect to all worldwide Net Sales of each Licensed Product:

Portion of total worldwide Net Sales in a Calendar Quarter for such Licensed Product that falls within the following tiers:	Percentage of Net Sales Rate
Less than or equal to ***	***
Greater than *** and less than or equal to ***	***

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Confidential EXECUTION VERSION

Greater than *** and less than or equal to ***	***
Greater than ***	***

(ii)Five Prime’s Exercise of Co-Promote Option; Incremental Royalty.  Subject to Section 7.3(b), if Five Prime has exercised its Co-Promote Option under Section 6.5 with respect to a particular Licensed Product, then in addition to the royalties paid pursuant to Section 7.3(a)(i), BMS shall pay an extra royalty to Five Prime, at a rate of *** of Net Sales of such Licensed Product in the Co-Promotion Territory (“Incremental Royalty”). The Incremental Royalty with respect to a particular Licensed Product shall terminate if Five Prime terminates its Co-Promotion rights and obligations with respect to such Licensed Product as described in Section 6.5(d)(iii), or if BMS terminates the Co-Promotion Agreement with respect to such Licensed Product as described in Section 6.5(d)(ii) or Section 6.5(d)(iv), but in each case, not including a Royalty Retention.  For clarity, the Incremental Royalty is in compensation to Five Prime for performing its Co-Promotion activities and is not related to Patents that Cover a Licensed Product.  An example of the calculation of the royalty payments due hereunder is shown in Exhibit F.

(b)Royalty Term.  BMS’s royalty payment obligations under Section 7.3(a)(i) of this Agreement shall commence upon the First Commercial Sale of the first Licensed Product anywhere in the world by BMS, its Affiliates or its sublicensees, and shall continue, on a Licensed Product-by-Licensed Product and country-by-country basis, until the latest of (i) the expiration of the last-to-expire Valid Claim included in Five Prime Licensed Patents or Collaboration Patents in such country that Covers such Licensed Product; (ii) the expiration of any Regulatory Exclusivity granted with respect to such Licensed Product in such country; (iii) the First Commercial Sale in such country of a Biosimilar Product with respect to such Licensed Product; or (iv) twelve (12) years after the First Commercial Sale of such Licensed Product in such country (the “Royalty Term”). Upon the expiration of the Royalty Term with respect to a Licensed Product in a country, BMS shall have a fully-paid-up, non-exclusive, perpetual sublicensable license under Section 3.1(a) for the making, using, selling, offering for sale and importing of such Licensed Product in such country.  Notwithstanding the foregoing, BMS’s obligation to pay Incremental Royalties under Section 7.3(a)(ii) shall continue for a given Co-Promotion Product for as long as Five Prime is Co-Promoting such Co-Promotion Product.

(c)Royalty Reductions.

(i)Patent Expiration; Royalty Step-Down. If during the Royalty Term for a particular Licensed Product in a particular country, the expiration of the last-to-expire Valid Claim included in Five Prime Licensed Patents or Collaboration Patents in such country that Covers such Licensed Product (or its manufacture or use) occurs at a time when the royalty reduction set forth in Section 7.3(c)(ii) is not applicable with respect to such Licensed Product in such country, then the royalties paid pursuant to Section 7.3(a)(i) for Net Sales of such Licensed

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Confidential EXECUTION VERSION

Product in such country shall be decreased by *** for the remainder of the Royalty Term for such Licensed Product in such country (or until the royalty reduction set forth in Section 7.3(c)(ii) becomes applicable to such Licensed Product in such country or a new Valid Claim included the Five Prime Licensed Patents or Collaboration Patents issues in such country that Covers such Licensed Product or its manufacture or use, in each case whichever happens first), to reflect the decrease in value of the licenses in Section 3.1(a) due to the lack of Patents that Cover such Licensed Product or its manufacture or use in such country.  For example, if for a particular Calendar Quarter, the worldwide Net Sales for a particular Licensed Product are ***, of which *** of such Net Sales were for the United States, and the United States was the only country in which such Licensed Product was sold where there was not any Valid Claim in the Five Prime Licensed Patents or Collaboration Patents that Cover such Licensed Product or its manufacture or use, then the royalty payment that would otherwise have been due to Five Prime pursuant to Section 7.3(a)(i) on account of such Net Sales is ***, *** of which would have been for Net Sales of such Licensed Product in United States; the royalty reduction specified in this Section 7.3(c)(i) would reduce such US-based royalty by *** (i.e., ***), so the royalty due to Five Prime pursuant to Section 7.3(a)(i) after application of this Section 7.3(c)(i) will be *** (i.e., *** minus ***). For clarity, the Incremental Royalty, which is not paid in consideration of Patents that Cover the Licensed Product, shall be unaffected by this Section 7.3(c)(i).

(ii)Biosimilar Product. If a Licensed Product is generating Net Sales in a country during the applicable Royalty Term at a time when a Biosimilar Product with respect to such Licensed Product is being sold in such country, then the royalty rate applicable to Net Sales of such Licensed Product in such country in such Calendar Quarter shall be reduced to *** of the royalty rate otherwise applicable to the Net Sales of such Licensed Product in such country under Section 7.3(a)(i), for so long as the Biosimilar Product is being sold in such country.

(iii)Third Party Royalties.  If BMS obtains a license from a Third Party under any Patent controlled by such Third Party in a country in the Territory, where, in BMS’s reasonable judgment, a license to such Patent is necessary in order to Develop or Commercialize any Licensed Antibody or Licensed Product in such country, BMS shall have the right to deduct from the royalty payment that would otherwise have been due under Section 7.3(a)(i) with respect to Net Sales of such Licensed Product in such country in a particular Calendar Quarter, an amount equal to *** of the upfront payment, milestone payments, and royalties paid by BMS to such Third Party pursuant to such license on account of the sale of such Licensed Product in such country during such Calendar Quarter; provided, however, that in no event shall the royalties payable to Five Prime pursuant to Section 7.3(a)(i) (without taking into account any reduction pursuant to Section 7.3(c)(i) or 7.3(c)(ii)) be reduced by more than *** in any Calendar Quarter by operation of this Section 7.3(c)(iii); provided that any unused offsets may be rolled over and offset against amounts otherwise due to Five Prime for base royalty payments for the same Licensed Product in subsequent Calendar Quarters, but in each case still subject to the prohibition on reduction past *** in any Calendar Quarter set forth in this Section 7.3(c)(iii) and the royalty floor set forth in Section 7.3(c)(v). For clarity, except as set forth in

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Confidential EXECUTION VERSION

Section 7.4(d), Five Prime shall be responsible for all payment obligations to any Third Parties pursuant to licenses obtained by Five Prime prior to the Effective Date with respect to any intellectual property obtained from a Third Party that is included in the Five Prime Licensed Technology.

(iv)Treatment of Incremental Royalty. The Incremental Royalty for a Licensed Product is not subject to reduction for any reason, but shall be subject to termination with respect to such Licensed Product as set forth in Section 7.3(a)(ii).

(v)Royalty Floor.  The application of all deductions under this Section 7.3(c) shall not operate in any case to reduce the royalties payable to Five Prime pursuant to Section 7.3(a)(i) with respect to a particular Licensed Product in a country in an applicable Calendar Quarter by more than ***; provided that any unused offsets may be rolled over and offset against amounts otherwise due to Five Prime in subsequent Calendar Quarters for royalty payments pursuant to Section 7.3(a)(i) on the same Licensed Product, but in each case still subject to the royalty floor set forth in this Section 7.3(c)(v). For clarity, royalties paid by BMS to Five Prime pursuant to Section 7.3(a)(i) for any Calendar Quarter, after application of all reductions under Section 7.3(c), shall never be less than:

Portion of total worldwide Net Sales in a Calendar Quarter for such Licensed Product that falls within the following tiers:	Percentage of Net Sales Rate
Less than or equal to ***	***
Greater than *** and less than or equal to ***	***
Greater than *** and less than or equal to ***	***
Greater than ***	***

(d)Licenses from Third Parties for Manufacturing Licensed Products, Including Existing Third Party Obligations.  From and after the Effective Date, BMS will bear all responsibility for upfront fees, maintenance fees, milestone payments, royalties and similar fees or payments owed to any Third Party with respect to intellectual property relating to the manufacturing of (or drug delivery of) a Licensed Product, including such intellectual property that is licensed by Five Prime as of the Effective Date and that BMS chooses to use with respect to such Licensed Product, including the expression vectors or cell lines for manufacture of a Licensed Product (e.g., any intellectual property licensed pursuant to the Lonza Agreement or ICOS Agreement).

(e)Royalty Reports and Payment.  Within *** after each Calendar Quarter, commencing with the Calendar Quarter during which the First Commercial Sale of the first

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Confidential EXECUTION VERSION

Licensed Product is made anywhere in the world, BMS shall provide Five Prime with a report that contains the following information for the applicable Calendar Quarter, on a Licensed Product-by-Licensed Product and country-by-country basis: (i) the amount of Net Sales of the Licensed Products, (ii) a calculation of the royalty payment due on such sales, including any royalty reduction made in accordance with Section 7.3(c), and (iii) the exchange rate for such country.  Concurrent with the delivery of the applicable quarterly report, BMS shall pay in Dollars all royalties due to Five Prime with respect to Net Sales by BMS, its Affiliates and their respective sublicensees for such Calendar Quarter.

7.4Currency; Exchange Rate; Invoices.  All payments to be made by BMS to Five Prime under this Agreement shall be made in Dollars by electronic funds transfer in immediately available funds to a bank account designated in writing by Five Prime.  Conversion of sales recorded in local currencies to Dollars shall be performed in a manner consistent with BMS’s normal practices used to prepare its audited financial statements for internal and external reporting purposes. Five Prime may invoice BMS for amounts to be paid by BMS under this Agreement. Upon request, Five Prime will provide BMS with reasonable supporting documentation for an invoice, up to *** following issuance of the invoice.  Unless otherwise expressly set forth in this Agreement, Five Prime will not invoice BMS prior to *** in advance of the date such payment is due from BMS under this Agreement, and BMS will pay each invoice within *** after BMS receives such invoice.

7.5Late Payments.  Any payments or portions thereof due hereunder that are not paid on the date such payments are due under this Agreement shall bear interest at a rate equal to the lesser of: (a) *** above the prime rate as published by Citibank, N.A., New York, New York, or any successor thereto, at 12:01 a.m. on the first day of each Calendar Quarter in which such payments are overdue or (b) the maximum rate permitted by Applicable Laws; in each case calculated on the number of days such payment is delinquent, compounded monthly.

7.6Taxes.

(a)Taxes on Income.  Except as set forth in this Section 7.6, each Party shall be solely responsible for the payment of any and all taxes levied on account of all payments it receives under this Agreement.

(b)Tax Cooperation.  The Parties agree to cooperate with one another in accordance with Applicable Laws and use reasonable efforts to minimize tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by BMS to Five Prime under this Agreement.  To the extent BMS is required to deduct and withhold taxes on any payment to Five Prime, BMS shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner, and BMS promptly shall transmit to Five Prime an official tax certificate or other evidence of such payment sufficient to enable Five Prime to claim such payment of taxes on Five Prime’s applicable tax returns. BMS shall provide Five Prime with advance notice prior to withholding any taxes from payments payable to Five

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Confidential EXECUTION VERSION

Prime and shall provide Five Prime with a commercially reasonable period of time to claim an exemption or reduction in otherwise applicable taxes. Five Prime shall provide BMS any tax forms that may be reasonably necessary in order for BMS to not withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty, to the extent BMS is legally able to do so.  Five Prime shall use reasonable efforts to provide any such tax forms to BMS in advance of the due date.  Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Laws, of withholding taxes or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of BMS if BMS is the Party bearing such withholding tax under this Section 7.6. In addition, the Parties shall cooperate in accordance with Applicable Laws to minimize indirect taxes (such as value added tax, sales tax, consumption tax and other similar taxes) in connection with this Agreement

(c)Notwithstanding anything to the contrary in this Agreement, if BMS assigns, transfers or otherwise disposes of some or all of its rights and obligations to any Person and if, as a result of such action, the withholding or deduction of tax required by Applicable Laws with respect to payments under this Agreement is increased, then any amount payable to Five Prime in the U.S. under this Agreement shall be increased to take into account such withheld taxes as may be necessary so that, after making all required withholdings (including withholdings on the withheld amounts), Five Prime in the U.S. receives an amount equal to the sum it would have received had no such withholding been made. In the event that Five Prime requests that BMS make a payment to a Five Prime account not located in the U.S., then any taxes that are required to be withheld in excess of the amount that would have been withheld had the payment been made to the U.S., shall be at the risk of and borne by Five Prime.

(d)All transfer, documentary, sales, use, stamp, registration and other such taxes, and any conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated hereby, if any, shall be borne and paid by BMS.  BMS shall prepare and timely file all tax returns required to be filed in respect of any such taxes.  The Parties shall reasonably cooperate in accordance with Applicable Laws to minimize transfer taxes in connection with this Agreement.

(e)Customs Valuations. BMS will provide Five Prime with country-specific customs valuations for Licensed Products and/or the BMS Pipeline Assets supplied by BMS, which Five Prime must use for deliveries to each country.  Five Prime must request these valuations at least thirty (30) days prior to each shipment through the BMS clinical supplies organization.

7.7Records and Audit Rights.  Each Party shall maintain complete and accurate records in sufficient detail to permit the other Party to confirm the accuracy of the amount of Development Expenses, achievement of milestones, royalty payments and other amounts payable under this Agreement.  Upon reasonable prior notice, such records shall be open during regular business hours for a period of *** from the creation of individual records for examination by an

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Confidential EXECUTION VERSION

independent certified public accountant selected by the auditing Party and reasonably acceptable to the audited Party for the sole purpose of verifying for the auditing Party the accuracy of the financial reports furnished by the audited Party pursuant to this Agreement or of any payments made, or required to be made, by or to the audited Party pursuant to this Agreement.  Such audits not occur more often than *** each ***.  Such auditor shall not disclose the audited Party’s Confidential Information to the auditing Party or to any Third Party, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by the audited Party or the amount of payments to or by the audited Party under this Agreement.  Any amounts shown to be owed but unpaid shall be paid within *** after the accountant’s report, plus interest (as set forth in Section 7.5) from the original due date.  The auditing Party shall bear the full cost of such audit unless such audit reveals an overpayment to, or an underpayment by, the audited Party that resulted from a discrepancy in the financial report provided by the audited Party for the audited period, which underpayment or overpayment was more than *** of the amount set forth in such report, in which case the audited Party shall reimburse the auditing Party for the costs for such audit.  The audited Party will refund to the auditing Party any such overpayment received by the audited Party within *** after the accountant’s report.

Article 8

INTELLECTUAL PROPERTY RIGHTS

8.1Ownership of Collaboration Intellectual Property.

(a)Relating to BMS Pipeline Assets.  As between the Parties, BMS shall solely own all Collaboration Intellectual Property that relates exclusively to a BMS Pipeline Asset; regardless of which Party(ies) or their Affiliates or sublicensees conceives, discovers, invents, creates, makes or reduces to practice or tangible medium such Collaboration Intellectual Property.

(b)Relating Exclusively to Five Prime Pipeline Assets.  As between the Parties, Five Prime shall solely own all Collaboration Intellectual Property that relates exclusively to a Five Prime Pipeline Asset, regardless of which Party(ies) or its Affiliates or sublicensees conceives, discovers, invents, creates, makes or reduces to practice or tangible medium such Collaboration Intellectual Property.

(c)Relating to Certain Combinations.

(i)As between the Parties, the Parties shall jointly own all Collaboration Intellectual Property that (1) relates to a combination of a Licensed Antibody or a Licensed Product together with a BMS Pipeline Asset and is solely conceived, discovered, invented, created, made or reduced to practice or tangible medium by or on behalf of Five Prime or its Affiliate; (2) relates to a combination of a Licensed Antibody or a Licensed Product together with a Five Prime Pipeline Asset and is solely conceived, discovered, invented, created,

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Confidential EXECUTION VERSION

made or reduced to practice or tangible medium by or on behalf of BMS or its Affiliate or sublicensee; or (3) relates to any combination of a Licensed Antibody or Licensed Product together with either (x) a BMS Pipeline Asset or (y) a Five Prime Pipeline Asset that is conceived, discovered, invented, created, made or reduced to practice or tangible medium jointly by employees, agents or contractors of both Parties or their respective Affiliates or sublicensees.

(ii)As between the Parties, BMS shall own all Collaboration Intellectual Property that  relates to a combination of a Licensed Antibody or a Licensed Product together with a BMS Pipeline Asset and is solely conceived, discovered, invented, created, made or reduced to practice or tangible medium by or on behalf of BMS or its Affiliate.

(iii)As between the Parties, Five Prime shall own all Collaboration Intellectual Property that relates to a combination of a Licensed Antibody or a Licensed Product together with a Five Prime Pipeline Asset and is solely conceived, discovered, invented, created, made or reduced to practice or tangible medium by or on behalf of Five Prime or its Affiliate or sublicensee.

(d)Other Collaboration IP.  Except as set forth in Section 8.1(a), Section 8.1(b) and Section 8.1(c) above, each Party, as between such Party and the other Party, shall solely own all Collaboration Intellectual Property conceived, discovered, invented, created, made or reduced to practice or tangible medium solely by employees, agents or contractors of such Party or its Affiliates or sublicensees, and the Parties shall jointly own and have an undivided one-half interest in and to, without a duty of accounting or an obligation to seek consent from the other Party for the exploitation or license of thereof (subject to the licenses granted to the other Party under this Agreement), all Collaboration Intellectual Property conceived, discovered, invented, created, made or reduced to practice or tangible medium jointly by employees, agents or contractors of both Parties or their respective Affiliates or sublicensees (such Collaboration Intellectual Property, together with the Collaboration Intellectual Property described in Section 8.1(c) above, “Joint IP”).  All determinations of inventorship under this Agreement shall be made in accordance with the patent law of the United States.  Know-How included in Joint IP shall be referred to as “Joint Know-How” and Patents included in Joint IP shall be referred to as “Joint Patents”.

(e)Disclosure of Collaboration Intellectual Property.  Each Party shall promptly disclose to the other Party all Collaboration Intellectual Property, including all invention disclosures or other similar documents submitted to such Party by its, or its Affiliates’ or sublicensees’, employees, agents or independent contractors relating to such Collaboration Intellectual Property, and shall also respond promptly to reasonable requests from the other Party for additional information relating to such Collaboration Intellectual Property.

8.2Unilateral Intellectual Property.  As between the Parties, Five Prime shall solely own all Unilateral Intellectual Property, including all Patents claiming Unilateral Intellectual Property (“Unilateral Patents”). If there are any Unilateral Patents for which all

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Confidential EXECUTION VERSION

claims are specifically directed to the composition of matter of, or method of manufacture or use, formulation, or pharmaceutical composition of a BMS Pipeline Asset, such Patents are “Unilateral BMS Pipeline Patents”.

8.3Patent Prosecution.

(a)Product-Specific Patents.

(i)As between the Parties, BMS shall be responsible for filing, prosecuting and maintaining the Product-Specific Patents through outside counsel mutually agreed upon by the Parties (the “Patent Firm”).  The foregoing right of BMS shall include the right to perform all actions of a reference product sponsor set forth in 42 USC 262(l).  The Parties will agree upon the selection of an outside counsel as the Patent Firm.  BMS shall be responsible for, and shall bear *** of the costs and expenses of filing, prosecuting and maintaining the Product-Specific Patents.  BMS shall consult with Five Prime and keep Five Prime reasonably informed of the status of the Product-Specific Patents and shall direct outside counsel to promptly provide Five Prime with copies of material correspondence received from any patent authorities in connection therewith.  In addition, BMS shall promptly provide Five Prime with drafts of all proposed material filings and correspondences to any patent authorities with respect to the Product-Specific Patents for Five Prime’s review and comment prior to the submission of such proposed filings and correspondences.  BMS shall confer with Five Prime and reasonably consider Five Prime’s comments prior to submitting such filings and correspondences, provided that Five Prime provides such comments within *** of receiving the draft filings and correspondences from BMS.  If Five Prime does not provide comments within such period of time, then Five Prime shall be deemed to have no comment to such proposed filings or correspondences.  In case of disagreement between the Parties with respect to the filing, prosecution and maintenance of such Product-Specific Patents, the final decision shall be made by BMS except in the event where Five Prime reasonably believes that the implementation of the decision proposed by BMS would have a material detrimental effect on the scope or enforceability of the Product-Specific Patents, related Five Prime Licensed Patents or any other Patent owned or controlled by Five Prime.  For the purpose of this Article 8, “prosecution” shall include any post-grant proceeding including supplemental examination, post-grant review proceeding, inter parties review proceeding, patent interference proceeding, opposition proceeding and reexamination.

(ii)BMS shall notify Five Prime in writing of any decision not to file, or to cease prosecution and/or maintenance of, any Product-Specific Patent in any country.  BMS shall provide such notice at least *** prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights, in connection with such Product-Specific Patent.  In such event, Five Prime may, after reasonable discussion or consultation with BMS, at Five Prime’s discretion and expense, continue prosecution or maintenance of such Product-Specific Patent in such country and BMS’s license pursuant to Section 3.1(a) shall become non-

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Confidential EXECUTION VERSION

exclusive and BMS shall no longer have any rights to enforce such Product-Specific Patent against infringement.

(b)Five Prime Prosecuted Patents.

(i)As between the Parties, Five Prime shall be responsible for filing, prosecuting and maintaining the Five Prime Licensed Patents that are not Product-Specific Patents (collectively, the “Five Prime Prosecuted Patents”), and BMS shall reimburse Five Prime for *** of the costs and expenses incurred by Five Prime in connection therewith.  Five Prime shall consult with BMS and keep BMS reasonably informed of the status of the Five Prime Prosecuted Patents and shall promptly provide BMS with copies of material correspondence received from any patent authorities in connection therewith.  In addition, Five Prime shall promptly provide BMS with drafts of all proposed material filings and correspondences to any patent authorities with respect to the Five Prime Prosecuted Patents for BMS’s review and comment prior to the submission of such proposed filings and correspondences.  Five Prime shall confer with BMS and reasonably consider BMS’s comments prior to submitting such filings and correspondences, provided that BMS shall provide such comments within *** of receiving the draft filings and correspondences from Five Prime.  If BMS does not provide comments within such period of time, then BMS shall be deemed to have no comment to such proposed filings or correspondences.  In case of disagreement between the Parties with respect to the filing, prosecution and maintenance of such Five Prime Prosecuted Patents, the final decision shall be made by Five Prime.

(ii)BMS shall notify Five Prime in writing of any decision to cease paying for *** of the costs and expenses incurred by Five Prime in connection with the filing, prosecution or maintenance of any Five Prime Prosecuted Patent in any country.  BMS shall not be responsible for any such costs and expenses incurred with respect to such Five Prime Prosecuted Patent in such country more than *** after such notice and such Five Prime Prosecuted Patent shall cease to be a Five Prime Licensed Patent and BMS shall not have any license pursuant to Section 3.1(a) or any other rights under this Agreement with respect thereto.

(iii)Five Prime shall notify BMS in writing of any decision to cease prosecution and/or maintenance of, any Five Prime Prosecuted Patents in any country.  Five Prime shall provide such notice at least *** prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights, in connection with such Five Prime Prosecuted Patent.  In such event, Five Prime shall permit BMS, at its discretion and expense, to continue prosecution or maintenance of such Five Prime Prosecuted Patent in such country.  BMS’s prosecution or maintenance of such Five Prime Prosecuted Patent shall not change the Parties’ respective rights and obligations under this Agreement with respect to such Five Prime Prosecuted Patent other than those expressly set forth in this Section 8.3(b)(iii).

(iv)If any Five Prime Prosecuted Patent contains one or more claims that are specifically directed to the composition of matter of, or method of manufacture or use,

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formulation, or pharmaceutical composition of (1) one or more CSF1R Antibodies (whether alone or in combination with another agent) or (2) CSF1R, then at BMS’s request and expense, Five Prime shall use commercially reasonable efforts to file such claims in a separate application (e.g., a continuation, continuation-in-part, or divisional application), which application would then be a Product-Specific Patent and therefore subject to the patent prosecution provisions set forth in Section 8.3(a).

(c)Joint Patents that are not Product-Specific Patents or Five Prime Licensed Patents

(i)If either Party decides to seek any Joint Patents that would not be Product-Specific Patents or Five Prime Licensed Patents, then BMS shall have the first right, but not the obligation, to file, prosecute and maintain throughout the world, any such Joint Patents, through the Patent Firm.  If BMS elects not to exercise such right, then Five Prime shall have the right, but not the obligation, to file, prosecute and maintain throughout the world, such Joint Patent, through the Patent Firm. The prosecuting Party shall consult with the non-prosecuting Party and keep the non-prosecuting Party reasonably informed of the status of such Joint Patents and shall direct outside counsel to promptly provide the non-prosecuting Party with copies of material correspondence received from any patent authorities in connection therewith.  In addition, the prosecuting Party shall promptly provide the non-prosecuting Party with drafts of all proposed material filings and correspondences to any patent authorities with respect to such Joint Patents for the non-prosecuting Party’s review and comment prior to the submission of such proposed filings and correspondences.  The prosecuting Party shall confer with the non-prosecuting Party and reasonably consider the non-prosecuting Party’s comments prior to submitting such filings and correspondences, provided that the non-prosecuting Party provides such comments within *** of receiving the draft filings and correspondences from the prosecuting Party.  If the non-prosecuting Party does not provide comments within such period of time, then the non-prosecuting Party shall be deemed to have no comment to such proposed filings or correspondences.  In case of disagreement between the Parties with respect to the filing, prosecution and maintenance of such Joint Patents, the final decision shall be made by the prosecuting Party except in the event where the non-prosecuting Party reasonably believes that the implementation of the decision proposed by the prosecuting Party would have a material detrimental effect on the scope or enforceability of the Product-Specific Patents, related Five Prime Licensed Patents or any other Patent owned or controlled by the non-prosecuting Party.  Except as provided in Section 8.3(c)(ii), the Parties shall share equally all costs and expenses incurred in connection with the prosecution and maintenance of such Joint Patents under this Section 8.3(c)(i).  The non-prosecuting party shall have the right, but not the obligation, to be present at all patent office proceedings that relate to the Joint Patents under this Section 8.3(c)(i).

(ii)The prosecuting Party shall notify the non-prosecuting Party in writing of any decision not to file, or to cease prosecution and/or maintenance of, any Joint Patent in any country that is not a Product-Specific Patent or a Five Prime Licensed Patent.  The prosecuting Party shall provide such notice at least *** prior to any filing or payment due date,

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or any other due date that requires action in order to avoid loss of rights, in connection with such Joint Patent.  In such event, the prosecuting Party shall permit the non-prosecuting Party, at its discretion and expense, to continue prosecution or maintenance of such Joint Patent in such country and the non-prosecuting Party shall cease to have any right to enforce such Joint Patent against infringement.

(d)Unilateral BMS Pipeline Patents. With respect to the Unilateral BMS Pipeline Patents, the Parties shall have the same patent filing, prosecution and maintenance rights as are set forth in Section 8.3(a) with respect to Product-Specific Patents.

(e)Other Patents.  As between the Parties, BMS shall be responsible for filing, prosecuting and maintaining the BMS Patents, including all Collaboration Patents solely owned by BMS that are not Product-Specific Patents, at its own cost and expense.  As between the Parties, Five Prime shall be responsible for filing, prosecuting and maintaining all Five Prime Pipeline Patents, Patents included in the Five Prime Platform Technology, Unilateral Patents (unless and until such Unilateral Patents become Five Prime Licensed Patents, in which case the terms of Section 8.3(a) or 8.3(b) above shall govern, or are Unilateral BMS Pipeline Patents, in which case the terms of Section 8.3(d) shall govern), and Collaboration Patents solely owned by Five Prime that are not Product-Specific Patents, in each case at Five Prime’s own cost and expense.

(f)Collaboration.  When a Party assumes the responsibilities for the prosecution and maintenance of a Patent under Section 8.3(a)(ii), 8.3(b)(iii) or 8.3(c)(ii), the other Party shall promptly transfer to such Party the patent prosecution files for such Patent and provide reasonable assistance in the transfer of the prosecution responsibilities.  The Party assuming such prosecution and maintenance responsibilities shall have the right to engage its own counsel to do so.

8.4Patent Enforcement.

(a)Product Infringement.

(i)Each Party shall notify the other within *** of becoming aware of any alleged or threatened infringement by a Third Party of any Five Prime Licensed Patent or BMS Patent through the manufacture, use, offer for sale, sale or importation of a Licensed Product or other product containing a CSF1R Antibody or such Party’s receipt of any notice under 42 U.S.C. 262(l) (however such section may be amended from time to time during the Term) with respect to a Licensed Product (collectively, “Product Infringement”).

(ii)BMS shall have the first right to bring and control any legal action in connection with the enforcement of Five Prime Licensed Patents and/or BMS Patents in any Product Infringement at its own expense as it reasonably determines appropriate, and Five Prime shall have the right to be represented in any such action by counsel of its choice.  If BMS decides not to bring such legal action or to stop pursuing such legal action, it shall so notify Five Prime

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promptly in writing and Five Prime shall have the right to bring and control any legal action in connection with such Product Infringement at its own expense as it reasonably determines appropriate after consultation with BMS.

(iii)In the event of any alleged or threatened infringement by a Third Party of a Five Prime Pipeline Patent through the development, use, offer for sale or sale of the applicable Five Prime Pipeline Asset for use together with a Licensed Product or other product containing a CSF1R Antibody and such Third Party is also engaged in Product Infringement, then the Parties will confer in good faith as to how to address such infringement and Product Infringement. For clarity, Five Prime retains all rights to enforce the Five Prime Pipeline Patents with respect to any and all infringements and Five Prime does not have any obligations to BMS with respect thereto other than the obligation to confer with BMS in good faith as specified in the preceding sentence.

(iv)Five Prime shall have the exclusive right to enforce the Five Prime Licensed Patents for any infringement that is not a Product Infringement at its own expense as it reasonably determines appropriate, after reasonable consultation with BMS.  BMS shall have the exclusive right to enforce the BMS Patents for any infringement that is not a Product Infringement at its own expense as it reasonably determines appropriate.

(v)At the request and expense of the Party bringing the action, the other Party shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required.

(vi)In connection with any such proceeding, the Party bringing the action shall not enter into any settlement admitting the invalidity of, or otherwise impairing the other Party’s rights in, the Five Prime Licensed Patents or BMS Patents without the prior written consent of the other Party.

(vii)Any recoveries resulting from enforcement action relating to a claim of Product Infringement shall be first applied against payment of each Party’s costs and expenses in connection therewith.  Any such recoveries in excess of such costs and expenses (the “Remainder”) shall be shared by the Parties as follows: *** of such Remainder shall be retained by (or if received by the other Party, paid to) the Party bringing such action, and *** of such Remainder shall be paid to the other Party.

(b)Joint Patents that are not Product-Specific Patents or Five Prime Licensed Patents.

(i)Each Party shall notify the other within *** of becoming aware of any alleged or threatened infringement by a Third Party of any Joint Patent that is not a Product-Specific Patent or a Five Prime Licensed Patent (collectively, “Joint Patent Infringement”).

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(ii)BMS shall have the first right to bring and control any legal action in connection with any Joint Patent Infringement at its own expense as it reasonably determines appropriate, and to join Five Prime as a party plaintiff; provided that at Five Prime’s discretion, Five Prime shall have the right to join such action, in which case the Parties shall jointly enforce such Joint Patent, using the same counsel as agreed by the Parties or separate counsel reasonably acceptable to the other Party.  All decisions in such jointly enforced suit shall be made jointly.

(iii)If BMS is the sole enforcing Party, Five Prime shall cooperate with BMS in any such suit as reasonably requested by BMS and at BMS’s expense and shall have the right to consult with BMS and to participate in and, if appropriate, be represented by independent counsel in such litigation at its own expense.  BMS shall not, without Five Prime’s prior written consent, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Five Prime or admits the invalidity or unenforceability of any such Joint Patents, which consent shall not be unreasonably withheld. If BMS has not taken steps to obtain a discontinuance of such Joint Patent Infringement or filed suit against any such Third Party infringer of such Joint Patents within *** from the date of notice of the Joint Patent Infringement, then Five Prime shall have the right to take action against such Third Party infringer.  BMS shall cooperate with Five Prime in any such suit for Joint Patent Infringement (including joining as a party plaintiff) at Five Prime’s request and expense, and shall have the right to consult with Five Prime and to participate in and be represented by independent counsel in such litigation at its own expense.  Five Prime shall not, without BMS’s prior written consent, which consent shall not be unreasonably withheld, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to BMS or admits the invalidity or unenforceability of any such Joint Patents. The enforcing Party under this Section 8.4(b) shall keep the other Party reasonably informed of all material developments in connection with any such suit.

(iv)If the Parties are jointly enforcing Joint Patents under this Section 8.4(b), then the Parties shall share equally all expenses incurred in connection with such activities.  If one Party is enforcing such Joint Patents, such Party shall be solely responsible for all expenses incurred in connection with such activities by both Parties.

(v)Any recoveries obtained by either Party as a result of any proceeding against a Third Party Infringer under this Section 8.4(b) shall be allocated as follows:

(1)If the Parties are jointly enforcing the applicable Joint Patents, then such recovery shall first be used to reimburse the Parties for all out-of-pocket litigation costs in connection with such litigation paid by the Parties, so that each Party bears the same amount of such costs (if the recoveries are insufficient to reimburse all costs), and any remaining portion of such recoveries shall be shared equally.

(2)If one Party is the enforcing Party, such recovery shall first be used to reimburse the enforcing Party for all out-of-pocket litigation costs in connection with

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such litigation paid by that Party, and then to reimburse out-of-pocket litigation costs paid by the other Party, and with respect to any remaining portion of such recoveries:

(a)If BMS is the enforcing Party, Five Prime shall receive an amount equal to *** of such amount, and BMS shall receive any remaining portion of such recovery; and

(b)If Five Prime is the enforcing Party, BMS shall receive an amount equal to *** of such amount, and Five Prime shall receive any remaining portion of such recovery.

8.5Defense Against Claims of Infringement of Third Party Patents.  If a Third Party asserts that a Patent or other right owned or otherwise controlled by it is or has been infringed by the manufacture, use, sale, offer for sale or import of a Licensed Antibody, Licensed Product, or the CSF1R Target, the Party first obtaining knowledge of such a claim shall promptly provide the other Party written notice of such claim along with the related facts in reasonable detail.  In such event, unless either Party has an indemnification obligation pursuant to Article 12 or the Parties otherwise agree, as between the Parties BMS shall have the first right, but not the obligation, at its expense, to control the defense of such claim.  If BMS does not wish to defend such claim, or wishes to cease defending such claim, and it is not obligated to indemnify Five Prime with respect to such claim pursuant to Section 12.2, it shall notify Five Prime of such decision at least *** before any deadline for any action or filing that is required in order to preserve any rights.  Thereafter, Five Prime shall have the right, but not the obligation, at its expense, to control the defense of such claim.  Each Party shall cooperate with the defending Party, at the defending Party’s reasonable request and expense, and shall have the right to be represented separately by counsel of its own choice, but at its own expense.  The defending Party shall also control settlement of such claim; provided, however, that no settlement shall be entered into without the prior consent of the other Party if such settlement would adversely affect the rights and benefits of, or impose or adversely affect any obligations on, the other Party, such consent not to be unreasonably withheld, delayed or conditioned.  In the event of any conflict between the terms and conditions of this Section 8.5 and terms and conditions of Article 12, the terms and conditions of Article 12 shall prevail.

8.6Trademarks.

(a)BMS shall have the right to brand the Licensed Products using BMS related trademarks and any other trademarks and corporate/trade names it determines in its sole discretion are appropriate to use in connection with the Licensed Products, which may vary by country or within a country (“Product Marks”); provided, however, that BMS shall provide Five Prime with a reasonable opportunity to review and provide comments on each proposed Product Mark, and BMS shall give due consideration to Five Prime’s comments before selecting any Product Mark.  BMS shall own all rights in the Product Marks and shall register and maintain the

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Product Marks in the countries and regions that it determines reasonably necessary, at BMS’s cost and expense.

(b)Neither Party shall, without the other Party’s prior written consent, use any trademarks or other marks of the other Party (including the other Party’s corporate name), trademarks, advertising taglines or slogans confusingly similar thereto, in connection with such Party’s marketing or promotion of Licensed Products under this Agreement or for any other purpose related to this Agreement, except (i) in connection with Five Prime’s Co-Promotion activities as contemplated in Section 6.5, (ii) as may be expressly authorized in writing in connection with activities under this Agreement, (iii) to the extent permitted by Applicable Laws, BMS shall note on all packaging, labeling and promotional materials for Licensed Products that the Licensed Products are being sold under a license from Five Prime, (iv) to the extent required to comply with Applicable Laws and (v) as permitted in Section 9.6(b).

(c)Each Party shall, upon the reasonable request and expense of the other Party, provide such assistance and execute such documents as are reasonably necessary for such Party to exercise its rights and/or perform its obligations pursuant to this Section 8.6; provided, however, that neither Party shall be required to take any action pursuant to Section 8.6 that such Party reasonably determines in its sole judgment and discretion conflicts with or violates any applicable court or government order or decree or Applicable Laws.

8.7Patent Term Extension. Five Prime and BMS shall each cooperate with each another and shall use commercially reasonable efforts to obtain patent term extension (including any pediatric exclusivity extensions as may be available) or supplemental protection certificates or their equivalents in any country with respect to Patents covering the Licensed Products. If elections with respect to obtaining such patent term extensions are to be made, Five Prime and BMS shall discuss and make reasonable efforts to agree upon such elections; provided that BMS shall have final decision-making authority with respect any such elections to seek patent term extension or supplemental protection, provided that each such election shall be made so as to maximize the period of marketing exclusivity for the Licensed Product.  If BMS elects to extend a BMS patent in lieu of a Five Prime Licensed Patent or Collaboration Patent, then the Royalty Term set forth in Section 7.3(b) shall be extended for the period of time that the relevant Five Prime Licensed Patent or Collaboration Patent would have been extended had BMS elected to extend such Five Prime Licensed Patent or Collaboration Patent.

8.8Joint Research Agreement. This Agreement shall be understood to be a joint research agreement in accordance with 35 U.S.C. §102(c) for inventions arising under its scope.

Article 9

CONFIDENTIALITY; PUBLICATION

9.1Duty of Confidence.  Subject to the other provisions of this Article 9:

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(a)Except to the extent expressly authorized by this Agreement, all Confidential Information of a Party (the “Disclosing Party”) shall be maintained in confidence and otherwise safeguarded, and not published or otherwise disclosed, by the other Party (the “Receiving Party”) and its Affiliates for the Term and *** thereafter;

(b)the Receiving Party may only use any Confidential Information of the Disclosing Party for the purposes of performing its obligations or exercising its rights under this Agreement, provided that the foregoing shall not be interpreted as permitting BMS or its Affiliates to use or disclose any Confidential Information of Five Prime with respect to the research, development or commercialization of any known CSF1R antagonist molecule (including Antibodies, peptides and chemical compounds) that is not a Licensed Antibody, whether during or after the Restricted Period; and

(c)a Receiving Party may disclose Confidential Information of the Disclosing Party to: (i) such Receiving Party’s Affiliates and sublicensees; and (ii) employees, directors, agents, contractors, consultants and advisers of the Receiving Party and its Affiliates and sublicensees, in each case to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement; provided that such Persons are bound by legally enforceable obligations to maintain the confidentiality of the Disclosing Party’s Confidential Information in a manner consistent with the confidentiality provisions of this Agreement; provided that each Party shall remain responsible for any failure by its Affiliates, licensees and sublicensees, and its and its Affiliates’ and licensees’ and sublicensees’ respective employees, directors, agents, consultants, advisors, and contractors, to treat such Confidential Information as required under this Section 9.1 (as if such Affiliates, licensees, sublicensees employees, directors, agents, consultants, advisors and contractors were Parties directly bound to the requirements of this Section 9.1).

9.2Exceptions.  The foregoing obligations as to particular Confidential Information of a Disclosing Party shall not apply to the extent that the Receiving Party can demonstrate through competent evidence that such Confidential Information:

(a)is known by the Receiving Party or any of its Affiliates at the time of its receipt without an obligation of confidentiality, and not through a prior disclosure by or on behalf of the Disclosing Party, as documented by the Receiving Party’s business records;

(b)is in the public domain before its receipt from the Disclosing Party;

(c)became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party or any of its Affiliates or disclosees in breach of this Agreement;

(d)is subsequently disclosed to the Receiving Party or any of its Affiliates without obligation of confidentiality by a Third Party who may rightfully do so and is not under an obligation of confidentiality to the Disclosing Party; or

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(e)is developed by the Receiving Party or any of its Affiliates independently and without use of or reference to any Confidential Information received from the Disclosing Party, as documented by the Receiving Party’s business records.

No combination of features or disclosures shall be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party, unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.

9.3Authorized Disclosures.  Notwithstanding the obligations set forth in Sections 9.1 and 9.5, a Party may disclose the other Party’s Confidential Information (including this Agreement and the terms herein) to the extent such disclosure is reasonably necessary in the following situations:

(a)(i) filing or prosecuting Five Prime Licensed Patents, Five Prime Pipeline Patents or Collaboration Patents as contemplated by this Agreement; (ii) regulatory filings and other filings with Governmental Authorities (including Regulatory Authorities), as necessary for the Development or Commercialization of a Licensed Product; (iii) prosecuting or defending litigation or arbitration as contemplated by Sections 12.1-12.5 (Indemnification) or Section 13.6 (Dispute Resolution); or (iv) subject to Section 9.6, complying with Applicable Laws, including regulations promulgated by securities exchanges;

(b)disclosure to a Party’s Affiliates, directors, employees, agents, independent contractors, licensors, attorneys, independent accountants or financial advisors on a need-to-know basis for the sole purpose of performance of this Agreement or providing advice with respect to this Agreement; provided, that in each such case on the condition that such disclosee is bound by confidentiality and non-use obligations substantially consistent with those contained in this Agreement or customary for such type and scope of disclosure;

(c)disclosure of this Agreement, its terms and the status and results of Development or Commercialization activities to actual or bona fide potential investors, acquirors, (sub)licensees and other financial or commercial partners solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition or collaboration; provided, that in each such case on the condition that such Persons are bound by confidentiality and non-use obligations customary for such type and scope of disclosure;

(d)such disclosure is required by judicial or administrative process, provided that in such event such Party shall promptly notify the other Party in writing of such required disclosure and provide the other Party an opportunity to challenge or limit the disclosure obligations.  Confidential Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Article 9, and the Party disclosing Confidential Information pursuant to Applicable Laws or court order shall take

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all steps reasonably necessary, including seeking of confidential treatment or a protective order, to ensure the continued confidential treatment of such Confidential Information; and

(e)disclosure pursuant to Section 9.5 and 9.6.

Notwithstanding the foregoing, in the event a Party is required or permitted to make a disclosure of the other Party’s Confidential Information pursuant to Sections 9.3(a)(i), 9.3(a)(iii) or 9.3(a)(iv), it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use reasonable efforts to secure confidential treatment of such information.  In any event, each Party agrees to take all reasonable action to avoid disclosure of Confidential Information of the other Party hereunder.

Nothing in Sections 9.1 or 9.3 shall limit either Party in any way from disclosing to any Third Party such Party’s U.S. or foreign income tax treatment and the U.S. or foreign income tax structure of the transactions relating to such Party that are based on or derived from this Agreement, as well as all materials of any kind (including opinions or other tax analyses) relating to such tax treatment or tax structure, except to the extent that nondisclosure of such matters is reasonably necessary in order to comply with applicable securities laws.

9.4Publications. Neither Party shall publicly present or publish results of studies carried out under this Agreement (each such presentation or publication, a “Publication”) without providing written notice of, a copy of such proposed Publication, and the opportunity for prior review to the other Party as set forth in this Section 9.4, except to the extent otherwise required by Applicable Laws, in which case Section 9.6 shall apply with respect to disclosures required by the SEC or other Governmental Authorities or stock exchanges and/or for regulatory filings.  The submitting Party shall provide the other Party the opportunity to review any proposed Publication at least *** prior to the earlier of its presentation or intended submission for publication; provided, that in the case of abstracts, this period shall be *** and in the case of posters and oral presentations, *** (such applicable period, the “Review Period”).  The submitting Party agrees that it will not submit or present any Publication until (i) the other Party has provided written comments, during such Review Period, on the material in such Publication or (ii) until the applicable Review Period has elapsed without written comments from the other Party, in which case the submitting Party may proceed and the Publication will be considered approved in its entirety.  If the submitting Party receives written comments from the other Party during the applicable Review Period, it shall consider the comments of the other Party in good faith, but will retain the sole authority to submit the manuscript for Publication; provided, that the submitting Party agrees to (i) delete any Confidential Information of the other Party that is specifically identified for deletion in such other Party’s written comments during the Review Period, and which the submitting Party does not otherwise have the right to rightfully disclose, and (ii) to delay such Publication for a period of up to an additional *** after the end of the applicable Review Period to enable the other Party to draft and file a Patent with respect to any subject matter to be made public in such Publication and to which the other Party has the applicable intellectual property rights to file such Patent.  The submitting Party shall provide the

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other Party a copy of the Publication at the time of the submission or presentation.  Each Party agrees to acknowledge the contributions of the other Party, and the employees of the other Party, in all publications as scientifically appropriate.  This Section 9.4 shall not limit, and shall be subject to, Section 9.5.

Nothing contained in this Section 9.4 shall prohibit the inclusion of information in a patent application that is contemplated by the provisions of Article 8 of this Agreement, claiming, and in furtherance of, the manufacture, use, sale or formulation of a Licensed Antibody, provided, that the non-filing Party is given a reasonable opportunity to review, comment upon and/or approve the information to be included prior to submission of such patent application, where and to the extent required by Article 8 hereof, and further provided, that the foregoing shall not permit a Party to include in a patent application Confidential Information of the other Party that such other Party desires to maintain in confidence unless such including Party determined (i) such other Party’s Confidential Information is reasonably necessary in such patent application and (ii) relates solely to the relevant Licensed Antibody for the patent application.  Notwithstanding the foregoing, the Parties recognize that independent investigators have been engaged, and will be engaged in the future, to conduct Clinical Trials of Licensed Products.  The Parties recognize that such investigators operate in an academic environment and may release information regarding such studies in a manner consistent with academic standards; provided that each Party will use commercially reasonable efforts to prevent publication prior to the filing of relevant patent applications and to ensure that no Confidential Information of either Party is disclosed.

9.5Publication and Listing of Clinical Trials and Compliance with other Policies, Orders and Agreements.  Each Party agrees to comply, with respect to the Licensed Antibodies and Licensed Products and to the extent applicable to its activities conducted under this Agreement, with (a) the Pharmaceutical Research and Manufacturers of America (PhRMA) Guidelines on the listing of Clinical Trials and the Publication of Clinical Trial results, (b) any applicable court order, stipulations, consent agreements and settlements entered into by such Party, and (c) BMS’s Research and Development policy (a current version of which has been provided to Five Prime in writing as of the Effective Date) concerning Clinical Trials Registration and Disclosure of Results as amended from time to time and other BMS policies or other policies adopted by it for the majority of its other pharmaceutical products with regard to the same (to the extent the same either are not in direct conflict with the documents referred to in clauses (a) and (b) above and, in the case of Five Prime, its Affiliates and sublicensees, to the extent such policies (i) are provided by BMS to Five Prime in writing prior to requiring their implementation under this Agreement and (ii) are not in direct conflict with pre-existing obligations of Five Prime, its Affiliates and sublicensees as of the date *** after such written policies or their amended versions are received by Five Prime from BMS). BMS will provide all new policies or amended policies under this Section 9.5 to Five Prime within *** after their first implementation or adoption by BMS.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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9.6Publicity; Use of Names.

(a)The Parties agree that the material terms of this Agreement are the Confidential Information of both Parties, subject to the special authorized disclosure provisions set forth in Section 9.3 and this Section 9.6.  The Parties have agreed on language of a joint press release announcing this Agreement, which is attached hereto as Exhibit G, to be issued by the Parties on such date and time as may be agreed by the Parties.  No other disclosure of the existence or the terms of this Agreement may be made by either Party or its Affiliates except as provided in Section 9.3 and this Section 9.6.  Five Prime shall not use the name, trademark, trade name or logo of BMS, its Affiliates or their respective employees in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, except as provided in this Section 9.6 or with the prior express written permission of BMS, except as may be required by Applicable Laws.  BMS will use Five Prime’s corporate name in all publicity relating to this Agreement, including the initial press release and all subsequent press releases, and disclosures of key results and clinical data from each Clinical Trial conducted under the Development Plan as set forth in Section 9.6(b), and accompanied explanatory text such as “Licensed from Five Prime Therapeutics, Inc.”; provided, that BMS will use Five Prime’s corporate name only in such manner that the distinctiveness, reputation, and validity of any trademarks and corporate/trade names of Five Prime shall not be impaired, and consistent with best practices used by BMS for its other collaborators.

(b)Notwithstanding Section 9.6(a), the Parties have the following express rights to make public disclosures regarding the existence and term of this Agreement: (i) Five Prime has the right to publicly disclose (A) the achievement of milestones under this Agreement by either Party; (B) the amount of related milestone payments; and (C) the commencement, completion, material data and key results of Clinical Trials conducted under the Development Plan by either Party, or outside of the Development Plan by Five Prime and (ii) BMS has the right to publicly present and disclose, and will use Commercially Reasonable Efforts to present and disclose, key results and clinical data from each Clinical Trial conducted under the Development Plan, in a manner consistent with BMS’s treatment of similarly situated products.  After a Publication has been made available to the public, each Party may post such Publication or a link to it on its corporate web site without the prior written consent of the other Party.

(c)A Party may disclose this Agreement in securities filings with the Securities and Exchange Commission (the “SEC”) or equivalent foreign agency to the extent required by Applicable Laws.  In such event, the Party seeking such disclosure shall prepare a draft confidential treatment request and proposed redacted version of this Agreement to request confidential treatment for this Agreement, and the other Party agrees to promptly (and in any event, no more than *** after receipt of such confidential treatment request and proposed redactions) give its input in a reasonable manner in order to allow the Party seeking disclosure to file its request within the time lines prescribed by Applicable Laws.  The Party seeking such disclosure shall reasonably consider any comments thereto provided by the other Party within such *** period.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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(d)Each Party acknowledges that the other Party may be legally required to make public disclosures (including in filings with Governmental Authorities) of certain terms of or material developments or material information generated under this Agreement and agrees that each Party may make such disclosures as required by Applicable Laws, provided that the Party seeking such disclosure (i) receives advice from counsel that it is legally required to make such public disclosure and (ii) if practicable and permitted by Applicable Laws, first provides the other Party a copy of the proposed disclosure, and reasonably considers any comments thereto provided by the other Party within *** after the receipt of such proposed disclosure.

(e)Other than the press release set forth in Exhibit G, and the public disclosures permitted by Section 9.6(b), the Parties agree that the portions of any other news release or other public announcement relating to this Agreement or the performance hereunder, including the conduct or results of any Five Prime Development Activities, that would disclose information other than that already in the public domain, shall first be reviewed and approved by both Parties (with such approval not to be unreasonably withheld or delayed), except as required by Applicable Laws;

(f)The Parties agree that after a disclosure pursuant to Section 9.6(d) or issuance of a press release (including the initial press release) or other public announcement pursuant to Section 9.6(a) that has been reviewed and approved by the other Party, the disclosing Party may make subsequent public disclosures reiterating such information without having to obtain the other Party’s prior consent and approval.

(g)Subject to BMS’s written consent, not to unreasonably withheld or delayed, Five Prime shall have the right to use BMS’s name and logo in presentations, its website, collateral materials and corporate overviews to describe the collaboration relationship, as well as in taglines of press releases issued pursuant to this Section 9.6.  BMS shall have the right to, and shall use Five Prime’s name, in such manner; provided, that BMS will use Five Prime’s corporate name only in such manner that the distinctiveness, reputation, and validity of any trademarks and corporate/trade names of Five Prime shall not be impaired, and consistent with best practices used by BMS for its other collaborators.

9.7Disclosure to Ono.  Notwithstanding any other provision of this Agreement, Five Prime hereby expressly authorizes BMS to disclose to Ono, solely to the extent necessary for BMS to fulfill its obligations to Ono under the Ono-BMS Agreements, (i) the existence (but not the terms) of this Agreement and the Development Plan and any Five Prime Development Activities and (ii) any Five Prime Confidential Information or study data relating to the conduct of any Clinical Trial; provided, in each case, that Ono is under confidentiality obligations at least as restrictive as set forth herein.

9.8Attorney-Client Privilege.  Neither Party is waiving, nor shall be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges or the like as a result of disclosing information pursuant to this

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Agreement, or any of its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, such privileges and protections.  The Parties: (a) share a common legal and commercial interest in such disclosure that is subject to such privileges and protections; (b) are or may become joint defendants in proceedings to which the information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either Party become subject to any actual or threatened proceeding to which the Disclosing Party’s Confidential Information covered by such protections and privileges relates; and (d) intend that after the Execution Date both the Receiving Party and the Disclosing Party shall have the right to assert such protections and privileges. Notwithstanding the foregoing, nothing in this Section 9.8 shall apply with respect to a dispute between the Parties (including their respective Affiliates).

Article 10

TERM AND TERMINATION

10.1Term.  The term of this Agreement shall commence upon the Effective Date and continue in full force and effect, on a Licensed Product-by-Licensed Product and country-by-country basis, until the expiration of the payment obligations of BMS under Article 7 in such country with respect to the applicable Licensed Product, unless earlier terminated as set forth in Section 10.2 below (the “Term”).

10.2Termination.

(a)Termination by BMS.

(i)At Will.  BMS may terminate this Agreement for convenience in its entirety or on a Region-by-Region basis with respect to all Licensed Products by providing written notice of termination to Five Prime, which notice includes an effective date of termination at least *** after the date of the notice; provided however, that: (1) this Agreement will terminate in its entirety if BMS’s rights with respect to any *** Regions are terminated (whether simultaneously or at different times, and regardless which provision(s) of Section 10.2 are the basis for such termination(s)); and (2) BMS shall continue to be responsible, for a period of *** after the effective date of such termination, for all costs of Clinical Trials under the Development Plan in or with respect to the terminated Region(s) that were Commenced prior to the date of the notice of termination. Following any such notice of termination under this Section 10.2(a)(i), no milestone payments under Section 7.2 will be due on milestones achieved during the period between the notice of termination and the effective date of termination.  As used herein, “Region” means each of: (A) the United States; (B) the Major European Countries; (C) Japan; and (D) the world other than the United States, the Major European Countries and Japan; and “Commenced” means, with respect to a Clinical Trial, that (x) the first dosing of a human

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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subject in such Clinical Trial has occurred or (y) a written agreement for the conduct of such Clinical Trial has been executed by BMS or its Affiliate or sublicensee.

(ii)Termination by BMS for Safety Reasons.  BMS may terminate this Agreement in its entirety (or on a Licensed Product-by-Licensed Product basis) upon written notice to Five Prime based on Safety Reasons, which determination shall not be subject to arbitration or any other dispute resolution process hereunder, except with respect to the question of whether such decision was made by BMS in good faith.  Upon such termination for Safety Reasons, BMS shall be responsible, at its expense, for the wind-down of all Development of Licensed Products (including all Clinical Trials being conducted by or on behalf of BMS or its Affiliates or sublicensees) and all Commercialization activities for Licensed Products.  Such termination shall become effective upon the date that BMS notifies Five Prime in writing that such wind-down is complete.  Following any such notice of termination under this Section 10.2(a)(ii), no milestone payments under Section 7.2 will be due on milestones achieved for the terminated Licensed Products with respect to the terminated countries, as applicable, during the period between the notice of termination and the effective date of termination.

(b)Termination for Material Breach.

(i)If either Party believes in good faith that the other is in material breach of its obligations hereunder, then the non-breaching Party may deliver notice of such breach to the other Party stating the cause and proposed remedy.  For all breaches other than a failure to make a payment as set forth in this Agreement, the allegedly breaching Party shall have *** from such notice to dispute or cure such breach.  For any breach arising from a failure to make a payment set forth in this Agreement, the allegedly breaching Party shall have *** from the receipt of the notice to dispute or cure such breach.  If the Party receiving notice of breach fails to cure, or fails to dispute, that breach within the applicable period set forth above, then the Party originally delivering the notice of breach may terminate this Agreement effective on written notice of termination to the other Party.  If the allegedly breaching Party in good faith disputes such material breach and provides written notice of that dispute to the other Party within the applicable period set forth above, the matter shall be addressed under the dispute resolution provisions in Section 13.6(b), and the termination shall not become effective unless and until it has been determined under Section 13.6(b) that the allegedly breaching Party is in material breach of this Agreement.  It is understood and acknowledged that during the pendency of such a dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.  Section 10.2(b)(i)  shall not apply to or encompass a breach (or alleged breach) of BMS’s obligations pursuant to Section 4.1(b) or Section 6.2, which shall be governed solely by Section 10.2(b)(ii).

No milestone payments by BMS will be due under Section 7.2 on milestones achieved during the period between the notice of termination under this Section 10.2(b)(i) and the effective date of termination; provided, however, if the allegedly breaching Party provides notice of a dispute pursuant to Section 10.2(b)(i)  and such dispute is resolved in a manner in which no termination

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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of this Agreement occurs, then upon such resolution BMS will promptly pay to Five Prime the applicable milestone payment for each milestone achieved during the period between the notice of termination under this Section 10.2(b)(i) and the resolution of such dispute.

(ii)(1)Subject to the provisions of this Section 10.2(b)(ii), Five Prime shall have the right to terminate this Agreement in its entirety if BMS is in material breach of its obligations pursuant to Section 4.1(b) and Five Prime shall have the right to terminate this Agreement on a Region-by-Region basis with respect to all Licensed Products in such Region if BMS is in material breach of its obligations pursuant to Section 6.2 with respect to such Region; provided, however, this Agreement shall not so terminate unless (A) Five Prime provides BMS with written notice of Five Prime’ intent to terminate, stating the reasons and justification for such termination and recommending steps which Five Prime believes BMS should take to cure such alleged breach, and (B) BMS, or its Affiliates or sublicensee, has not (1) during the *** period following such notice, provided Five Prime with a plan for curing such breach and (2) during the *** period following such notice carried out such plan and cured such alleged breach.

(2)If BMS disputes in good faith the existence or materiality of an alleged breach specified in a notice provided by Five Prime pursuant to Section 10.2(b)(ii)(1), and if BMS provides notice to Five Prime of such dispute within the *** following such notice provided by Five Prime, Five Prime shall not have the right to terminate this Agreement unless and until the existence of such material breach or failure by BMS has been determined in accordance with Section 13.6(b) and BMS fails to cure such breach within *** following such determination.  Except as set forth in Section 10.2(b)(ii)(3), it is understood and acknowledged that during the pendency of such a dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.

(3)No milestone payments by BMS will be due under Section 7.2 on milestones achieved, with respect to the applicable Major Markets for which termination is sought if termination is being sought under Section 10.2(b)(ii)(1), during the period between the notice of termination under Section 10.2(b)(ii)(1) and the effective date of termination; provided, however, if BMS provides notice of a dispute pursuant to Section 10.2(b)(ii)(2) and such dispute is resolved in a manner in which no termination of this Agreement with respect to such country(ies) occurs, then upon such resolution BMS will promptly pay to Five Prime the applicable milestone payment for each milestone achieved during the period between the notice of termination under this Section 10.2(b)(ii)(1) and the resolution of such dispute.

(c)Termination by Either Party for Insolvency.  A Party shall have the right to terminate this Agreement upon written notice to the other Party if the other Party incurs an Insolvency Event; provided, however, in the case of any involuntary bankruptcy proceeding, such right to terminate shall only become effective if the Party that incurs the Insolvency Event consents to the involuntary bankruptcy or if such proceeding is not dismissed or stayed within *** after the filing thereof.  “Insolvency Event” means circumstances under which a Party (i)

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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has a receiver or similar officer appointed over all or a material part of its assets or business; (ii) passes a resolution for winding-up of all or a material part of its assets or business (other than a winding-up for the purpose of, or in connection with, any solvent amalgamation or reconstruction) or a court enters an order to that effect; (iii) has entered against it an order for relief recognizing it as a debtor under any insolvency or bankruptcy laws (or any equivalent order in any jurisdiction); or (iv) enters into any composition or arrangement with its creditors with respect to all or a material part of its assets or business (other than relating to a solvent restructuring).

10.3Effect of Termination by BMS under Section 10.2(a) or by Five Prime under Section 10.2(b) or 10.2(c).  Upon the (i) termination of this Agreement by BMS under Section 10.2(a)(i) or by Five Prime under Section 10.2(b) or 10.2(c), the following shall apply to such terminated Licensed Antibody(s)/Licensed Product(s) and to the terminated Region(s) (in addition to any other rights and obligations under this Agreement with respect to such termination) and (ii) termination of this Agreement by BMS under Section 10.2(a)(ii), the following shall apply with respect to all Non-Exempted Indications for such terminated Licensed Antibody(s)/Licensed Product(s) (in addition to any other rights and obligations under this Agreement with respect to such termination):

(a)Licenses.  The licenses granted to BMS in Section 3.1 (and all sublicenses granted thereunder by BMS, including to Ono if the Other Region is terminated) shall terminate solely with respect to the Region(s) in which the termination becomes effective.  BMS shall grant to Five Prime an exclusive, royalty-bearing (as set forth in Section 10.3(h)) license, with the right to sublicense, to develop, make and have made (in the form and as manufactured as of the date of termination), use, sell, offer for sale, export and import the Licensed Antibodies and Licensed Products in the terminated Regions under all Collaboration Intellectual Property owned by BMS and under all other Patents and Know-How Controlled by BMS and its Affiliates that, at the time of such termination, are then, had been or were contemplated to be practiced or used by BMS to Develop, make, have made, use, sell, offer for sale and import any Licensed Antibody or Licensed Product, provided that Five Prime shall be able to develop, make and have made Licensed Antibodies and Licensed Products outside of the terminated Regions solely for the purpose of sale within the terminated Regions.  To the extent such obligations existed prior to such termination, BMS shall not have any Commercially Reasonable Efforts obligations thereafter with respect to the Development and Commercialization of Licensed Antibodies and Licensed Products in the terminated Region(s).

(b)Inventory.  At Five Prime’s election and request, BMS shall transfer to Five Prime or its designee some or all inventory of Licensed Antibodies and Licensed Products (including all final product, bulk drug substance, intermediates, works-in-process, formulation materials, reference standards, drug product clinical reserve samples, packaged retention samples, and the like) then in the possession or control of BMS, its Affiliates or sublicensees; provided that Five Prime shall pay BMS a price equal to BMS’s fully burdened cost of goods of such transferred Licensed Antibodies and Licensed Products.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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(c)Patent Prosecution and Enforcement.

(i)Five Prime shall have the first right, but not any obligation, to file, prosecute and maintain, at Five Prime’s sole expense, the Patents that are exclusively licensed to Five Prime under Section 10.3(a).  The foregoing right of Five Prime shall include the right to perform all actions of a reference product sponsor set forth in 42 USC 262(l). Five Prime shall keep BMS reasonably informed of the status of such prosecution and shall promptly provide BMS with copies of material correspondence received from or filed with any patent authorities in connection therewith.  Five Prime shall notify BMS in writing of any decision not to file, or to cease prosecution and/or maintenance, in any country, Patents that are exclusively licensed to Five Prime under Section 10.3(a).  Five Prime shall provide such notice at least *** prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights, in connection with such Patent.  In such event, Five Prime shall permit BMS, at its discretion and expense, to continue prosecution or maintenance of such Patent in such country. BMS’s prosecution or maintenance of such Five Prime Prosecuted Patent shall not change the Parties’ respective rights and obligations under this Agreement with respect to such Five Prime Prosecuted Patent other than those expressly set forth in this Section 10.3(c)(i).

(ii)Five Prime shall have the first right, but not any obligation, to enforce the Patents that are exclusively licensed to Five Prime under Section 10.3(a) against any infringement through the manufacture, use, offer for sale, sale or importation of Licensed Products (including as part of a Five Prime Combination Therapy) and to retain all recoveries resulting from such enforcement action. At the request and expense of Five Prime, BMS shall provide reasonable assistance in connection with such enforcement, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required.

(d)Regulatory Materials.  Upon Five Prime’s written request, BMS shall provide Five Prime with copies of all Regulatory Materials for Licensed Products for such terminated Region.  BMS shall either assign to Five Prime or provide Five Prime with a right of reference with respect to such Regulatory Materials, as BMS determines at its reasonable discretion.  In addition, upon Five Prime’s written request, BMS shall provide to Five Prime copies of all material related documentation, including material non-clinical, preclinical and clinical data that are held by or reasonably available to BMS, its Affiliates or sublicensees.  The Parties shall discuss and establish appropriate arrangements with respect to safety data exchange, provided that Five Prime will assume all safety and safety database activities no later than *** after termination.    Five Prime shall reimburse BMS for all out-of-pocket costs and FTEs (at the then-current FTE Rate) incurred by BMS pursuant to this Section 10.3(d).

(e)Trademarks.  BMS shall transfer and assign, and shall ensure that its Affiliates transfer and assign, to Five Prime, at no cost to Five Prime, all Product Marks relating to any Licensed Product and any applications therefor (excluding any such marks that include, in whole or part, any corporate name or logos of BMS or its Affiliates or sublicensees) with respect

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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to any terminated Region.  Five Prime and its Affiliates and licensees shall have the right to use other identifiers specific to any Licensed Product (e.g., BMS compound identifiers).  BMS shall also transfer to Five Prime any in-process applications for generic names for any Licensed Product.

(f)Return of Confidential Information.  At Five Prime’s election, BMS shall return (at Five Prime’s expense) or destroy, all Tangible Materials and all tangible items comprising, bearing or containing any Confidential Information of Five Prime that are in BMS’s or its Affiliates’ or sublicensees’ possession or control, and provide written certification of such destruction; provided that BMS may retain one copy of such Confidential Information for its legal archives, and provided further that BMS shall not be required to destroy electronic files containing Confidential Information that are made in the ordinary course of its business information back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information.

(g)Transition Assistance.  BMS agrees to cooperate with Five Prime and its designee(s), at Five Prime’s expense, to facilitate an orderly and prompt transition of the Development (and as applicable, Commercialization) activities relating to Licensed Antibodies or Licensed Product(s) in the terminated Region(s) to Five Prime and/or its designee(s) following such termination.  Without limiting the foregoing, at Five Prime’s request, BMS shall: (i) manufacture and supply Five Prime with Licensed Antibody and/or Licensed Product (paid by Five Prime at BMS’s fully burdened cost of goods) until the earlier of (x) *** after such termination or (y) Five Prime is able to source the same materials itself or through a Third Party manufacturer; and/or (ii) to the extent assignable and if requested by Five Prime, assign to Five Prime any manufacturing agreement between BMS and a Third Party contract manufacturer with respect to such Licensed Antibody and/or Licensed Product.

(h)Royalty to BMS.  Unless this Agreement was terminated by Five Prime pursuant to Section 10.2(b) or by BMS under Section 10.2(a)(ii) (in which case no royalty shall be owed by Five Prime with respect to the Exempted Indication, but the royalty set forth in this Section 10.3(h) would be owed on the applicable Non-Exempted Indications that meet the requirements below), Five Prime shall pay BMS a royalty rate to be agreed by the Parties on net sales of Licensed Products in the applicable terminated Region by Five Prime or Five Prime’s Affiliates, licensees or sublicensees, as follows:

Highest phase of development, regulatory filing or approval completed by BMS, its Affiliates or Sublicensees	Royalty on Quarterly Net Sales of Licensed Product
Prior to the date *** after the Effective Date and prior to ***	***
After the date *** after the Effective Date and prior to ***	***

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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After *** but before ***	***
After ***	***

For purposes of this Section 10.3(h), “net sales” shall be calculated in the same manner Net Sales are defined for sales made by BMS, substituting “Five Prime, its Affiliates and (sub)licensees” for each reference to Seller in the definition of “Net Sales”, and the provisions of Article 7 of this Agreement shall apply to Five Prime (as royalty payor) and BMS (as royalty recipient) with respect to such royalties in the same manner as such provisions had applied to a Seller (as royalty payor) and Five Prime (as royalty recipient).

(i)Clinical Trials.  If at the time of such termination, BMS or its Affiliates are conducting any Clinical Trials for a Licensed Product in a terminated Region, then, at Five Prime’s election on a trial-by-trial basis: (i) BMS shall cooperate, and shall ensure that its Affiliates cooperate, with Five Prime to transfer the conduct of all such Clinical Trials to Five Prime effective as of *** after the termination effective date, and Five Prime shall assume any and all liability for the conduct of such transferred Clinical Trials after the effective date of such transfer (except to the extent arising prior to the transfer date or from any negligent act or omission by BMS, its Affiliates or their respective employees, agents and contractors); or (ii) BMS shall, at its expense, orderly wind-down the conduct of any such Clinical Trial which is not assumed by Five Prime under clause (i) above.

(j)No Exclusivity. Upon the effective date of the termination of this Agreement, neither Party shall have any obligations under Section 3.5 or 3.6.

10.4Effects of Termination by BMS under Section 10.2(a)(ii).  Upon termination of this Agreement by BMS under Section 10.2(a)(ii) the following shall apply with respect to the terminated Licensed Antibodies/Licensed Products and terminated countries (in addition to any other rights and obligations under this Agreement (including pursuant to Section 10.3 with respect to the Non-Exempted Indications) with respect to such termination).

(a)Licenses.  The licenses granted to BMS in Section 3.1 shall terminate upon such effective date of termination, solely with respect to the Licensed Antibodies/Licensed Products and countries in which the termination becomes effective, and BMS, its Affiliates and sublicensees (including Ono) shall cease all Development and Commercialization of such terminated Licensed Antibodies/Licensed Products in such terminated countries.  The rights and obligations of the Parties as to the remaining non-terminated Licensed Antibodies/Licensed Products and countries, as applicable, shall be unaffected by such termination.

(b)Regulatory Materials.  BMS shall provide Five Prime with all relevant material data, documentation and information for the terminated Licensed Antibodies/Licensed Products and the terminated countries, but shall not be required to assign or provide a right of

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reference to Five Prime for any Regulatory Materials relating to such terminated Licensed Antibodies/Licensed Products and terminated countries in the Exempted Indication.

(c)Return of Confidential Information.  BMS shall return or destroy, at Five Prime’s election, all Tangible Materials and all tangible items comprising, bearing or containing any Confidential Information of Five Prime that are in BMS’s or its Affiliates’ or sublicensees’ possession or control, and provide written certification of such destruction; provided that BMS may retain one copy of such Confidential Information for its legal archives, and provided further that BMS shall not be required to destroy electronic files containing Confidential Information that are made in the ordinary course of its business information back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information.

(d)No Exclusivity. Upon the effective date of the termination of this Agreement, neither Party shall have any obligations under Section 3.5.

10.5Termination Press Releases.  In the event of termination of this Agreement for any reason and subject to the provisions of Section 9.6, the Parties shall cooperate in good faith to coordinate public disclosure of such termination and the reasons therefor, and shall not, except to the extent required by Applicable Laws, disclose such information without the prior approval of the other Party.  The principles to be observed in such disclosures shall be accuracy, compliance with Applicable Laws and regulatory guidance documents, and reasonable sensitivity to potential negative investor reaction to such news.

10.6Survival.  Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination.  Without limiting the foregoing, the provisions of Sections 3.1(c)(ii), 7.4, 7.5, 7.6, 7.7, 8.1, 8.2, 8.3(c), 8.4(b), 9.1, 9.2, 9.3, 9.6, 9.8, 10.3, 10.4, 10.5, 10.6, 10.7, 11.6, 12.1, 12.2, 12.3, 12.4, 12.5 and 13.2-13.13 shall survive the expiration or termination of this Agreement.

10.7Termination Not Sole Remedy.  Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies shall remain available except as agreed to otherwise herein.

Article 11

REPRESENTATIONS AND WARRANTIES

11.1Representations and Warranties of Each Party. Each Party represents and warrants to the other Party that as of the Execution Date:

(a)it has the full right, power and authority to enter into this Agreement, to perform its obligations hereunder; and

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(b)this Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material Applicable Laws or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

11.2Representations and Warranties by Five Prime.  Five Prime represents and warrants to BMS as of the Execution Date as follows:

(a)Five Prime has sufficient legal and/or beneficial title, ownership or license under the Five Prime Licensed Technology existing as of the Execution Date necessary for the purposes contemplated by this Agreement, including to grant the licenses to BMS as purported to be granted pursuant to this Agreement.  The Five Prime Licensed Technology existing as of the Execution Date is free and clear from any Liens.  As of the Execution Date, except for the Five Prime Licensed Patents annotated in Exhibit C as being co-owned with BMS, Five Prime is the sole owner of all right, title and interest in and to (free and clear from any Liens of any kind) the Five Prime Licensed Patents listed in Exhibit C.  All fees required to maintain any issued Patents within such Five Prime Licensed Patents have been paid to date.

(b)Five Prime has not received any written notice from any Third Party asserting or alleging that the discovery, research and/or Development of Licensed Antibodies and Licensed Products by Five Prime prior to the Execution Date infringes or misappropriates the intellectual property rights of such Third Party.  The Five Prime Licensed Technology existing as of the Execution Date was not obtained in violation of any contractual or fiduciary obligation owed by Five Prime or its employees or agents to any Third Party or through the misappropriation of the intellectual property rights (including any trade secrets) from any Third Party.

(c)There are no pending, and to Five Prime’s Knowledge no threatened, actions, suits or proceedings against Five Prime involving the Five Prime Licensed Technology.

(d)To Five Prime’s Knowledge, there are no activities by Third Parties as of the Execution Date that constitute infringement or misappropriation of the Five Prime Licensed Technology as it relates to Licensed Antibodies and Licensed Products (in the case of pending claims, evaluating them as if issued as of the Execution Date).

(e)Five Prime has no Knowledge from which it would have reason to conclude that the Five Prime Licensed Patents issued as of the Execution Date are invalid.  To Five Prime’s Knowledge, the claims included in any issued Five Prime Licensed Patents are valid and in full force and effect as of the Execution Date.

(f)There is no agreement currently in effect under which Five Prime has granted any license or any option for a license under the Five Prime Licensed Technology to any Third Party to make, use or sell any Licensed Product in any country in the Territory, other than

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for the performance of services on Five Prime’s behalf or the performance of specified research using materials provided by Five Prime.   Five Prime has not granted to any Third Party any right or license or option to enforce or obtain any patent term extension for any of the Product Specific Patents.

(g)Five Prime has disclosed or made available to BMS’s patent counsel all unpublished patent applications requested by BMS’s patent counsel within the Five Prime Licensed Patents existing as of the Execution Date that claim Licensed Antibodies existing as of the Execution Date.

(h)No person, other than former or current employees of or consultants to Five Prime who are obligated in writing to assign his/her inventions to Five Prime, is an inventor of any of the inventions claimed in the Five Prime Licensed Patents filed or issued as of the Execution Date, except for those Third Party inventors of those inventions that fall within the Five Prime Licensed Technology Controlled by Five Prime and as to which Five Prime has obtained an assignment as of the Execution Date.  All inventors of any inventions included within the Five Prime Licensed Technology that exist as of the Execution Date and are purported to be owned by Five Prime have assigned or have a contractual obligation to assign or license their entire right, title and interest in and to such inventions and the corresponding Patents to Five Prime.  No present or former employee or consultant of Five Prime owns or has any proprietary, financial or other interest, direct or indirect, in the Five Prime Licensed Technology, other than through ownership of shares or options to acquire shares of Five Prime.  No claims have been asserted in writing challenging the inventorship of the Five Prime Licensed Patents.

(i)The research and Development of FPA008 has been conducted prior to the Execution Date by Five Prime, its Affiliates, its licensors, its licensees, and its independent contractors, in compliance in all material respects with all Applicable Laws, including all public health, environmental, and safety provisions thereof, and all permits, governmental licenses, registrations, approvals, concessions, franchises, authorizations, orders, injunctions and decrees that apply to Five Prime.

(j)All FPA008 used in Clinical Trials has been manufactured in compliance with cGMPs.

(k)(i) All Regulatory Materials filed by Five Prime with respect to FPA008 (including the INDs therefor) were, at the time of filing, true, complete and accurate in all material respects, (ii) no serious adverse event information has come to the attention of Five Prime that is materially different in terms of the incidence, severity or nature of such serious adverse events than that which was filed as safety updates to the IND for FPA008 and (iii) all written data summaries prepared by Five Prime that were included in such Regulatory Materials and that are based on clinical studies conducted or sponsored by Five Prime accurately summarize in all material respects the corresponding raw data underlying such summaries.

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(l)Five Prime has not received any written notice which has, or reasonably should have, led it to believe that any of the INDs for FPA008 are not currently in good standing with the FDA.  Five Prime has filed with the FDA all required notices, supplemental applications and annual or other reports or documents, including adverse experience reports, with respect to each IND that are material to the continued Development of FPA008.

(m)Five Prime has not received any written notice that any United States governmental or regulatory agency (including the FDA) has commenced, nor, to its Knowledge, has any United States governmental or regulatory agency (including the FDA) threatened in writing to initiate, any action to withdraw an IND, or, to enjoin production of FPA008 at Five Prime’s or any of its supplier’s facilities.

(n)Five Prime has made available to BMS copies of all material (i) reports of inspection observations, if any, relating to FPA008, (ii) establishment inspection reports relating to FPA008, and (iii) warning letters, if any, as well as any other documents, if any, received by Five Prime or any of its Affiliates, or to its Knowledge, its suppliers, from the FDA relating to FPA008 or arising out of the Development of FPA008 that assert past or ongoing material lack of compliance with any Applicable Laws or regulatory requirements (including those of the FDA) by Five Prime or its Affiliates, and to its Knowledge, its suppliers relating to clinical Development of FPA008.

(o)To Five Prime’s Knowledge, neither it, any of its Affiliates, nor any of its or their respective officers, employees, or agents has made an untrue statement of material fact or fraudulent statement to FDA or any other Regulatory Authority with respect to the Development of FPA008, failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority with respect to the Development of FPA008, or committed an act, made a statement, or failed to make a statement with respect to the Development of FPA008 that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto.

(p)Five Prime has disclosed to BMS all material information of which it has Knowledge with respect to the safety and efficacy of FPA008.

(q)In the course of the Development of Licensed Antibodies and Licensed Products, to Five Prime’s Knowledge Five Prime has not used prior to the Execution Date, any employee, agent or independent contractor who was debarred by any Regulatory Authority at the time of such Development.

(r)To the Knowledge of Five Prime, all information provided by Five Prime to BMS for due diligence purposes in relation to this Agreement is accurate in all material respects. To the Knowledge of Five Prime, Five Prime has not omitted to supply BMS with any

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material information in Five Prime’s possession and Control concerning any Five Prime Licensed Patent or FPA008.

11.3Representations and Warranties by BMS.  BMS represents and warrants to Five Prime as of the Execution Date that:

(a)it has the full right, power and authority to grant the licenses and rights herein to Five Prime and it has not granted any license, right or interest in, to or under the BMS Technology to any Third Party that is inconsistent with the licenses granted to Five Prime under Section 3.3 or entered into any other agreement with a Third Party that is or would be in conflict with its performance under this Agreement;

(b)to the Knowledge of BMS, no claim, suit, action or governmental proceeding is pending or threatened against it that would, if adversely determined, materially impair the ability of BMS to perform its obligations under this Agreement or the Development Plan;

(c)to the Knowledge of BMS, it is not aware of any material safety or toxicity issue with respect to Nivolumab that is not reflected in the investigator’s brochure for Nivolumab existing as of the Execution Date.

11.4Mutual Covenants.

(a)No Debarment.  In the course of the Research of the Licensed Antibodies, and the Development and Commercialization of the Licensed Products neither Party nor its Affiliates shall knowingly use any employee or consultant or Third Party contractor (including of any (sub)licensee) who has been debarred or disqualified by any Regulatory Authority, or, to such Party’s or its Affiliates’ knowledge, is the subject of debarment or disqualification proceedings by a Regulatory Authority.  Each Party shall notify the other Party promptly upon becoming aware that any of its or its Affiliates’ employees or consultants performing on its behalf under this Agreement has been debarred or is the subject of debarment or disqualification proceedings by any Regulatory Authority and will prohibit such employee or consultant from performing on its behalf under this Agreement.

(b)Compliance.  Each Party and its Affiliates shall comply in all material respects with all Applicable Laws (including all anti-bribery laws) in the Research of the Licensed Antibodies, the Development and Commercialization of the Licensed Products and the performance of its obligations under this Agreement.

11.5Compliance with Ono Agreements.  BMS shall not breach its obligations under the Ono-BMS Agreements or voluntarily terminate or amend the Ono-BMS Agreements if such breach, termination or amendment would adversely affect the Parties’ ability to perform this Agreement or the Development Plan or Five Prime’s rights and benefits under this Agreement.

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11.6No Other Warranties.  EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 11, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF FIVE PRIME OR BMS; AND (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE HEREBY EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

Article 12

INDEMNIFICATION; LIABILITY; INSURANCE

12.1Indemnification by Five Prime for Third Party Claims.  Five Prime shall defend, indemnify and hold BMS, its Affiliates and their respective officers, directors, agents and employees (“BMS Indemnitees”) harmless from and against any all damages or other amounts payable to a Third Party claimant, as well as any reasonable attorneys’ fees and costs of litigation incurred by such BMS Indemnitees (collectively, “BMS Damages”), all to the extent resulting from any claims, suits, proceedings or causes of action brought by such Third Party (collectively, “BMS Claims”) against such BMS Indemnitee that arise out of or result from (or are alleged to arise out of or result from):

(a)the negligence, recklessness or willful misconduct of any of the Five Prime Indemnitees;

(b)the breach of any of the warranties or representations made by Five Prime to BMS under this Agreement;

(c)the breach by Five Prime of its covenants and obligations pursuant to this Agreement;

(d)the research or Development of Licensed Antibodies by or on behalf of Five Prime before the Effective Date other than pursuant to the Current Combination Trial;

(e)any injury to a subject in the Current Combination Trial before the Effective Date to the extent caused by the development, use or manufacture of FPA008 before the Effective Date;

(f)any injury to a subject in the Current Combination Trial before the Effective Date where it ultimately cannot be or is not determined if such injury is the direct result of the development, use or manufacture of Nivolumab on the one hand or the development, use or manufacture of FPA008 before the Effective Date on the other hand, provided that, in the case of this clause (f), Five Prime shall only indemnify the BMS Indemnitees for fifty percent (50%) of any such BMS Damages;

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(g)the conduct of the Five Prime Development Activities (other than the Current Combination Trial), except to the extent of an injury to a subject caused by (i) the development, use or manufacture of Nivolumab or another Proprietary Immuno-Oncology agent of BMS or (ii) the manufacture of Licensed Antibody or Licensed Product by or on behalf of BMS; or

(h)an injury to a subject in a clinical trial conducted or on behalf of BMS or any of its Affiliates, licensees, or sublicensees pursuant to the Development Plan to the extent such injury was caused by the manufacture of a Five Prime Pipeline Asset by or on behalf of Five Prime.

The foregoing indemnity obligation shall not apply to the extent that any BMS Claim is subject to indemnity pursuant to Section 12.2.

12.2Indemnification by BMS for Third Party Claims. BMS shall defend, indemnify and hold Five Prime, its Affiliates and their respective officers, directors, agents and employees (“Five Prime Indemnitees”) harmless from and against any all damages or other amounts payable to a Third Party claimant, as well as any reasonable attorneys’ fees and costs of litigation incurred by such Five Prime Indemnitees (collectively, “Five Prime Damages”), all to the extent resulting from any claims, suits, proceedings or causes of action brought by such Third Party (collectively, “Five Prime Claims”) against such Five Prime Indemnitee that arise out of or result from (or are alleged to arise out of or result from):

(a)the research, Development, Commercialization or manufacture of any Licensed Antibody or Licensed Product by or on behalf of BMS or any of its Affiliates, licensees, or sublicensees, except to the extent of an injury to a subject in a clinical trial conducted or on behalf of BMS or any of its Affiliates, licensees, or sublicensees pursuant to the Development Plan wherein such injury was caused by the manufacture of a Five Prime Pipeline Asset by or on behalf of Five Prime;

(b)any injury to a subject in the Current Combination Trial before the Effective Date to the extent caused by the development, use or manufacture of Nivolumab;

(c)any injury to a subject in the Current Combination Trial before the Effective Date where it ultimately cannot be or is not determined if such injury is the direct result of the development, use or manufacture of Nivolumab on the one hand or the development, use or manufacture of FPA008 before the Effective Date on the other hand, provided that, in the case of this clause (c), BMS shall only indemnify the Five Prime Indemnitees for *** of any such Five Prime Damages;

(d)any injury to a subject in the Five Prime Development Activities (other than the Current Combination Trial) to the extent caused by (i) the development, use or manufacture of Nivolumab or another Proprietary Immuno-Oncology agent of BMS or (ii) the manufacture of Licensed Antibody or Licensed Product by or on behalf of BMS;

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(e)the negligence, recklessness or willful misconduct of any of the BMS Indemnitees;

(f)the breach of any of the warranties or representations made by BMS to Five Prime under this Agreement; or

(g)any breach by BMS of its obligations pursuant to this Agreement.

The foregoing indemnity obligation shall not apply to the extent that any Five Prime Claim is subject to indemnity pursuant to Section 12.1.

12.3Indemnification Procedure.  If either Party is seeking indemnification under Sections 12.1 or 12.2 (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of the Claim giving rise to the obligation to indemnify pursuant to such Section within *** after receiving notice of the Claim (it being understood and agreed, however, that the failure or delay by an Indemnified Party to give such notice of a Claim shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been prejudiced as a result of such failure or delay to give notice).  The Indemnifying Party shall have the right to assume the defense of any such Claim for which it is obligated to indemnify the Indemnified Party.  The Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense.  The Indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any Claim that has been assumed by the Indemnifying Party.  Neither Party shall have the obligation to indemnify the other Party in connection with any settlement made without the Indemnifying Party’s written consent, which consent shall not be unreasonably withheld or delayed.  If the Parties cannot agree as to the application of Section 12.1 or 12.2 as to any Claim, pending resolution of the dispute pursuant to Section 13.6(b), the Parties may conduct separate defenses of such Claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 12.1 or 12.2 upon resolution of the underlying Claim.

12.4Mitigation of Loss.  Each Indemnified Party shall take and shall procure that its Affiliates take all such reasonable steps and action as are reasonably necessary or as the Indemnifying Party may reasonably require in order to mitigate any Claims (or potential losses or damages) under this Article 12.  Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

12.5Limitation of Liability.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES (INCLUDING LOST ROYALTIES) ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.  NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 12.5 IS INTENDED TO OR SHALL LIMIT OR RESTRICT

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THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 12.1 OR 12.2, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF ITS OBLIGATIONS HEREUNDER RELATING TO CONFIDENTIALITY OR A PARTY’S BREACH OF ITS OBLIGATIONS UNDER SECTION 3.5 or 3.6.

12.6Insurance.  BMS shall maintain a program of self-insurance and Five Prime shall procure and maintain insurance, including product liability insurance, each with respect to its activities hereunder and which is consistent with normal business practices of prudent companies similarly situated at all times during which any Licensed Product is being clinically tested in human subjects or commercially distributed or sold.  Five Prime shall provide BMS with evidence of such insurance upon request and shall provide the BMS with written notice at least *** prior to the cancellation, non-renewal or material changes in such insurance.  Such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 12.

Article 13

GENERAL PROVISIONS

13.1Force Majeure.  Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances (except for a strike, lockout or labor disturbance with respect to the non-performing Party’s respective employees or agents), fire, floods, earthquakes or other acts of God, or acts, generally applicable action or inaction by any governmental authority (but excluding any government action or inaction that is specific to such Party, its Affiliates or sublicensees, such as revocation or non-renewal of such Party’s license to conduct business), or omissions or delays in acting by the other Party.  The affected Party shall notify the other Party in writing of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake and continue diligently all reasonable efforts necessary to cure such force majeure circumstances or to perform its obligations in spite of the ongoing circumstances.

13.2Assignment.  This Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the prior written consent of the other Party.  Notwithstanding the foregoing, Five Prime may assign its rights to receive payments under this Agreement to one or more Entities without consent of BMS, and either Party may, without consent of the other Party, assign this Agreement and its rights and obligations hereunder (a) in whole or in part to an Affiliate of such Party, or (b) in whole to its successor-in-interest in connection with the sale of all or substantially all of its assets, whether in a merger, acquisition, or similar transaction.  Any attempted assignment not in

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accordance with this Section 13.2 shall be null and void and of no legal effect.  Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement.  The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respected successors and permitted assigns.

13.3Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties.  The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

13.4Notices.  All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to Five Prime, to:	Five Prime Therapeutics, Inc. 2 Corporate Drive South San Francisco, CA 94080 Attention: President & CEO Facsimile No.: 415-365-5602

and:	Five Prime Therapeutics, Inc. 2 Corporate Drive South San Francisco, CA 94080 Attention: Legal Department Facsimile No.: 415-520-9567
With a copy (which shall not constitute notice) to:	Cooley LLP 3175 Hanover Street Palo Alto, CA 94304-1130 Attention: Barbara Kosacz and Marya Postner, Ph.D. Facsimile No.: 650-849-7400

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if to BMS, to:	Bristol-Myers Squibb Company P.O. Box 4000 Route 206 and Province Line Road Princeton, NJ 08543-4000 Attention: VP, Business Development
With a copy to:	Bristol-Myers Squibb Company P.O. Box 4000 Route 206 and Province Line Road Princeton, NJ 08543-4000 Attention: VP & Assistant General Counsel, Licensing and Business Development

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith.  Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day); (b) on the Business Day after dispatch if sent by nationally-recognized overnight courier; or (c) on the *** following the date of mailing, if sent by mail.

13.5Governing Law. This Agreement and all claims arising out of this Agreement or the breach thereof shall be governed by and construed in accordance with the laws of the State of New York and the patent laws of the United States without reference to any rules of conflict of laws.

13.6Dispute Resolution.

(a)The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof.  Either Party shall have the right to refer any dispute to the Executive Officers who shall attempt in good faith to resolve such dispute over a period of ***.  If the Parties do not fully settle, and a Party wishes to pursue the matter, each such dispute, controversy or claim that is not a matter this Agreement provides will be addressed pursuant to Section 13.6(b) shall be finally resolved through an action brought in the United States District Court for the Southern District of New York, and each Party hereby submits to the jurisdiction and venue of such court.

(b)Expedited Arbitration.

(i)In the event of a dispute between the Parties specified in this Agreement to be resolved under this Section 13.6(b), which dispute cannot be resolved between the Parties or the Executive Officers as set forth in Section 13.6(a), either Party shall be free to institute binding arbitration with respect to such dispute in accordance with this Section 13.6(b) upon written notice to the other Party (an “Arbitration Notice”) and seek remedies as may be available. Any dispute unresolved under this Section 13.6(b) shall be settled by binding

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arbitration administered by JAMS (or any successor entity thereto) and in accordance with the Comprehensive Arbitration Rules and Procedures then in effect and the Expedited Procedures contained therein, as modified in this paragraph (the “Rules”), except (i) to the extent such rules are inconsistent with this Section 13.6(b), in which case, this Section 13.6(b) shall control. The proceedings and decisions of the arbitrator shall be confidential, final and binding on the Parties, and judgment upon the award of such arbitrator may be entered in any court having jurisdiction thereof.

(ii)Upon receipt of an Arbitration Notice by a Party, the applicable dispute shall be resolved by final and binding arbitration before a panel of *** arbitrators (the “Arbitrators”), with each arbitrator having not less than *** years of experience in the biotechnology or pharmaceutical industry and subject matter expertise with respect to the matter subject to arbitration.  Any Arbitrator chosen hereunder shall have educational training and industry experience sufficient to demonstrate a reasonable level of scientific, financial, medical and industry knowledge relevant to the particular dispute.  Each Party shall promptly select *** Arbitrator each, which selections shall in no event be made later than *** after receipt of the Arbitration Notice.  The *** Arbitrator shall be chosen promptly by mutual agreement of the Arbitrators chosen by the Parties, but in no event later than *** after the date that the last of such Arbitrators was appointed.

(iii)The Arbitrators’ decision and award shall be made within *** of the filing of the arbitration demand, and the Arbitrators shall agree to comply with this schedule before accepting appointment. However, this time limit may be extended by agreement of the Parties or by the Arbitrators.  The Arbitrators shall be authorized to award compensatory damages, but shall not be authorized to reform, modify or materially change this Agreement.  The Arbitrators shall, within *** after the conclusion of the hearing, issue a written award and statement of decision describing the material facts and the grounds for the conclusions on which the award is based, including the calculation of any damages awarded.  The decision of the Arbitrators shall be final, conclusive and binding on the Parties and enforceable by any court of competent jurisdiction.

(iv)Each Party shall bear its own costs and expenses (including legal fees and expenses) relating to the arbitration proceeding, except that the fees of the Arbitrators and other related costs of the arbitration shall be shared equally by the Parties, unless the Arbitrators determine that a Party has incurred unreasonable expenses due to vexatious or bad faith positions taken by the other Party, in which event the Arbitrators may make an award of all or any portion of such expenses (including legal fees and expenses) so incurred.

(v)The Arbitrators shall be required to render the decision in writing and to comply with, and the award shall be limited by, any express provisions of this Agreement relating to damages or the limitation thereof.  No Arbitrator shall have the power to award punitive damages under this Agreement regardless of whether any such damages are contained in a proposal, and such award is expressly prohibited.

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Confidential EXECUTION VERSION

(vi)Unless the Parties otherwise agree in writing, during the period of time that any arbitration proceeding is pending under this Agreement, (A) the Parties shall continue to comply with all those terms and provisions of this Agreement that are not the subject of the pending arbitration proceeding; and (B) in the event that the subject of the dispute relates to the exercise by a Party of a termination right hereunder, including in the case of a material breach of this Agreement, the effectiveness of such termination shall be stayed until the conclusion of the proceedings under this Section 13.6(b).

(vii)All arbitration proceedings and decisions of the Arbitrators under this Section 13.6(b) shall be deemed Confidential Information of both Parties under Article 9. The arbitration proceedings shall take place in San Francisco, California, in the English language. Notwithstanding the foregoing, any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any patent rights or trademark rights shall be submitted to a court of competent jurisdiction in the country in which such patent rights or trademark rights were granted or arose.  Nothing in this Section 13.6(b) will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding.

13.7Termination of Existing Clinical Agreement; Entire Agreement; Amendments.

(a)The Parties hereby acknowledge and agree that the Existing Clinical Agreement shall be deemed terminated as of the Effective Date, and no provisions of the Existing Clinical Agreement shall survive such termination, notwithstanding Section 12.6 of the Existing Clinical Agreement.  For clarity, the existing Joint Development Committee and any existing working groups under the Existing Clinical Agreement shall be disbanded upon the Effective Date and shall be superseded by the JDC and Working Groups hereunder.  For clarity and without limiting the foregoing, Section 7.1(b) of the Existing Clinical Agreement shall not survive such termination.

(b)This Agreement, together with the Exhibits hereto, contains the entire understanding of the Parties with respect to the collaboration and the licenses granted hereunder.  Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the collaboration and the licenses granted hereunder are superseded by the terms of this Agreement.  The Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement.  This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representative(s) of both Parties hereto.  The Parties agree that, effective as of the Effective Date, that certain Mutual Non-Disclosure Agreement between BMS and Five Prime dated as of March 11, 2015 (“Confidentiality Agreement”) shall be superseded by this

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Confidential EXECUTION VERSION

Agreement, and that disclosures made prior to the Effective Date pursuant to the Confidentiality Agreement shall be subject to the confidentiality and non-use provisions of this Agreement.  The foregoing shall not be interpreted as a waiver of any remedies available to either Party or its Affiliates as a result of any breach, prior to the Effective Date, by the other Party or its Affiliates of such Party’s or its Affiliate’s obligations pursuant to the Confidentiality Agreement.

13.8Headings.  The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.

13.9Independent Contractors. Five Prime and BMS are independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency.  Neither Five Prime nor BMS shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

13.10Waiver.  The waiver by either Party hereto of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party whether of a similar nature or otherwise.

13.11Cumulative Remedies.  No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Applicable Laws.

13.12Waiver of Rule of Construction.  Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement.  Accordingly, no ambiguity in this Agreement shall be strictly construed against either Party.

13.13Business Day Requirements. In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day then such notice or other action or omission shall be deemed to be required to be taken on the next occurring Business Day.

13.14Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as necessary or appropriate in order to carry out the purposes and intent of this Agreement.

13.15Counterparts. This Agreement may be executed in two or more counterparts by original signature, facsimile or PDF files, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.16Compliance with Sunshine Laws

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Confidential EXECUTION VERSION

(a)To the extent that Five Prime becomes subject to one or more Sunshine Laws during the term of this Agreement, Five Prime will report payments or other transfers of value (“POTV”) made by Five Prime related to its Development activities hereunder in compliance with such applicable Sunshine Laws. Interpretation of the Sunshine Laws for purposes of reporting any POTV by a Party shall be in such Party’s sole discretion so long as the interpretation complies with Applicable Laws.

(b)Five Prime (i) will provide (to the extent in the possession of Five Prime), or will utilize Commercially Reasonable Efforts to obligate and ensure that applicable Third Party contractors for the Current Combination Trial provide, BMS with any information requested by BMS with respect to costs and expenses related to the Current Combination Trial with respect to which BMS reimburses Five Prime pursuant to Section 4.3(b)(iii) as BMS may reasonably determine to be necessary for BMS to comply with its reporting obligations under Sunshine Laws (with such amounts paid to, or at the direction of, each Recipient to be reported to BMS within a reasonable time period specified by BMS) and (ii) will reasonably cooperate with, and will utilize Commercially Reasonable Efforts to obligate and ensure that applicable Third Party contractors for the Current Combination Trial reasonably cooperate with, BMS in connection with its compliance with such Sunshine Laws. The form in which Five Prime provides any such information shall be mutually agreed but sufficient to enable BMS to comply with its reporting obligations and BMS may disclose any information that it believes is necessary to comply with Sunshine Laws.  Without limiting the foregoing, BMS shall have the right to allocate payments or other transfers of value in connection with this Agreement in any required reporting under Sunshine Laws in accordance with its normal business practices. These obligations shall survive the expiration and termination of the agreement to the extent necessary for BMS to comply with Sunshine Laws.

(c)For purposes of this Section 13.16, “Sunshine Laws” means Applicable Laws requiring collection, reporting and disclosure of POTVs to certain healthcare providers, entities and individuals.  These Applicable Laws may include, relevant provisions of the Patient Protection and Affordable Health Care Act of 2010 and implementing regulations thereunder.  “Recipients” means healthcare providers, teaching hospitals and/or any other persons for whom transfers of value or payments must be reported under Sunshine Laws.

13.17Rights in Bankruptcy.

(a)All rights and licenses granted under or pursuant to this Agreement by one Party to the other are, for all purposes of Section 365(n) of Title 11 of the United States Code (“Title 11”), licenses of rights to “intellectual property” as defined in Title 11, and, in the event that a case under Title 11 is commenced by or against either Party (the “Bankrupt Party”), the other Party shall have all of the rights set forth in Section 365(n) of Title 11 to the maximum extent permitted thereby.  During the Term, each Party shall create and maintain current copies to the extent practicable of all such intellectual property.  Without limiting the Parties’ rights under Section 365(n) of Title 11, if a case under Title 11 is commenced by or against the

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Confidential EXECUTION VERSION

Bankrupt Party, the other Party shall be entitled to a copy of any and all such intellectual property and all embodiments of such intellectual property, and the same, if not in the possession of such other Party, shall be promptly delivered to it in each case (i) before this Agreement is rejected by or on behalf of the Bankrupt Party, within *** after the other Party’s written request, unless the Bankrupt Party, or its trustee or receiver, elects within *** to continue to perform all of its obligations under this Agreement, or (ii) after any rejection of this Agreement by or on behalf of the Bankrupt Party, if not previously delivered as provided under clause (i) above.  All rights of the Parties under this Section 13.17 and under Section 365(n) of Title 11 are in addition to and not in substitution of any and all other rights, powers, and remedies that each Party may have under this Agreement, Title 11, and any other Applicable Laws.

(b)Any intellectual property provided pursuant to the provisions of this Section 13.17 shall be subject to the licenses set forth elsewhere in this Agreement and the payment obligations of this Agreement, which shall be deemed to be royalties for purposes of Title 11.

13.18Antitrust Filings.

(a)Each of Five Prime and BMS agrees to prepare and make appropriate filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), and other antitrust requirements relating to this Agreement and the transactions contemplated hereby as soon as reasonably practicable after the Execution Date (but no later than *** after the Execution Date), and BMS shall bear the filing fees associated with any HSR filing, but each Party shall otherwise bear its own costs in connection with such filings.  The Parties agree to cooperate in the antitrust clearance process and to furnish promptly to the Federal Trade Commission (FTC), the Antitrust Division of the Department of Justice (DOJ) and any other agency or authority, any information reasonably requested by them in connection with such filings.  With respect to the HSR and other filings made pursuant to this Section 13.18(a), each of Five Prime and BMS shall, to the extent practicable: (i) promptly notify the other Party of any material communication to that Party from the FTC, the DOJ, or any other agency or authority and, subject to Applicable Laws, discuss with and permit the other Party to review in advance any proposed written communication to any of the foregoing; (ii) not agree to participate in any substantive meeting or discussion with the FTC, the DOJ or any other agency or authority in respect of any filings, investigation or inquiry concerning this Agreement unless it consults with the other Party in advance and, to the extent permitted by such the FTC, the DOJ or any other agency or authority, give the other Party the opportunity to attend and participate thereat; and (iii) furnish the other Party with copies of all correspondence and communications (and memoranda setting forth the substance thereof) between them and their Affiliates and their respective representatives on the one hand, and the FTC, the DOJ or any other agency or authority or members of their respective staffs on the other hand, with respect to this Agreement.

(b)Other than the provisions of this Section 13.18 and Article 9 (Confidentiality) and Section 13.5, the rights and obligations of the Parties under this Agreement

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Confidential EXECUTION VERSION

shall not become effective until (a) the waiting period (and any extension thereof) applicable to the transactions contemplated by this Agreement under HSR shall have expired or earlier been terminated; (b) no injunction (whether temporary, preliminary or permanent) prohibiting consummation of the transactions contemplated by this Agreement or any material portion hereof shall be in effect; and (c) no judicial or administrative proceeding opposing consummation of all or any part of this Agreement shall be pending (the date these conditions are satisfied being the “Effective Date” of this Agreement).  Upon the occurrence of the Effective Date, all provisions of this Agreement shall become effective automatically without the need for further action by the Parties.

(c)If the Effective Date has not occurred within *** after the Execution Date, this Agreement may be terminated by either Party on written notice to the other.

13.19Non-Solicitation of Employees.  After the Effective Date and during the Term, each Party agrees that neither it nor any of its Affiliates shall recruit, solicit or induce any employee of the other Party that such Party knew was directly and substantially involved in the Development or Commercialization activities under this Agreement to terminate his or her employment with such other Party and become employed by or consult for such Party, whether or not such employee is a full-time employee of such other Party, and whether or not such employment is pursuant to a written agreement or is at-will.  For purposes of the foregoing, “recruit”, “solicit” or “induce” shall not be deemed to mean (a) circumstances where an employee of a Party (i) initiates contact with the other Party or any of its Affiliates with regard to possible employment; or (ii) responds to general solicitations of employment not specifically targeted at employees of a Party or any of its Affiliates, including responses to general advertisements or postings, and (b) discussions, interviews, negotiations, offers or acceptances of employment or similar activities that arise as a result of circumstances described in (a).

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Confidential

In Witness Whereof, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives as of the Execution Date.

Five Prime Therapeutics, Inc. By:/s/ Lewis T. Williams Name:Lewis T. Williams, MD, PhD Title:President and Chief Executive Officer	Bristol-Myers Squibb Company By:/s/ Michael Burgess Name:Michael Burgess Title:Senior Vice President, Exploratory Clinical and Translational Research

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Signature Page to License and Collaboration Agreement

Confidential

LIST OF EXHIBITS AND SCHEDULES

Exhibit A: BMS Reserved Pipeline Targets

Exhibit B: Licensed Antibodies

Exhibit C: Five Prime Licensed Patents

Exhibit D: Current Five Prime Non-I-O Studies

Exhibit E: BMS’s Initial Development Plan

Exhibit F: Examples of Royalty Calculations

Exhibit G: Press Release

Exhibit H: Net Sales Calculation

Exhibit I: Potential Countries

Schedule 4.3(k): Five Prime Responsibilities for Current Combination Trial
Schedule 5.1: Inventory Allocation
Schedule 5.2: Planned Costs for FPA008 Manufacture

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Confidential

Exhibit A:  BMS Reserved Pipeline Targets

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Confidential

Exhibit B: Licensed Antibodies

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Confidential

Exhibit C: Five Prime Licensed Patents

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Confidential

Exhibit D: Current Five Prime Non-I-O Studies

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Confidential

Exhibit E: BMS’s Initial Development Plan

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Exhibit F

Royalty Calculation Example – No Co-Promote Option Exercised

Example:

If Five Prime has not exercised its Co-Promote Option with respect to a particular Licensed Product and the total quarterly Net Sales of such Licensed Product in the Territory in a particular Calendar Quarter are $***, Licensed Product royalties under Section 7.3(a)(i) shall be calculated as:

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Royalty Calculation Example – Co-Promote Option Exercised

Example:

If Five Prime has exercised its Co-Promote Option with respect to a particular Licensed Product and the total Net Sales of such Licensed Product in the Co-Promotion Territory in a particular Calendar Quarter are $***, Licensed Product royalties under Section 7.3(a)(ii) shall be calculated as:

(a) Royalties for Co-Promotion Territory:

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Confidential

Exhibit G: Press Release

Bristol-Myers Squibb Enters into Exclusive Worldwide License and Collaboration Agreement with Five Prime Therapeutics for Colony Stimulating Factor 1 Receptor (CSF1R) Antibody Program

Strategic immuno-oncology collaboration focused on development of CSF1R antibody (FPA008) in combination with Opdivo (nivolumab) and other therapies with the goal of bringing new treatment options to patients

Five Prime to receive up to $1.74 billion for FPA008, inclusive of $350 million upfront and potential development and regulatory milestone payments; additional double-digit royalties on future sales and option to co-promote in the U.S.

Five Prime to continue development of FPA008 in pigmented villonodular synovitis (PVNS) and in potential combinations with its own immuno-oncology candidates

  (NEW YORK and SOUTH SAN FRANCISCO, CA – October 15, 2015) - Bristol-Myers Squibb Company (NYSE:BMY) and Five Prime Therapeutics, Inc. (Nasdaq:FPRX) today announced that they have entered into an exclusive worldwide license and collaboration agreement for the development and commercialization of Five Prime’s colony stimulating factor 1 receptor (CSF1R) antibody program, including FPA008 which is in Phase 1 development for immunology and oncology indications. This agreement replaces the companies’ existing clinical collaboration agreement to evaluate the safety, tolerability and preliminary efficacy of combining Opdivo (nivolumab), Bristol-Myers Squibb’s programmed-death 1 (PD-1) immune checkpoint inhibitor, with FPA008 in six tumor types.

“By blocking a key mediator of immunosuppression in the tumor microenvironment, CSF1R inhibition with FPA008 represents a potentially important complementary immuno-oncology mechanism of action to the T-cell directed antibodies and co-stimulatory molecules in our pipeline,” said Francis Cuss, MB BChir, FRCP, executive vice president and chief scientific

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officer of Bristol-Myers Squibb.  “This agreement, which builds upon our existing relationship with Five Prime in immuno-oncology, is another important example of our commitment to expanding our presence in this space and to researching novel combination regimens.”

“We believe this transformational collaboration with Bristol-Myers Squibb for our CSF1R antibody program represents the best of both worlds in terms of maximizing the potential of FPA008,” said Lewis T. “Rusty” Williams, M.D., Ph.D., president and chief executive officer of Five Prime Therapeutics. “Bristol-Myers Squibb has undisputed leadership in the immuno-oncology landscape, deep clinical development and regulatory expertise, and an established commercial infrastructure to deliver important new therapies to patients. Bristol-Myers Squibb also has a rich pipeline of clinical candidates and approved products, a number of which may have therapeutic synergy when coupled with FPA008, given the potential of CSF1R inhibition to suppress the activity and survival of tumor associated macrophages. At the same time, Five Prime will continue to conduct trials in pigmented villonodular synovitis (PVNS) and immuno-oncology with FPA008, which is a product of our proprietary protein platform and our discovery of IL-34, one of the two ligands for CSF1R that FPA008 blocks.”

Under the terms of the license and collaboration agreement, Bristol-Myers Squibb will make an upfront payment of $350 million to Five Prime. Bristol-Myers Squibb will be responsible for development and manufacturing of FPA008 for all indications, subject to Five Prime’s option to conduct, at its own cost, certain future studies including registrational studies to support approval of FPA008 in PVNS and FPA008 in combination with Five Prime’s internal pipeline assets in immuno-oncology. Five Prime will continue to conduct the current Phase 1a/1b trial evaluating the combination of Opdivo and FPA008 in six tumor settings, which was announced as part of the companies’ initial clinical collaboration in November 2014, through to completion. Bristol-Myers Squibb will be responsible for global commercialization, and Five Prime will retain rights to a U.S. co-promotion option. In addition to the upfront payment, Five Prime will be eligible to receive up to $1.05 billion in development and regulatory milestone payments per anti-CSF1R product for oncology indications (including combinations with Opdivo and any other agent), and up to $340 million in development and regulatory milestone payments

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per anti-CSF1R product for non-oncology indications, as well as double digit royalties, such royalties to be enhanced in the U.S. in the event that Five Prime exercises its co-promotion option.

The effectiveness of the agreement is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act.

About FPA008

FPA008 is an investigational antibody that inhibits CSF1R and has been shown in preclinical models to block the activation and survival of monocytes and macrophages. Early data have shown that inhibition of CSF1R in inflamed RA joints blocks the production of inflammatory cytokines by macrophages and inhibits osteoclasts, monocyte-lineage cells that can cause bone erosions and joint destruction. Inhibition of CSF1R in preclinical models of several cancers reduces the number of immunosuppressive tumor-associated macrophages (TAMs) in the tumor microenvironment, thereby facilitating an immune response against tumors. FPA008 is currently in phase 1 clinical trials in several immunology and oncology indications.

About Opdivo

Opdivo was the first PD-1 immune checkpoint inhibitor to receive regulatory approval anywhere in the world in July 2014, and currently has regulatory approval in more than 37 countries including the United States, Japan, and in the European Union.

In the U.S., Opdivo is indicated for patients with unresectable or metastatic melanoma and disease progression following Yervoy (ipilimumab) and, if BRAF V600 mutation positive, a BRAF inhibitor. Opdivo is also approved for use in combination with Yervoy, for the treatment of patients with BRAF V600 wild-type unresectable or metastatic melanoma. These indications are approved under accelerated approval based on tumor response rate and durability of response. Continued approval for this indication may be contingent upon verification and description of clinical benefit in confirmatory trials. Opdivo is also indicated in the U.S. for the

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treatment of patients with metastatic non-small cell lung cancer (NSCLC) with progression on or after platinum-based chemotherapy.

Bristol-Myers Squibb has a broad, global development program to study Opdivo in multiple tumor types consisting of more than 50 trials – as a monotherapy or in combination with other therapies – in which more than 8,000 patients have been enrolled worldwide.

IMPORTANT SAFETY INFORMATION

WARNING: IMMUNE-MEDIATED ADVERSE REACTIONS

YERVOY can result in severe and fatal immune-mediated adverse reactions due to T-cell activation and proliferation. These immune-mediated reactions may involve any organ system; however, the most common severe immune-mediated adverse reactions are enterocolitis, hepatitis, dermatitis (including toxic epidermal necrolysis), neuropathy, and endocrinopathy. The majority of these immune-mediated reactions initially manifested during treatment; however, a minority occurred weeks to months after discontinuation of YERVOY.

Assess patients for signs and symptoms of enterocolitis, dermatitis, neuropathy, and endocrinopathy and evaluate clinical chemistries including liver function tests (LFTs) and thyroid function tests at baseline and before each dose.

Permanently discontinue YERVOY and initiate systemic high-dose corticosteroid therapy for severe immune-mediated reactions.

Immune-Mediated Pneumonitis

Immune-mediated pneumonitis or interstitial lung disease, including fatal cases, occurred with OPDIVO treatment. Across the clinical trial experience with solid tumors, fatal immune-mediated pneumonitis occurred in 0.5% (5/978) of patients receiving OPDIVO as a single agent. In Checkmate 037, pneumonitis, including interstitial lung disease, occurred in 3.4% (9/268) of patients receiving OPDIVO and none of the 102 patients receiving chemotherapy. Immune-mediated pneumonitis occurred in 2.2% (6/268) of patients receiving OPDIVO; Grade 3 (n=1) and Grade 2 (n=5). In Checkmate 057, immune-mediated pneumonitis, including interstitial lung disease, occurred in 3.4% (10/287) of patients receiving OPDIVO as a single agent: Grade 3 (n=5), Grade 2 (n=2), and Grade 1 (n=3). Across the clinical trial experience in 188 patients with melanoma who received OPDIVO in combination with YERVOY, in Checkmate 069 (n=94) and an additional dose-finding study (n=94), fatal immune-mediated pneumonitis occurred in 0.5%

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(1/188) of patients. In Checkmate 069, there were six additional patients who died without resolution of abnormal respiratory findings. Monitor patients for signs with radiographic imaging and symptoms of pneumonitis. Administer corticosteroids for Grade 2 or greater pneumonitis. Permanently discontinue for Grade 3 or 4 and withhold until resolution for Grade 2. In Checkmate 069, pneumonitis, including interstitial lung disease, occurred in 10% (9/94) of patients receiving OPDIVO in combination with YERVOY and 2.2% (1/46) of patients receiving YERVOY. Immune-mediated pneumonitis occurred in 6% (6/94) of patients receiving OPDIVO in combination with YERVOY: Grade 5 (n=1), Grade 3 (n=2) and Grade 2 (n=3).

Immune-Mediated Colitis

Immune-mediated colitis can occur with OPDIVO treatment. Monitor patients for signs and symptoms of colitis. Administer corticosteroids for Grade 2 (of more than 5 days duration), 3, or 4 colitis. As a single agent, withhold OPDIVO for Grade 2 or 3 and permanently discontinue for Grade 4 or recurrent colitis upon restarting OPDIVO. In combination with YERVOY, withhold OPDIVO for Grade 2 and permanently discontinue for Grade 3 or 4 or recurrent colitis upon restarting OPDIVO. In Checkmate 037, diarrhea or colitis occurred in 21% (57/268) of patients receiving OPDIVO and 18% (18/102) of patients receiving chemotherapy. Immune-mediated colitis occurred in 2.2% (6/268) of patients receiving OPDIVO; Grade 3 (n=5) and Grade 2 (n=1). In Checkmate 057, diarrhea or colitis occurred in 17% (50/287) of patients receiving OPDIVO as a single agent. Immune-mediated colitis occurred in 2.4% (7/287) of patients: Grade 3 (n=3), Grade 2 (n=2), and Grade 1 (n=2). In Checkmate 069, diarrhea or colitis occurred in 57% (54/94) of patients receiving OPDIVO in combination with YERVOY and 46% (21/46) of patients receiving YERVOY. Immune-mediated colitis occurred in 33% (31/94) of patients receiving OPDIVO in combination with YERVOY: Grade 4 (n=1), Grade 3 (n=16), Grade 2 (n=9), and Grade 1 (n=5).

In a separate YERVOY Phase 3 study, severe, life-threatening, or fatal (diarrhea of ≥7 stools above baseline, fever, ileus, peritoneal signs; Grade 3-5) immune-mediated enterocolitis occurred in 34 (7%) patients. Across all YERVOY-treated patients in that study (n=511), 5 (1%) developed intestinal perforation, 4 (0.8%) died as a result of complications, and 26 (5%) were hospitalized for severe enterocolitis.

Immune-Mediated Hepatitis

Immune-mediated hepatitis can occur with OPDIVO treatment. Monitor patients for abnormal liver tests prior to and periodically during treatment. Administer corticosteroids for Grade 2 or greater transaminase elevations. Withhold for Grade 2 and permanently discontinue for Grade 3 or 4 immune-mediated hepatitis. In Checkmate 037, there was an increased incidence of liver test abnormalities in the OPDIVO-treated group as compared to the chemotherapy-treated group,

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with increases in AST (28% vs 12%), alkaline phosphatase (22% vs 13%), ALT (16% vs 5%), and total bilirubin (9% vs 0). Immune-mediated hepatitis occurred in 1.1% (3/268) of patients receiving OPDIVO; Grade 3 (n=2) and Grade 2 (n=1). In Checkmate 057, one patient (0.3%) developed immune-mediated hepatitis. In Checkmate 069, immune-mediated hepatitis occurred in 15% (14/94) of patients receiving OPDIVO in combination with YERVOY: Grade 4 (n=3), Grade 3 (n=9), and Grade 2 (n=2).

In a separate YERVOY Phase 3 study, severe, life-threatening, or fatal hepatotoxicity (AST or ALT elevations >5x the ULN or total bilirubin elevations >3x the ULN; Grade 3-5) occurred in 8 (2%) patients, with fatal hepatic failure in 0.2% and hospitalization in 0.4%.

Immune-Mediated Dermatitis

In a separate YERVOY Phase 3 study, severe, life-threatening, or fatal immune-mediated dermatitis (eg, Stevens-Johnson syndrome, toxic epidermal necrolysis, or rash complicated by full thickness dermal ulceration, or necrotic, bullous, or hemorrhagic manifestations; Grade 3-5) occurred in 13 (2.5%) patients. 1 (0.2%) patient died as a result of toxic epidermal necrolysis. 1 additional patient required hospitalization for severe dermatitis.

Immune-Mediated Neuropathies

In a separate YERVOY Phase 3 study, 1 case of fatal Guillain-Barré syndrome and 1 case of severe (Grade 3) peripheral motor neuropathy were reported.

Immune-Mediated Endocrinopathies

Hypophysitis, adrenal insufficiency, and thyroid disorders can occur with OPDIVO treatment. Monitor patients for signs and symptoms of hypophysitis, signs and symptoms of adrenal insufficiency during and after treatment, and thyroid function prior to and periodically during treatment. Administer corticosteroids for Grade 2 or greater hypophysitis. Withhold for Grade 2 or 3 and permanently discontinue for Grade 4 hypophysitis. Administer corticosteroids for Grade 3 or 4 adrenal insufficiency. Withhold for Grade 2 and permanently discontinue for Grade 3 or 4 adrenal insufficiency. Administer hormone replacement therapy for hypothyroidism. Initiate medical management for control of hyperthyroidism.

In Checkmate 069, hypophysitis occurred in 13% (12/94) of patients receiving OPDIVO in combination with YERVOY: Grade 3 (n=2) and Grade 2 (n=10). Adrenal insufficiency occurred in 1% (n=555) of patients receiving OPDIVO as a single agent. In Checkmate 069, adrenal insufficiency occurred in 9% (8/94) of patients receiving OPDIVO in combination with YERVOY: Grade 3 (n=3), Grade 2 (n=4), and Grade 1 (n=1). In Checkmate 069, hypothyroidism occurred in 19% (18/94) of patients receiving OPDIVO in combination with

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YERVOY. All were Grade 1 or 2 in severity except for one patient who experienced Grade 3 autoimmune thyroiditis. Grade 1 hyperthyroidism occurred in 2.1% (2/94) of patients receiving OPDIVO in combination with YERVOY. In Checkmate 037, Grade 1 or 2 hypothyroidism occurred in 8% (21/268) of patients receiving OPDIVO and none of the 102 patients receiving chemotherapy. Grade 1 or 2 hyperthyroidism occurred in 3% (8/268) of patients receiving OPDIVO and 1% (1/102) of patients receiving chemotherapy. In Checkmate 057, Grade 1 or 2 hypothyroidism, including thyroiditis, occurred in 7% (20/287) and elevated TSH occurred in 17% of patients receiving OPDIVO as a single agent. Grade 1 or 2 hyperthyroidism occurred in 1.4% (4/287) of patients.

In a separate YERVOY Phase 3 study, severe to life-threatening immune-mediated endocrinopathies (requiring hospitalization, urgent medical intervention, or interfering with activities of daily living; Grade 3-4) occurred in 9 (1.8%) patients. All 9 patients had hypopituitarism, and some had additional concomitant endocrinopathies such as adrenal insufficiency, hypogonadism, and hypothyroidism. 6 of the 9 patients were hospitalized for severe endocrinopathies.

Immune-Mediated Nephritis and Renal Dysfunction

Immune-mediated nephritis can occur with OPDIVO treatment. Monitor patients for elevated serum creatinine prior to and periodically during treatment. For Grade 2 or 3 increased serum creatinine, withhold and administer corticosteroids; if worsening or no improvement occurs, permanently discontinue. Administer corticosteroids for Grade 4 serum creatinine elevation and permanently discontinue. In Checkmate 037, there was an increased incidence of elevated creatinine in the OPDIVO-treated group as compared to the chemotherapy-treated group (13% vs 9%). Grade 2 or 3 immune-mediated nephritis or renal dysfunction occurred in 0.7% (2/268) of patients. In Checkmate 057, Grade 2 immune-mediated renal dysfunction occurred in 0.3% (1/287) of patients receiving OPDIVO as a single agent. In Checkmate 069, Grade 2 or higher immune-mediated nephritis or renal dysfunction occurred in 2.1% (2/94) of patients. One patient died without resolution of renal dysfunction.

Immune-Mediated Rash

Immune-mediated rash can occur with OPDIVO treatment. Monitor patients for rash. Administer corticosteroids for Grade 3 or 4 rash. Withhold for Grade 3 and permanently discontinue for Grade 4. In Checkmate 037 (n=268), the incidence of rash was 21%; the incidence of Grade 3 or 4 rash was 0.4%. In Checkmate 057, immune-mediated rash occurred in 6% (17/287) of patients receiving OPDIVO as a single agent including four Grade 3 cases. In Checkmate 069, immune-mediated rash occurred in 37% (35/94) of patients receiving OPDIVO in combination with YERVOY: Grade 3 (n=6), Grade 2 (n=10), and Grade 1 (n=19).

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Immune-Mediated Encephalitis

Immune-mediated encephalitis can occur with OPDIVO treatment. Withhold OPDIVO in patients with new-onset moderate to severe neurologic signs or symptoms and evaluate to rule out other causes. If other etiologies are ruled out, administer corticosteroids and permanently discontinue OPDIVO for immune-mediated encephalitis. Across clinical trials of 8490 patients receiving OPDIVO as a single agent or in combination with YERVOY, <1% of patients were identified as having encephalitis. In Checkmate 057, fatal limbic encephalitis occurred in one patient (0.3%) receiving OPDIVO as a single agent.

Other Immune-Mediated Adverse Reactions

Based on the severity of adverse reaction, permanently discontinue or withhold treatment, administer high-dose corticosteroids, and, if appropriate, initiate hormone-replacement therapy. The following clinically significant immune-mediated adverse reactions occurred in <2% (n=555) of single-agent OPDIVO-treated patients: uveitis, pancreatitis, abducens nerve paresis, demyelination, polymyalgia rheumatica, and autoimmune neuropathy. Across clinical trials of OPDIVO administered as a single agent at doses 3 mg/kg and 10 mg/kg, additional clinically significant, immune-mediated adverse reactions were identified: facial nerve paralysis, motor dysfunction, vasculitis, diabetic ketoacidosis, and myasthenic syndrome.  In Checkmate 069, the following additional immune-mediated adverse reactions occurred in 1% of patients treated with OPDIVO in combination with YERVOY: Guillain-Barré syndrome and hypopituitarism. Across clinical trials of OPDIVO in combination with YERVOY, the following additional clinically significant, immune-mediated adverse reactions were identified: uveitis, sarcoidosis, duodenitis, pancreatitis, and gastritis.

Infusion Reactions

Severe infusion reactions have been reported in <1% of patients in clinical trials of OPDIVO as a single agent. In Checkmate 057, Grade 2 infusion reactions occurred in 1% (3/287) of patients receiving OPDIVO as a single agent. In Checkmate 069, Grade 2 infusion reactions occurred in 3% (3/94) of patients receiving OPDIVO in combination with YERVOY. Discontinue OPDIVO in patients with severe or life-threatening infusion reactions. Interrupt or slow the rate of infusion in patients with mild or moderate infusion reactions.

Embryofetal Toxicity

Based on its mechanism of action, OPDIVO can cause fetal harm when administered to a pregnant woman. Advise pregnant women of the potential risk to a fetus. Advise females of

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reproductive potential to use effective contraception during treatment with OPDIVO-containing regimen and for at least 5 months after the last dose of OPDIVO.

Lactation

It is not known whether OPDIVO is present in human milk. Because many drugs, including antibodies, are excreted in human milk and because of the potential for serious adverse reactions in nursing infants from OPDIVO-containing regimen, advise women to discontinue breastfeeding during treatment.

Serious Adverse Reactions

In Checkmate 037, serious adverse reactions occurred in 41% of patients receiving OPDIVO. Grade 3 and 4 adverse reactions occurred in 42% of patients receiving OPDIVO. The most frequent Grade 3 and 4 adverse drug reactions reported in 2% to <5% of patients receiving OPDIVO were abdominal pain, hyponatremia, increased aspartate aminotransferase, and increased lipase. In Checkmate 057, serious adverse reactions occurred in 47% of patients receiving OPDIVO as a single agent. The most frequent serious adverse reactions reported in ≥2% of patients were pneumonia, pulmonary embolism, dyspnea, pleural effusion, and respiratory failure. In Checkmate 069, serious adverse reactions occurred in 62% of patients receiving OPDIVO; the most frequent serious adverse events with OPDIVO in combination with YERVOY, as compared to YERVOY alone, were colitis (17% vs 9%), diarrhea (9% vs 7%), pyrexia (6% vs 7%), and pneumonitis (5% vs 0).

Common Adverse Reactions

In Checkmate 037, the most common adverse reaction (≥20%) reported with OPDIVO was rash (21%). In Checkmate 057, the most common adverse reactions (≥20%) reported with OPDIVO as a single agent were fatigue (49%), musculoskeletal pain (36%), cough (30%), decreased appetite (29%), and constipation (23%). In Checkmate 069, the most common adverse reactions (≥20%) reported in patients receiving OPDIVO in combination with YERVOY vs YERVOY alone were rash (67% vs 57%), pruritus (37% vs 26%), headache (24% vs 20%), vomiting (23% vs 15%), and colitis (22% vs 11%).

In a separate YERVOY Phase 3 study, the most common adverse reactions (≥5%) in patients who received YERVOY at 3 mg/kg were fatigue (41%), diarrhea (32%), pruritus (31%), rash (29%), and colitis (8%).

Please see U.S. Full Prescribing Information for OPDIVO and YERVOY, including Boxed WARNING for YERVOY regarding immune-mediated adverse reactions.

About Bristol-Myers Squibb

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Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information, please visit www.bms.com or follow us on Twitter at http://twitter.com/bmsnews.

About Five Prime Therapeutics

Five Prime Therapeutics, Inc. discovers and develops innovative therapeutics to improve the lives of patients with serious diseases. Five Prime's comprehensive discovery platform, which encompasses virtually every medically relevant extracellular protein, positions it to explore pathways in cancer, inflammation and their intersection in immuno-oncology, an area of oncology with significant therapeutic potential and a growing focus of the company's R&D activities. Five Prime has entered into strategic collaborations with leading global pharmaceutical companies and has promising product candidates in clinical and late preclinical development. For more information, please visit www.fiveprime.com.

Bristol-Myers Squibb Forward-Looking Statement

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding the research, development and commercialization of pharmaceutical products. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks, there can be no guarantee that FPA008 will be successfully developed or approved for any of the indications described in this release or in combination with Opdivo. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb's business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb's Annual Report on Form 10-K for the year ended December 31, 2014 in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Five Prime Forward-Looking Statement

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Five Prime's expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include statements regarding (i) the planned clinical development of the combination of FPA008 with nivolumab; and (ii) Five Prime's potential receipt of upfront and milestone payments and royalties. Many factors may cause differences between current expectations and actual results including unexpected safety or efficacy data observed during clinical studies, changes in expected or existing competition, changes in the regulatory, pricing or reimbursement environment, and unexpected litigation or other disputes.  Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Five Prime's filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" contained therein. Except as required by law, Five Prime assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contacts

Bristol-Myers Squibb

Media:

Sarah Koenig, 609-252-4145, sarah.koenig@bms.com

Investors:

Ranya Dajani, 609-252-5330, ranya.dajani@bms.com

Five Prime Therapeutics:

Amy Kendall, 415-365-5776, amy.kendall@fiveprime.com

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Confidential

Exhibit H: Net Sales Calculation

Definitions

For purposes of the following examples, the “Licensed Product” used in the calculations is referred to as the “FPA008 Product,” meaning a Licensed Product that contains FPA008.

For purposes of the following examples, The “BMS Combined Product” used in the calculations is Nivolumab. The examples assume Nivolumab has received Marketing Approval for use in combination with the FPA008 Product in the relevant country, which for purposes of this example is Japan.

The calculations below would be performed for each applicable accounting period for which Net Sales is being determined (e.g., each Calendar Quarter) in each applicable country where (i) there are Net Sales of the relevant Licensed Product, which include discounted sales and (ii) there are Net Sales of the relevant BMS Combined Product approved for use in combination with such Licensed Product, which include discounted sales.

Weighted-Average Percentage Basis Discount Calculation for BMS Combined Product

For one form of product:

For purposes of the following examples, assume that Nivolumab is sold in only one form and concentration in Japan, is packaged in vials, and the gross selling price of one vial of Nivolumab is $2800 in Japan, before any discounts.

BMS sells 50,000 vials of Nivolumab to Third Parties in Japan in the applicable Calendar Quarter. If no discounts were applied, the total gross selling price in such Calendar Quarter in Japan would equal $140 million.

BMS offers discounts on Nivolumab. With respect to the sales of Nivolumab during the applicable Calendar Quarter in Japan, BMS granted, allowed, or incurred $28 million in total discounts.

The “Weighted-Average Percentage Basis Discount” on Nivolumab sold in Japan for the Calendar Quarter therefore equals:

$28 million / $140 million x 100% = 20%

If BMS elects to discount sales of the FPA008 Product in Japan, for purposes of the calculation of Net Sales, 20% is the maximum discount that could apply to calculating such Net Sales of the FPA008 Product in Japan for the applicable Calendar Quarter, calculated as in “Weighted-Average Percentage Basis Discount Calculation for Licensed Product” below.

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For multiple forms of product:

In the event that the BMS Combined Product is sold in multiple forms (e.g., two or more types of vials with differing concentrations) then the calculation of the Weighted-Average Percentage Basis Discount on such BMS Combined Product shall be performed on each such form of the BMS Combined Product sold in the relevant country separately, and the lowest calculated Weighted-Average Percentage Basis Discount shall prevail.

For example, assume BMS also sold a more concentrated vialed form of Nivolumab in Japan than the form of Nivolumab that, in the previous example, had a Weighted-Average Percentage Basis Discount of 20%.

BMS would perform the calculation above again for such more concentrated vialed form. If the result of such calculation were 23% for the more concentrated vialed form, then final Weighted-Average Percentage Basis Discount for Nivolumab in Japan in the applicable Calendar Quarter would remain 20%. If the result of such calculation were 19% for the more concentrated vialed form, then the final Weighted-Average Percentage Basis Discount for Nivolumab in Japan in the applicable Calendar Quarter would be 19%.

Weighted-Average Percentage Basis Discount Calculation for Licensed Product

For purposes of the following examples, assume that the FPA008 Product is sold in only one form and concentration in Japan, is packaged in vials, and the gross selling price of one vial of the FPA008 Product is $2500 in Japan, before any discounts.

Assume the calculations above produced a final Weighted-Average Percentage Basis Discount for Nivolumab of 20%.

BMS sells 40,000 vials of the FPA008 Product in Japan in the applicable Calendar Quarter. If no discounts were applied, the total gross selling price in such Calendar Quarter in Japan would be $100 million.

When BMS makes permitted deductions under clauses (c), (d) and (e) of the definition of “Net Sales,” the maximum amount that would be permitted to be deducted for discounts granted, allowed, or incurred, with respect to sales of the FPA008 Product in Japan in the applicable Calendar Quarter, equals:

$100 million x 20% = $20 million

For example, if BMS actually granted, allowed, or incurred $30 million in discounts on the FPA008 Product sold in Japan for the relevant Calendar Quarter, BMS shall not deduct $30 million for such discounts, but may deduct the $20 million as calculated above. If BMS actually granted, allowed, or incurred $10 million in discounts on the FPA008 Product sold in Japan for the relevant Calendar Quarter, then BMS may deduct the $10 million for such discounts.

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Confidential

Exhibit I: Potential Countries

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Confidential

Schedule 4.3(k): Five Prime Responsibilities for Current Combination Trial

(i)packaging and labeling the vials provided by BMS of any Licensed Product or BMS Pipeline Asset for use in the performance of the Current Combination Trial, and (C) providing the relevant Working Group designated by the JDC on a monthly basis with a clinical drug supply forecast for the applicable Licensed Product or BMS Pipeline Asset that includes a strategy for drug supply overages, drug supply quantity and required delivery dates;

(ii)with the cooperation of BMS, compiling, amending and filing all necessary Regulatory Materials for the Current Combination Trial with Regulatory Authority(ies), maintaining and acting as the sponsor of record as provided in 21 CFR 312.50 (and applicable comparable ex-US laws) with responsibility, unless otherwise delegated in accordance with 21 CFR 312.52 (and applicable comparable ex-US laws), for the Current Combination Trial and making all required submissions to Regulatory Authorities related thereto on a timely basis;

(iii)with BMS cooperation, and subject to the provisions of Article 9, listing any activities that are required to be listed on a public database on www.clinicaltrials.gov or other public registry in any country in which the Current Combination Trial is being conducted in accordance with applicable Law and in accordance with BMS’s internal policies relating to clinical trial registration;

(iv)drafting and providing to BMS (through the JDC or relevant Working Group) for its review, each protocol and investigator’s brochure(s) (if distinct from the investigator’s brochure(s) already being used under the Development Plan) for the Current Combination Trial, and the related template ICF, template clinical site agreement, bioanalysis plan and statistical analysis plan, and any amendments to each of the foregoing;

(v)coordinating with BMS and providing to the JDC (or the relevant Working Group) five (5) Business Days in advance of submission, drafts of any Regulatory Materials, or portions thereof, that relate to a Licensed Product or Nivolumab, for review and approval, and providing BMS with the opportunity to review and comment on all other written correspondence with a Regulatory Authority relating to the Current Combination Trial, to the extent such correspondence relates to a Licensed Product or Nivolumab, and to approve such written correspondence;

(vi)managing the operations of the Current Combination Trial, including overseeing compliance by any CRO with the terms of its agreement with Five Prime relating to the Current Combination Trial;

(vii)providing to BMS a list of all proposed clinical trial sites and principal investigator(s) for the Current Combination Trial;

(viii)providing BMS with copies of each final site template ICF (if requested by BMS);

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(ix)providing BMS with minutes from any and all external drug safety monitoring boards for the Current Combination Trial, if applicable, within two (2) Business Days (or as soon as practicable) after receipt by Five Prime;

(x)providing BMS with updates on the status of the Current Combination Trial upon BMS’s reasonable request, including information regarding the number and status of study sites, the number of screened subjects (actual to target), the number of randomized subjects (actual to target), the number of dosed, ongoing, discontinued and completed subjects, and any safety updates as contemplated by the JDC and/or routinely performed by Five Prime in its normal course of trial management and reporting;

(xi)providing BMS with access to all safety information (including any updates to the investigator’s brochure for the Licensed Product) in the safety databases through the provision of case safety reports and listings related to the Licensed Product or a BMS Pipeline Asset during the Current Combination Trial in accordance with the Pharmacovigilance Agreement;

(xii)analyzing the data from the Current Combination Trial in a timely fashion and providing BMS with access to such data as follows:

(1)pursuant to an appropriate timetable determined by the JDC: (A) sharing with BMS for review and comment drafts of interim and/ or final clinical trial reports (and/or statistical analyses in accordance with the statistical analysis plan) from the Current Combination Trial and (B) providing the raw study data in electronic or other agreed format;

(2)within ten (10) Business Days after database lock, access to safety databases that will be used for an interim review by an external consultant (or drug safety monitoring board, if required) to be agreed upon by the Parties;

(3)within ten (10) Business Days after database lock, access to case report forms or patient profiles for all patients in the Current Combination Trial;

(4)within sixty (60) days of the creation of a clean database for the Current Combination Trial, copies of the Form 1572s, financial disclosures and other relevant documents required to meet regulatory requirements related to the Current Combination Trial (including any data or documents that may be required to provide safety information to a Regulatory Authority with respect to a BMS Pipeline Asset);

(5)within five (5) Business Days of the creation of an electronic clean database for the Current Combination Trial, an electronic copy of the clean database (it being understood that the form and format of the clean database must be reasonably acceptable to both Parties and shall be determined by the JDC); and

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(6)providing BMS with any programs or SAS codes to be used for the statistical analysis plan for the Current Combination Trial;

(xiii)obtaining supplies of any co-medications, to the extent any such co-medications are required for use in the Current Combination Trial, and providing to BMS any information related to the Current Combination Trial that is provided to the manufacturer of any co-medication within five (5) Business Days after the provision of the information to the manufacturer;

(xiv)providing BMS with any relevant information regarding the pharmacokinetics, efficacy and safety of a BMS Pipeline Asset alone or in combination with a Licensed Product; and

(xv)such other responsibilities as may be agreed to by the Parties.

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Schedule 5.1: Inventory Allocation

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Confidential

Schedule 5.2: Planned Costs for FPA008 Manufacture

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